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                               OLYMPIC STEEL, INC.

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF DECEMBER 30, 2002

                                 COMERICA BANK,
                             AS ADMINISTRATIVE AGENT

                                FIFTH THIRD BANK,
                            AS CASH MANAGEMENT AGENT

                           STANDARD FEDERAL BANK N.A.,
                              AS SYNDICATION AGENT


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1.   DEFINITIONS..................................................................................................1
     1.1      CERTAIN DEFINED TERMS...............................................................................1

2.   REVOLVING CREDIT............................................................................................27
     2.1      COMMITMENT.........................................................................................27
     2.2      ACCRUAL OF INTEREST AND MATURITY; EVIDENCE OF OBLIGATIONS..........................................27
     2.3      REQUESTS FOR AND REFUNDINGS AND CONVERSIONS OF ADVANCES............................................28
     2.4      DISBURSEMENT OF ADVANCES...........................................................................30
     2.5      SWING LINE ADVANCES................................................................................32
     2.6      PRIME-BASED INTEREST PAYMENTS......................................................................37
     2.7      EUROCURRENCY-BASED INTEREST PAYMENTS...............................................................37
     2.8      INTEREST PAYMENTS ON CONVERSIONS...................................................................37
     2.9      INTEREST ON DEFAULT................................................................................37
     2.10     OPTIONAL PREPAYMENTS...............................................................................38
     2.11     PRIME-BASED ADVANCE IN ABSENCE OF ELECTION OR UPON DEFAULT.........................................38
     2.12     REVOLVING CREDIT COMMITMENT FEE....................................................................38
     2.13     MANDATORY  REPAYMENT OF REVOLVING  CREDIT  ADVANCES AND  REDUCTIONS OF THE REVOLVING  CREDIT
              AGGREGATE COMMITMENT...............................................................................39
     2.14     OPTIONAL REDUCTION OR TERMINATION OF REVOLVING CREDIT AGGREGATE COMMITMENT.........................40
     2.15     USE OF PROCEEDS OF ADVANCES........................................................................41
     2.16     EXTENSIONS OF REVOLVING CREDIT MATURITY DATE.......................................................41

3.   STANDBY LETTERS OF CREDIT...................................................................................42
     3.1      STANDBY LETTERS OF CREDIT..........................................................................42
     3.2      CONDITIONS TO ISSUANCE.............................................................................42
     3.3      NOTICE.............................................................................................44
     3.4      STANDBY LETTER OF CREDIT FEES......................................................................44
     3.5      OTHER FEES.........................................................................................45
     3.6      DRAWINGS AND DEMANDS FOR PAYMENT UNDER STANDBY LETTERS OF CREDIT...................................45
     3.7      OBLIGATIONS IRREVOCABLE............................................................................47
     3.8      RISK UNDER STANDBY LETTERS OF CREDIT...............................................................48
     3.9      INDEMNIFICATION....................................................................................49
     3.10     RIGHT OF REIMBURSEMENT.............................................................................50

4.   TERM LOANS..................................................................................................50
     4.1      TERM LOANS.........................................................................................50
     4.2      ACCRUAL OF INTEREST AND MATURITY; EVIDENCE OF OBLIGATIONS..........................................50
     4.3      REPAYMENT OF PRINCIPAL.............................................................................51
     4.4      TERM LOAN RATE REQUESTS; REFUNDINGS AND CONVERSIONS OF ADVANCES OF TERM LOANS......................52
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     4.5      PRIME-BASED ADVANCE IN ABSENCE OF ELECTION OR UPON DEFAULT.........................................53
     4.6      PRIME-BASED INTEREST PAYMENTS......................................................................53
     4.7      EUROCURRENCY-BASED INTEREST PAYMENTS...............................................................53
     4.8      INTEREST PAYMENTS ON CONVERSIONS...................................................................53
     4.9      INTEREST ON DEFAULT................................................................................54
     4.10     OPTIONAL PREPAYMENT OF TERM LOANS..................................................................54
     4.11     MANDATORY PREPAYMENT OF TERM LOANS.................................................................54
     4.12     USE OF PROCEEDS....................................................................................56
     4.13     EXTENSION OF MATURITY DATE FOR TERM LOANS..........................................................56

5.   CONDITIONS..................................................................................................56
     5.1      EXECUTION OF NOTES AND THIS AGREEMENT..............................................................56
     5.2      CORPORATE AUTHORITY................................................................................57
     5.3      COLLATERAL DOCUMENTS, GUARANTIES AND OTHER LOAN DOCUMENTS..........................................57
     5.4      EXISTING CREDIT FACILITIES.........................................................................59
     5.5      INSURANCE..........................................................................................59
     5.6      COMPLIANCE WITH CERTAIN DOCUMENTS AND AGREEMENTS...................................................59
     5.7      OPINION OF COUNSEL.................................................................................59
     5.8      COMPANY'S CERTIFICATE..............................................................................59
     5.9      PAYMENT OF FEES....................................................................................60
     5.10     FINANCIAL STATEMENTS...............................................................................60
     5.11     CONTINUING CONDITIONS..............................................................................60

6.   REPRESENTATIONS AND WARRANTIES..............................................................................60
     6.1      CORPORATE AUTHORITY................................................................................60
     6.2      DUE AUTHORIZATION - COMPANY........................................................................61
     6.3      DUE AUTHORIZATION - GUARANTORS.....................................................................61
     6.4      GOOD TITLE, NO LIENS...............................................................................61
     6.5      TAXES..............................................................................................61
     6.6      NO DEFAULTS........................................................................................61
     6.7      ENFORCEABILITY OF AGREEMENT AND LOAN DOCUMENTS -- COMPANY..........................................62
     6.8      ENFORCEABILITY OF LOAN DOCUMENTS -- GUARANTORS.....................................................62
     6.9      COMPLIANCE WITH LAWS...............................................................................62
     6.10     NON-CONTRAVENTION -- COMPANY.......................................................................62
     6.11     NON-CONTRAVENTION -- GUARANTORS....................................................................62
     6.12     NO LITIGATION......................................................................................63
     6.13     CONSENTS, APPROVALS AND FILINGS, ETC...............................................................63
     6.14     AGREEMENTS AFFECTING FINANCIAL CONDITION...........................................................63
     6.15     NO INVESTMENT COMPANY OR MARGIN STOCK..............................................................63
     6.16     ERISA..............................................................................................64
     6.17     CONDITIONS AFFECTING BUSINESS OR PROPERTIES........................................................64
     6.18     ENVIRONMENTAL AND SAFETY MATTERS...................................................................64
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     6.19     SUBSIDIARIES.......................................................................................65
     6.20     ACCURACY OF INFORMATION............................................................................65
     6.21     LABOR RELATIONS....................................................................................65
     6.22     EXISTING DEBT......................................................................................66
     6.23     SOLVENCY...........................................................................................66
     6.24     CAPITALIZATION.....................................................................................66

7.   AFFIRMATIVE COVENANTS.......................................................................................67
     7.1      FINANCIAL STATEMENTS...............................................................................67
     7.2      CERTIFICATES; OTHER INFORMATION....................................................................67
     7.3      PAYMENT OF OBLIGATIONS.............................................................................68
     7.4      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE; COMPLIANCE WITH LAWS.............................68
     7.5      MAINTENANCE OF PROPERTY; INSURANCE.................................................................69
     7.6      INSPECTION OF PROPERTY; BOOKS AND RECORDS, DISCUSSIONS.............................................69
     7.7      NOTICES.  PROMPTLY GIVE NOTICE TO THE AGENT OF:....................................................70
     7.8      HAZARDOUS MATERIAL LAWS............................................................................71
     7.9      CONSOLIDATED DEBT SERVICE COVERAGE RATIO...........................................................71
     7.10     MAINTAIN LEVERAGE RATIO............................................................................71
     7.11     GOVERNMENTAL AND OTHER APPROVALS...................................................................71
     7.12     COMPLIANCE WITH ERISA..............................................................................71
     7.13     ERISA NOTICES......................................................................................72
     7.14     SECURITY; DEFENSE OF COLLATERAL....................................................................72
     7.15     APPRAISAL REQUIREMENTS.............................................................................72
     7.16     USE OF PROCEEDS....................................................................................73
     7.17     FUTURE SUBSIDIARIES; ADDITIONAL COLLATERAL.........................................................73
     7.18     FURTHER ASSURANCES.................................................................................73
     7.19     AVAILABILITY.......................................................................................74
     7.20     DEPOSITORY ACCOUNTS................................................................................74

8.   NEGATIVE COVENANTS..........................................................................................74
     8.1      LIMITATION ON DEBT.................................................................................74
     8.2      LIMITATION ON LIENS................................................................................75
     8.3      LIMITATION ON GUARANTEE OBLIGATIONS................................................................76
     8.4      LIMITATION ON MERGERS, OTHER FUNDAMENTAL CHANGES OR SALE OF ASSETS.................................76
     8.5      RESTRICTED PAYMENTS................................................................................77
     8.6      LIMITATION ON CAPITAL EXPENDITURES.................................................................78
     8.7      LIMITATION ON INVESTMENTS, LOANS AND ADVANCES......................................................78
     8.8      TRANSACTIONS WITH AFFILIATES.......................................................................79
     8.9      SALE AND LEASEBACK.................................................................................79
     8.10     LIMITATION ON NEGATIVE PLEDGE CLAUSES..............................................................80
     8.11     PREPAYMENT OF DEBTS................................................................................80
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     8.12     AMENDMENT OF SUBORDINATED DEBT DOCUMENTS...........................................................80
     8.13     MODIFICATION OF CERTAIN AGREEMENTS.................................................................80
     8.14     FISCAL YEAR........................................................................................80
     8.15     INVENTORY VALUATION METHOD.........................................................................81

9.   DEFAULTS ...................................................................................................81
     9.1      EVENTS OF DEFAULT..................................................................................81
     9.2      EXERCISE OF REMEDIES...............................................................................83
     9.3      RIGHTS CUMULATIVE..................................................................................84
     9.4      WAIVER BY COMPANY OF CERTAIN LAWS..................................................................84
     9.5      WAIVER OF DEFAULTS.................................................................................84
     9.6      SET OFF............................................................................................84

10.  PAYMENTS, RECOVERIES AND COLLECTIONS; MARGIN ADJUSTMENTS....................................................85
     10.1     PAYMENT PROCEDURE..................................................................................85
     10.2     APPLICATION OF PROCEEDS OF COLLATERAL..............................................................86
     10.3     PRO-RATA RECOVERY..................................................................................87
     10.4     MARGIN ADJUSTMENTS.................................................................................87

11.  CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS............................................................88
     11.1     REIMBURSEMENT OF PREPAYMENT COSTS..................................................................88
     11.2     EUROCURRENCY LENDING OFFICE........................................................................88
     11.3     CIRCUMSTANCES AFFECTING EUROCURRENCY-BASED RATE AVAILABILITY.......................................89
     11.4     LAWS AFFECTING EUROCURRENCY-BASED ADVANCE AVAILABILITY.............................................89
     11.5     INCREASED COST OF EUROCURRENCY-BASED ADVANCES......................................................89
     11.6     CAPITAL ADEQUACY AND OTHER INCREASED COSTS.........................................................90
     11.7     SUBSTITUTION OF BANKS..............................................................................91
     11.8     RIGHT OF BANKS TO FUND THROUGH BRANCHES AND AFFILIATES.............................................92
     11.9     DUTY TO MITIGATE...................................................................................92

12.  AGENT.......................................................................................................92
     12.1     APPOINTMENT OF AGENT...............................................................................92
     12.2     DEPOSIT ACCOUNT WITH AGENT.........................................................................93
     12.3     SCOPE OF AGENT'S DUTIES............................................................................93
     12.4     SUCCESSOR AGENT....................................................................................93
     12.5     CREDIT DECISIONS...................................................................................94
     12.6     AUTHORITY OF AGENT TO ENFORCE THIS AGREEMENT.......................................................94
     12.7     INDEMNIFICATION OF AGENT...........................................................................95
     12.8     KNOWLEDGE OF DEFAULT...............................................................................95
     12.9     AGENT'S AUTHORIZATION; ACTION BY BANKS.............................................................95
     12.10    ENFORCEMENT ACTIONS BY THE AGENT...................................................................96
     12.11    COLLATERAL MATTERS.................................................................................96
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     12.12    AGENT IN ITS INDIVIDUAL CAPACITIES.................................................................97
     12.13    AGENT'S FEES.......................................................................................97
     12.14    CO-AGENT OR OTHER TITLES...........................................................................97

13.  MISCELLANEOUS...............................................................................................97
     13.1     ACCOUNTING PRINCIPLES..............................................................................97
     13.2     CONSENT TO JURISDICTION............................................................................97
     13.3     LAW OF MICHIGAN....................................................................................98
     13.4     INTEREST...........................................................................................98
     13.5     CLOSING COSTS AND OTHER COSTS; INDEMNIFICATION.....................................................98
     13.6     NOTICES............................................................................................99
     13.7     FURTHER ACTION....................................................................................100
     13.8     SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS...............................................100
     13.9     COUNTERPARTS......................................................................................103
     13.10    AMENDMENT AND WAIVER..............................................................................103
     13.11    CONFIDENTIALITY...................................................................................104
     13.12    WITHHOLDING TAXES.................................................................................105
     13.13    TAXES AND FEES....................................................................................105
     13.14    WAIVER OF JURY TRIAL..............................................................................106
     13.15    COMPLETE AGREEMENT; CONFLICTS.....................................................................106
     13.16    SEVERABILITY......................................................................................106
     13.17    TABLE OF CONTENTS AND HEADINGS....................................................................106
     13.18    CONSTRUCTION OF CERTAIN PROVISIONS................................................................106
     13.19    INDEPENDENCE OF COVENANTS.........................................................................107
     13.20    RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS....................................................107
     13.21    AMENDMENT AND RESTATEMENT.........................................................................107
     13.22    DECEMBER 31, 2002...................................................................................1

14.  NATIONAL CITY COMMERCIAL FINANCE, INC........................................................................2
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SCHEDULES

         Schedule 1.1                       Pricing Matrix
         Schedule 1.2                       Percentages and Allocations
         Schedule 1.3                       Subsidiaries which are not required to be Guarantors
         Schedule 1.4                       Real Property Owned by Company or a Subsidiary which is
                                            not Required to be Subject to a Mortgage in Favor of Agent
                                            for the Benefit of the Lenders
         Schedule 1.5                       Security Agreements
         Schedule 1.6                       Minimum Amounts for Advances, Refundings,
                                            Conversions and Paydowns
         Schedule 5.2                       List of Jurisdictions in which Company and/or  Subsidiaries do material business
         Schedule 5.3(b)                    Description of Property to be mortgaged
         Schedule 5.3(c)                    Description of Leased Property
         Schedule 5.3(e)                    List of Jurisdictions in which to file financing statements
         Schedule 5.3(f)                    Existing Lockbox Arrangements
         Schedule 6.1                       Exceptions to Foreign Corporation Qualifications
         Schedule 6.9                       Compliance with Laws
         Schedule 6.12                      Litigation
         Schedule 6.14                      Agreements Affecting Financial Condition
         Schedule 6.16                      Employee Pension Benefit Plans
         Schedule 6.18                      Environmental Matters
         Schedule 6.19                      Subsidiaries
         Schedule 6.20                      Contingent Obligations
         Schedule 6.21                      Labor Relations
         Schedule 6.24                      Capitalization
         Schedule 7.15                      Appraisal Requirements
         Schedule 7.17                      Real Estate Requirements
         Schedule 8.1(b)                    Existing Funded Debt
         Schedule 8.2                       Permitted Liens
         Schedule 8.3                       Existing Guaranties
         Schedule 8.7                       Existing Investments
         Schedule 8.8                       Transactions with Affiliates
         Schedule 8.10                      Negative Pledges
         Schedule 13.6                      Notices

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EXHIBITS

         A        FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE
         B        FORM OF REVOLVING CREDIT NOTE
         C        FORM OF SWING LINE NOTE
         D        FORM OF REQUEST FOR SWING LINE ADVANCE
         E        FORM OF SWING LINE BANK PARTICIPATION CERTIFICATE
         F        FORM OF NOTICE OF LETTERS OF CREDIT
         G        FORM OF BORROWING BASE CERTIFICATE
         H        NCCF INDEMNITY LETTER
         I        FORM OF ASSIGNMENT AGREEMENT
         J        FORM OF GUARANTY
         K        [RESERVED]
         L        FORM OF INTERCOMPANY NOTE
         M        FORM OF COVENANT COMPLIANCE REPORT
         N        [RESERVED]
         O-1      FORM OF TERM LOAN A NOTE
         O-2      FORM OF TERM LOAN B NOTE
         P        FORM OF TERM LOAN RATE REQUEST

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                      AMENDED AND RESTATED CREDIT AGREEMENT

     This Amended and Restated Credit Agreement ("Agreement") is dated as of December 30, 2002, by and among the financial institutions from time to time signatory hereto (individually a "Bank," and any and all such financial institutions collectively the "Banks"), Comerica Bank, as administrative agent for the Banks (in such capacity, "Agent"), and Olympic Steel, Inc., an Ohio corporation (the "Company").

                                    RECITALS:

     A. Company, the Prior Lenders (as defined below), the Guarantors (as defined below) and the Prior Agents (as defined below) entered into that certain Credit and Security Agreement dated June 28, 2001 (as may be amended, the "Prior Credit Agreement"), pursuant to which the Prior Lenders agreed to extend certain facilities to Company.

     B. The Prior Agents have resigned as such under the Prior Credit Agreement, Comerica Bank has been appointed successor Administrative Agent under the Prior Credit Agreement and the Prior Lenders have assigned to Comerica Bank their respective interests under the Prior Credit Agreement.

     C. Company, Guarantors, the Banks and the Agent have agreed to enter into this Agreement, the Security Agreement (as defined below) identified as item (S) on Schedule 1.5 annexed hereto and the Guaranty (as defined below) in order to
(i) amend and restate the Prior Credit Agreement, (ii) re-evidence the Obligations (as defined in the Prior Credit Agreement) which shall be payable in accordance with the terms of this Agreement and (iii) set forth the terms and conditions under which the Banks will, from time to time, make loans or extend credit to or for the benefit of Company.

     D. Comerica Bank has agreed to act as administrative agent and collateral agent for the Banks hereunder.

     E. It is not the intention of the parties to this Agreement that this Agreement constitute a novation. From and after the Effective Date, the Prior Credit Agreement shall be amended and restated by this Agreement, the Security Agreements and the Guaranty, and all references herein to "hereunder", "hereof" and "herein" or words if like import shall mean and be a reference to the Prior Credit Agreement as amended and restated hereby and by the Security Agreements and the Guaranty.

     NOW THEREFORE, in consideration of the covenants contained herein, the Company, the Banks, and the Agent agree that the Prior Credit Agreement is amended and restated as follows:

1.   DEFINITIONS

     1.1 Certain Defined Terms. For the purposes of this Agreement the following terms will have the following meanings:


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     "Account(s)" shall mean any account or account receivable as defined under the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.

     "Account Debtor" shall mean the party who is obligated on or under any Account.

     "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be the Company or a Guarantor) as named in an application to the Agent for the issuance of such Letter of Credit.

     "Administrative Agent", as such term is used in any Loan Document, shall mean the Agent.

     "Advance(s)" shall mean, as the context may indicate, a borrowing requested by the Company and made by the Revolving Credit Banks under Section 2.1 hereof, the Term Loan A Banks under Section 4.1(a) hereof, the Term Loan B Banks under
Section 4.1(b) hereof, or the Swing Line Bank under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3, 2.5 or 4.4 hereof, and any advance deemed to have been made in respect of a Letter of Credit under Section 3.6(a) hereof, and shall include, as applicable, a Eurocurrency-based Advance and a Prime-based Advance.

     "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to Affiliates of the Company.

     "Agent" shall mean Comerica Bank, in its capacity as agent for the Banks hereunder, or any successor agent appointed in accordance with Section 12.4 hereof.

     "Agent's Correspondent" shall mean for Advances in eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States).

     "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

     "Amended and Restated Security Agreement" shall mean the Security Agreement described as item (S) on Schedule 1.5.

     "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

     "Applicable Interest Rate" shall mean (i) in respect of Revolving Credit Advances and the Term Loans, the Eurocurrency-based Rate and the Prime-based Rate; and (ii) in respect of Swing Line Advances, the Prime-based Rate; in each case, as selected by Company from time to time subject to the terms and conditions of this Agreement.

     "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

     "Applicable Measuring Period" shall mean (i) if the date of determination is March 31, 2003, the three month period ending on such date, (ii) if the date of determination is June 30, 2003, the six month period ending on such date,
(iii) if the date of determination is September 30, 2003, the nine month period ending on such date and (iv) if the date of determination is December 31, 2003 or thereafter, the twelve month period ending on such date.

     "Asset Sale" shall mean the sale, transfer or other disposition by the Company or any Subsidiary of any tangible asset (other than stock or other ownership interests of any Subsidiary) to any Person (other than to the Company or any Subsidiary), other than sales, transfers or other dispositions of inventory in the ordinary course of business and sales of assets or other dispositions of assets that have been damaged, become obsolete, worn out or are no longer useable or useful in the conduct of Company's or such Subsidiary's business.

     "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit I hereto.

     "Availability" shall mean as of any date of determination thereof, the lesser of (i) the aggregate Revolving Credit Commitment or (ii) the Borrowing Base then in effect less in either case, the sum of (a) the outstanding principal amount of the Revolving Advances and the Swing Line Advances as of such date, plus (b) the Letter of Credit Obligations as of such date.

     "Bankruptcy Code" shall mean Title 11 of the United States Code and the rules promulgated thereunder.

     "Banks" shall mean Comerica Bank and such other financial institutions from time to time parties hereto as lenders and shall include the Revolving Credit Banks, the Term Loan A Banks, the Term Loan B Banks and the Swing Line Bank and any assignee which becomes a Bank pursuant to Section 13.8 hereof.

     "Borrowing Base" shall mean, as of any date of determination thereof, an amount equal to the sum of:

     (i) eighty five percent (85%) of Eligible Accounts, minus the aggregate amount of any reserves established by Agent, in the exercise of its commercially reasonable judgment, against Eligible Accounts, plus

     (ii) the lesser of:

          (A) the sum of:

                   (1) fifty percent (50%) of Eligible Inventory which is less than one (1) year old, and

                   (2) the lesser of (a) twenty five percent (25%) of Eligible
                       Inventory which is one (1) year or older or (b) Three Million Dollars ($3,000,000),

                   minus, the aggregate amount of any reserves established by Agent, in the exercise of its commercially reasonable judgment, against Eligible Inventory;

          and

          (B)      Fifty Million Dollars ($50,000,000);

     minus

     (iii) the aggregate amount of any other reserves established by Agent in the exercise of its commercially reasonable judgment.

provided that Agent, in the exercise of its commercially reasonable judgment may upon written notice to Company and Banks (a) increase or decrease reserves against Eligible Accounts and Eligible Inventory or (b) reduce the advance rates provided in this definition, or (c) restore such advance rates to any level equal to or below the advance rates in effect as of the date hereof,

     "Borrowing Base Certificate" shall mean a borrowing base certificate, substantially in the form of Exhibit G, with appropriate insertions and executed by a Responsible Officer.

     "Borrowing Base Obligors" shall mean Company and each Subsidiary of Company which becomes a Guarantor pursuant to and in accordance with the provisions of this Agreement.

     "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, Michigan, and if related to a determination of the Eurocurrency-based Rate or to a Eurocurrency-based Advance, a day on which commercial banks are open in the relevant interbank market for eurodollar transactions.

     "Capital Expenditures" shall mean, for any period, with respect to any Person, the aggregate of all expenditures paid or payable by such Person and its Subsidiaries during such period for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment, plant and property that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

     "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

     "Change of Control" shall mean from and after the Effective Date, (i) the ceasing of the Company to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or control of (a) one hundred percent (100%) (on a fully-diluted basis, disregarding any director qualifying share ownership) of the combined voting power of the then outstanding membership interest or stock of the Guarantors (other than Olympic Steel Iowa, Inc.), Olympic Steel Receivables, Inc. and Olympic Steel Trading, Inc. (or any successor, by operation of law or otherwise, or assignee thereof) entitled to vote generally in the election of directors or managers thereof and (b) ninety nine percent (99%) (on a fully-diluted basis, disregarding any director qualifying share ownership) of the combined voting power of the then outstanding membership interests or stock (or any successor, by operating of law or otherwise, or assign thereof) entitled to vote generally in the election of directors or managers of Olympic Steel Receivables L.L.C., or (ii) the ceasing of Olympic Steel Minneapolis, Inc. to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or control of one hundred percent (100%) (on a fully-diluted basis, disregarding any director qualifying share ownership) of the combined voting power of the then outstanding stock of Olympic Steel Iowa, Inc. (or any successor, by operation of law or otherwise, or assign thereof) entitled to vote generally in the election of directors or managers of Olympic Steel Iowa, Inc. or (iii) individuals who constitute the board of directors of the Company (the "Incumbent Board") as of the Effective Date shall cease to constitute for any reason at least a majority of the Board of Directors of the Company at any time; provided, however, that any Person becoming a director subsequent to the date hereof whose election (or nomination for election) was approved by a vote of at least 66 2/3% of the directors comprising the Incumbent Board shall be considered for purposes hereof as though such Person was a member of the Incumbent Board (and the former member of the Incumbent board who has been replaced thereby shall thereupon no longer be considered to be a member of the Incumbent Board).

     "Closing Date", as such term is used in any Loan Document, shall mean the "Closing Date" as defined in the Prior Credit Agreement.

     "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Banks is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Obligations, but which shall exclude the Minneapolis Slitter and the machinery, equipment and fixtures located (as of the Effective Date) on the real property commonly known as 1599 Nitterhouse Dr., Chambersburg, Pennsylvania.

     "Collateral Access Agreement" shall mean an agreement in form and substance reasonably satisfactory to the Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by a Borrowing Base Obligor, that acknowledges the Liens under the Collateral Documents and subordinates or waives any Liens held by such Person on such property and, in the case of any such agreement with a mortgagee or lessor, permits the Agent reasonable access to and the use of such real property during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

     "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Mortgages, and all of the other acknowledgments, certificates, stock powers, financing statements, instruments and other security documents executed by Company or any Subsidiary in favor of the Agent for the benefit of the Banks and delivered to the Agent, as security for the Obligations, in each case as of the Effective Date or, from time to time, subsequent thereto, in connection with such collateral documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

     "Comerica Bank" shall mean Comerica Bank, a Michigan banking corporation, its successors or assigns.

     "Commitment" shall mean the Revolving Credit Aggregate Commitment.

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or which is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Internal Revenue Code.

     "Company" is defined in the preamble.

     "Company Pledge Agreement" shall mean the Pledge and Security Agreement-Borrower, dated June 28, 2001 executed and delivered by the Company and National City Commercial Finance, Inc. (predecessor administrative agent to Agent), as agent for the Banks covering all shares or other membership interests issued or to be issued by any domestic Subsidiary of the Company which is required to become a Guarantor hereunder, as amended, restated, supplemented or replaced from time to time.

     "Consolidated" (or "consolidated") or "Consolidating" (or "consolidating") shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, "Consolidated" and "Consolidating" shall refer to Company and its Subsidiaries (including Company), determined on a Consolidated or Consolidating basis, as the case may be.

     "Consolidated Debt Service Coverage Ratio" shall mean as of any date of determination the ratio of (a) Consolidated Pre-Tax Income for the Applicable Measuring Period ending on such date of determination, plus to the extent deducted in determining Consolidated Pre-Tax Income, Consolidated Interest Expense for such period and depreciation and amortization for such period, income tax refunds received in cash during such period and other non-cash items acceptable to Agent, less cash (non-financed) Capital Expenditures of Company and its Consolidated Subsidiaries made or paid during such period and income taxes paid in cash by Company and its Consolidated Subsidiaries during such period to (b) all scheduled interest and principal payable during such period with respect to Consolidated Funded Debt.

     "Consolidated Funded Debt" shall mean at any date, the aggregate amount of all Funded Debt of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" shall mean for any period total cash interest expense (including that attributable to Capitalized Leases) of Company and its Consolidated Subsidiaries for such period plus, without duplication, capitalized interest expense for such period.

     "Consolidated Leverage Ratio" shall mean as of any date of determination the ratio of (a) Consolidated Total Liabilities as of such date to (b) Consolidated Tangible Net Worth as of such date.

     "Consolidated Pre-Tax Income" shall mean for any period, the consolidated pre-tax income (or loss) of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be included therein (a) the income (or deficit) of OLP LLC and G.S.P. LLC and (b) the income (or deficit) of any Person that is or was a Subsidiary or operating division of the Company or any Subsidiary accrued prior to the date it is merged into or consolidated with the Company or any of its Subsidiaries and further provided that, except as expressly included by this definition, there shall be excluded therefrom (i) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries, (ii) the income (or deficit) of any Person (other than a Subsidiary of Company) in which Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Company or its Subsidiary in the form of dividends or similar distributions and (iii) the undistributed earnings of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

     "Consolidated Tangible Net Worth" shall mean as of any date of determination the sum of (a) all amounts that would be included under stockholders' equity on a Consolidated balance sheet of Company and its Consolidated Subsidiaries, less goodwill and other intangible assets plus (b) the outstanding principal amount of Subordinated Debt as of such date, all as determined in accordance with GAAP.

     "Consolidated Total Liabilities" shall mean (i) all obligations of Company and its Subsidiaries to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property to the extent required to be recorded as a liability in accordance with GAAP (other than inventory purchased in the ordinary course of business unless evidenced by a note payable); and (ii) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of Company and its Subsidiaries as of the date Consolidated Total Liabilities is to be determined.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Covenant Compliance Report" shall mean the report to be furnished by the Company to the Agent pursuant to Section 7.2(a) hereof, in the form attached hereto Exhibit M and certified by a Responsible Officer, which report shall include, among other things, detailed calculations and the resultant ratios or financial tests with respect to the financial covenants contained in Sections 7.9 and 7.10 and 8.7 of this Agreement, accompanied by such other supplemental or supporting information as may be reasonably requested by Agent or Majority Banks.

     "De Minimis Matters" shall mean any suits, actions, proceedings, investigations, or other matters, the existence of which and any liability which may result therefrom, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     "Debt" shall mean as to any Person, without duplication (a) all Funded Debt of a Person, (b) all Guarantee Obligations of such Person, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all indebtedness of such Person arising in connection with any interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by such Person and (e) any obligations in respect of phantom stock or comparable employee incentive plans which would be classified as liabilities on the balance sheet of a Person, but shall exclude obligations of Company and/or any Subsidiary under any Deferred Inventory Purchase Program.

     "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

     "Defaulting Bank" is defined in Section 2.4(c).

     "Default Rate" shall mean the per annum rate of interest imposed by the requisite Banks under Section 2.9 or 4.9 hereof.

     "Deferred Inventory Purchase Program" shall mean any program under which the Company and/or any Subsidiary sells its Inventory to a third party and retains a right to repurchase that same Inventory on a consigned basis.

     "Deposit Account Control Agreement" shall mean, with respect to a deposit account maintained at a depository institution, an agreement among Agent, the depository institution and the owner of such deposit account, in form and substance acceptable to Agent in the exercise of its sole, but reasonable, discretion.

     "Designated Hedge Agreement" means any Hedging Transaction entered into between the Company and any Designated Hedge Creditor.

     "Designated Hedge Creditor" shall mean the Bank or Affiliate of a Bank which is a party to a Designated Hedge Agreement.

     "Designated Hedge Obligation" shall mean Debt under Hedging Transactions.

     "Designated Letter of Credit Issuer", as used in any Loan Document, shall mean the Issuing Bank.

     "Distribution" is defined in Section 8.6 hereof.

     "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance.

     "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 5.1 through 5.11 have been satisfied.

     "Eligible Account" shall mean an Account of a Borrowing Base Obligor which has been included in a Borrowing Base Certificate to determine the Borrowing Base, and as to which Account the following is true and accurate as of the time it was utilized to determine the Borrowing Base and as of the time Company has requested a Revolving Credit Advance based in part thereon:

     (a) arose in the ordinary course of such Borrowing Base Obligor's business;

     (b) it is not owing more than ninety (90) days after the date of the invoice evidencing such Account;

     (c) it is not owing by an Account Debtor who has failed to pay twenty five percent (25%) or more of the aggregate amount of its Accounts owing to the applicable Borrowing Base Obligor within ninety (90) days after the date of the respective invoices or other writings evidencing such Accounts;

     (d) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed;

     (e) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Agent and is not evidenced by any instrument or chattel paper;

     (f) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor with respect to any claim on the part of such Account Debtor denying liability thereunder in whole;

     (g) the applicable Borrowing Bank Obligor has granted to the Agent for the benefit of the Banks a perfected security interest in such Account prior in right to all other persons or entities and such Account is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Agent for the benefit of the Banks and Permitted Liens;

     (h) is not an Account owing by the United States or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of

Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Agent's security interest in such Account;

     (i) it is not owing by a Subsidiary or Affiliate of any Borrowing Base Obligor, nor by an Account Debtor which (i) does not maintain its chief executive office in the United States of America, Canada or Puerto Rico, (ii) is not organized under the laws of the United States of America, or any state thereof, Canada or Puerto Rico, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;

     (j) it is not an Account billed in advance, not an Account payable on delivery, not an Account billed in advance for consigned goods (unless such consigned goods are reported on the Company's usage report and not classified as Inventory by Company), not an Account for guaranteed sales, not an Account for unbilled sales, not an Account for progress billings, not an Account payable at a future date (other than being current) in accordance with its terms, not an Account subject to a retainage or holdback by the Account Debtor or not an Account insured by a surety company;

     (k) it is not owing by G.S.P LLC or OLP LLC;

     (l) it is not owing by any Account Debtor whose obligations Agent, acting in its sole, but reasonable, discretion, shall have notified Company are not deemed to constitute Eligible Accounts;

     (m) it is not an Account with respect to which the Account Debtor is the subject of any bankruptcy or other insolvency proceeding unless in the case of a bankruptcy proceeding the Account arose subsequent to the filing of the applicable petition in bankruptcy; and

     (n) it is not an Account arising from the Deferred Inventory Purchase Program.

     An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. An Account which would otherwise qualify as an Eligible Account but which is excluded under clause (f) above because it is subject to an offset, counterclaim or defense on the part of the Account Debtor in part, but not in whole, or to any claim on the part of the Account Debtor denying liability thereunder in part, but not in whole, shall be an Eligible Account only to the extent not subject to such offset, counterclaim, defense or denial of liability and in such case only if the amount of such offset, counterclaim, defense or denial of liability can be determined to Agent's sole but reasonable satisfaction.

     "Eligible Inventory" shall mean Inventory of a Borrowing Base Obligor which has been included in a Borrowing Base Certificate to determine the Borrowing Base and as to which Inventory the following is true and accurate as of the time it was utilized to determine the Borrowing Base and as of the time the Company have requested an Advance based in part thereon:

     (a) such item of Inventory is of merchantable quality for its type and is usable or salable by a Borrowing Base Obligor in the ordinary course of its business (which shall include raw material Inventory and finished goods Inventory, but not work-in-process Inventory);

     (b) the applicable Borrowing Base Obligor has granted to the Agent for the benefit of the Banks a perfected security interest in such item of Inventory prior in right to all other persons or entities and such item of Inventory has not been sold, transferred or otherwise assigned by the applicable Borrowing Base Obligor, to any person other than the Banks;

     (c) such item of Inventory is in the possession and control of the applicable Borrowing Base Obligor and, such item of Inventory is located within the continental United States of America at such location or locations owned by the applicable Borrowing Base Obligor as Company shall have represented in the Loan Documents, relating to Inventory, or, if such facilities are not so owned by a Borrowing Base Obligor, Agent is in possession of a Collateral Access Agreement or other acknowledgement agreement in favor of Agent with respect thereto;

     (d) the value of each item of Inventory utilized to determine the Borrowing Base was determined in accordance with GAAP utilizing specific identification on an actual cost basis subject to the lower of cost or market adjustments;

     (e) such Inventory is not held on a consignment unless (i) such consignments are to Ingersoll Rand Company, Hendricks Manufacturing, Inc., Gradall, The Heil Co. or other consignee approved in writing from time to time by Agent and (ii) Agent is in possession of a Collateral Access Agreement or other acknowledgement agreements in favor of Agent with respect thereto;

     (f) such Inventory was not produced in violation of the Fair Labor Standards Act and is not subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215(a)(i);

     (g) such item of Inventory is not being held for return to the supplier thereof;

     (h) it is not Inventory which, in accordance with the applicable Borrowing Base Obligor's customary business practices, is determined to be unusable due to age, quality, type, category, quantity or otherwise; and

     (i) it is not Inventory which Agent, acting in its sole, but reasonable, discretion, shall have notified Company is not deemed to constitute Eligible Inventory.

     Any inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

     "Environmental Laws", as such term is used in any Loan Document, shall mean Hazardous Material Laws.

     "Equity Interests" means, with respect to any Person, any and all shares, share capital, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

     "Eurocurrency-based Advance" shall mean any Advance which bears interest at the Eurocurrency-based Rate.

     "Eurocurrency-based Rate" shall mean a per annum interest rate which is equal to the sum of (a) the Applicable Margin, plus (b) the quotient of:

          (A) the per annum interest rate at which deposits in the relevant eurocurrency are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

          (B) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on "Eurocurrency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

     "Eurocurrency-Interest Period" shall mean, for any Eurocurrency-based Advance, an interest period of one, two, three or six months (or any lesser or greater number of days agreed to in advance by the Company, Agent and the Banks) as selected by the Company, for such Eurocurrency-based Advance pursuant to
Section 2.3, 2.5 or 4.4 hereof, as the case may be.

     "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company and the Banks and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company and Agent.

     "Event of Default" shall mean each of the Events of Default specified in
Section 9.1 hereof.

     "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

     "Fee Letter" shall mean each fee letter in effect from time to time between Company and the Agent or any Bank hereunder, as amended from time to time.

     "Fees" shall mean the Revolving Credit Commitment Fee, the Letter of Credit Fees and the other fees and charges payable by the Company to the Banks or Agent hereunder.

     "Final Maturity Date" shall mean the last to occur of (i) the Revolving Credit Maturity Date, (ii) the Term Loan A Maturity Date and (iii) the Term Loan B Maturity Date.

     "Funded Debt" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases,
(c) all reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities secured by any liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, in each case determined in accordance with GAAP; provided however that so long as such Person is not personally liable for such liabilities, the amount of such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the lien securing such liability and the amount of the liability secured, and (e) all Guarantee Obligations (excluding the Guarantee Obligations existing on the Effective Date and set forth on Schedule
8.3 hereof) in respect of any liability which constitutes Funded Debt; provided, however that Funded Debt shall not include any interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by such Person prior to the occurrence of a termination event with respect thereto.

     "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied; provided however that in the case of determination of compliance with the financial covenants set forth in Sections 7.9, 7.10 and 8.7, GAAP shall mean such accounting principles as in effect on the Effective Date.

     "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

     "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Company in good faith.

     "Guarantor(s)" shall mean each Subsidiary of the Company, but excluding the Subsidiaries identified on Schedule 1.3 annexed hereto, which is required by the Banks to guarantee the obligations of the Company hereunder and under the other Loan Documents.

     "Guaranty" shall mean that certain guaranty of all outstanding Obligations of the Company, executed and delivered (or to be executed and delivered) by the Guarantors (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty), to the Agent, on behalf of the Banks, in the form annexed hereto as Exhibit J, as amended from time to time.

     "Hazardous Material" shall mean any hazardous or toxic waste, substance or material defined or regulated as such in or for purposes of the Hazardous Material Laws.

     "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and final, written directives issued by any federal, state, local or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) which are applicable to Borrower's or any Subsidiary's operations and which regulate, relate to or impose liability or standards of conduct concerning Hazardous Materials which are regulated for reasons of human health or the environment and which is present or alleged to be present on or about or used in any facilities owned, leased or operated by the Company or any of their respective Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air; any so-called "superfund" or "superlien" law; as now or at any time during the term of the Agreement in effect.

     "Hedging Transaction" means each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Company from time to time; provided that such transaction is entered into for risk management purposes and not for speculative purposes.

     "Hereof", "hereto", "hereunder", "herein" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

     "Increased Costs" is defined in Section 11.6 hereof.

     "Indebtedness", as used in any Loan Document, shall mean the Obligations.

     "Instruments", as used in any Loan Document, shall mean "instruments" as such term is defined in the Uniform Commercial Code.

     "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by the Company to any Subsidiary, or by any Subsidiary to the Company or to any other Subsidiary, provided that each such loan or advance is subordinated in right of payment and priority to the Obligations on terms and conditions satisfactory to Agent and the Majority Banks.

     "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan, and any advance or investment of the Company or any Subsidiary (including without limitation any guaranty of obligations or indebtedness to third parties) to or in another Subsidiary (or by any Subsidiary to the Company).

     "Intercompany Note" shall mean any promissory note issued or to be issued by the Company or any Subsidiary to evidence an Intercompany Loan substantially in the form of Exhibit L.

     "Interest Period" shall mean with respect to a Eurocurrency-based Advance, a Eurocurrency-Interest Period, commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.3 or 4.4 hereof; provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to an Interest Period in respect of a Eurocurrency-based Advance, if the next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period in respect of a Eurocurrency-based Advance begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period in respect of any Advance shall extend beyond the Revolving Credit Maturity Date, the Term Loan A Maturity Date or the Term Loan B Maturity Date, as applicable.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Inventory" shall have the meaning ascribed to such term in the Uniform Commercial Code.

     "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

     "Issuing Bank" shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder, or its successor designated by the Company and the Revolving Credit Banks.

     "Issuing Office" shall mean such office as Issuing Bank shall designate as its Issuing Office.

     "Letter of Credit" shall mean any Standby Letter of Credit and "Letters of Credit" shall mean all of them.

     "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Issuing Bank of an Account Party or Account Parties requesting Issuing Bank to issue such Letter of Credit, as amended from time to time.

     "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Revolving Credit Banks in connection with Letters of Credit pursuant to Section 3.4(a) and (b) hereof.

     "Letter of Credit Maximum Amount" shall mean Fifteen Million Dollars ($15,000,000).

     "Letter of Credit Obligations" shall mean as of any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date and (c) the aggregate amount of Reimbursement Obligations which have not been reimbursed by the Company as of such date.

     "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

     "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, or any other similar type of lien, charge, encumbrance, preferential or priority arrangement, whether based on common law or statute.

     "Loan Documents" shall mean, collectively, this Agreement, the Notes (if issued), the Letter of Credit Agreements, the Letters of Credit, the Guaranty, the Subordination Agreements, the Collateral Documents, any Designated Hedge Agreement, any Deposit Account Control Agreement and any other documents, certificates, instruments or agreements executed or delivered pursuant to or in connection with any such document or this Agreement, as such documents may be amended or otherwise modified from time to time.

     "Loan Parties" shall mean the Company and each Guarantor and "Loan Party" shall mean any one of them, as the context indicates or otherwise requires.

     "Majority Banks" shall mean as of any date of determination: (a) so long as the Revolving Credit Aggregate Commitment is outstanding hereunder, the Banks holding not less than 66-2/3% of the sum of (i) the aggregate principal amount of the Revolving Credit Aggregate Commitment plus (ii) the aggregate principal amount of Obligations then outstanding under the Term Loans and (b) if the Revolving Credit Aggregate Commitment has been terminated, Banks holding not less than 66-2/3% of the aggregate principal amount of Obligations then outstanding hereunder (provided that, for purposes of determining Majority Banks hereunder, Obligations outstanding under the Swing Line or under any Letter of Credit shall be allocated among the Revolving Credit Banks based on their respective Revolving Credit Percentages); provided, however that so long as fewer than three Banks are party to this Agreement, "Majority Banks" shall mean all Banks.

     "Majority Revolving Credit Banks" shall mean as of any date of determination: (a) so long as the Revolving Credit Aggregate Commitment is outstanding hereunder, the Revolving Credit Banks holding not less than 66-2/3% of the aggregate principal amount of the Revolving Credit Aggregate Commitment and (b) if the Revolving Credit Aggregate Commitment has been terminated, the Revolving Credit Banks holding not less than 66-2/3% of the aggregate principal amount of the Obligations then outstanding under the Revolving Credit (provided, for purposes of determining Majority Revolving Credit Banks hereunder, Obligations outstanding under the Swing Line or under any Letter of Credit shall be allocated among the Revolving Credit Banks based on their respective Revolving Credit Percentages; and provided, further, so long as there are fewer than three Revolving Credit Banks, "Majority Revolving Credit Banks" shall mean all of the Revolving Credit Banks).

     "Majority Term Loan Banks" shall mean at any time with respect to Term Loan A, Term Loan A Banks holding not less than 66-2/3% of the aggregate principal amount of the Obligations then outstanding under Term Loan A and at any time with respect to Term Loan B, Term Loan B Banks holdings not less than 66-2/3% of the aggregate principal amount of the Obligations then outstanding under Term Loan B; provided however, that so long as there are fewer than three Term Loan A Banks "Majority Term Loan Banks" shall mean with respect to Term Loan A all Term Loan A Banks and so long as there are fewer than three Term Loan B Banks "Majority Term Loan Banks" shall mean with respect to Term Loan B all Term Loan B Banks.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business or financial condition of the Company and their respective Subsidiaries taken as a whole, (b) the ability of the Company and the Guarantors to perform their respective obligations under this

Agreement, the Notes (if issued) or any other Loan Document to which any of them is a party, or (c) the validity or enforceability of this Agreement, any of the Notes (if issued) or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

     "Maximum Lawful Rate" is defined in Section 12.13 hereof.

     "Minneapolis Slitter" shall mean a 72" Pro/ECO slitting line located at the Company's facility at 625 Xenium Lane, Plymouth, Minnesota.

     "Mortgage(s)" shall mean the mortgage(s) and deeds of trust of real property (excluding the real property identified on Schedule 1.4 annexed hereto) owned or leased by the Company or any Subsidiary in form satisfactory to the Agent (and containing customary local law provisions for comparable transactions) as the case may be, executed and delivered prior to the date hereof, as of the date hereof, or executed and delivered after the Effective Date by the Company or any Subsidiary pursuant to Section 7.17 hereof, as such mortgages may be amended or otherwise modified from time to time and "Mortgage" shall mean any of them.

     "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NCCF Indemnity Letter" shall mean that certain letter agreement dated as of December 31, 2002, among National City Commercial Finance, Inc., Company, and Agent, a copy of which is annexed hereto as Exhibit "H".

     "Net Cash Proceeds" shall mean, with respect to any Asset Sale (excluding the sale of the Minneapolis Slitter and any portion of the Tubing Business), the aggregate cash payments received by the Company and/or any Subsidiary, as the case may be, from such Asset Sale, net of the reasonable direct expenses of sale such as commissions, fees, and other expenses acceptable to Agent and repayment of Debt secured by a security interest in such asset to the extent permitted under Section 8.2(a), 8.2(b) or 8.2(e) of this Agreement and pro rated property and transfer taxes and net of any taxes actually payable by the Company or such Subsidiary in respect of such sales, taking into account the Company's or such Subsidiary's losses, if any, which are available under applicable law to reduce such gains.

     "Non-Defaulting Bank" is defined in Section 2.4(c).

     "Notes" shall mean the Revolving Credit Notes, the Swing Line Notes and the Term Notes.

     "Obligations" shall mean all indebtedness and liabilities including interest, fees and other charges (including interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the Final Maturity Date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of the Company or any Subsidiary to any of the Banks or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, or under the Guaranty or any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by the Company or any Subsidiary to, any of the Banks or Affiliates thereof or to the Agent under this Agreement or any of the other Loan Documents, plus any liabilities of Company or any Subsidiary to any Bank for any Indemnity Payment (as defined in Section 2.5(e) hereof), plus any liabilities of Company or any Subsidiary to any Bank arising in connection with account overdrafts, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, any payment obligations, if any, under Hedging Transactions evidenced by Designated Hedge Agreements, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Obligations outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Company and the Subsidiaries (whether direct or contingent) shall be determined without duplication.

     "Operating Lease" shall mean any lease (or other arrangement conveying the right to use) of real or personal property, or any combination thereof, which lease is not required to be classified as a Capitalized Lease in accordance with GAAP.

     "Pension Plan" shall mean any plan established and maintained by the Company or any Subsidiary which is qualified under Section 401(a) of the Internal Revenue Code and subject to the minimum funding standards of Section 412 of the Internal Revenue Code.

     "Percentage" shall mean, as applicable, the Revolving Credit Percentage, the Term Loan A Percentage, the Term Loan B Percentage, or the Weighted Percentage.

     "Permitted Encumbrances", as used in any Loan Document, shall mean the Liens permitted under Section 8.2 hereof.

     "Permitted Investments" shall mean with respect to any Person:

     (a) Governmental Obligations;

     (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

     (c) Banker's acceptances, commercial accounts, demand deposit accounts, money market accounts, certificates of deposit, or depository receipts issued by or maintained with any Bank or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by the Company or any of the Subsidiaries in the ordinary course of business;

     (d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

     (e) Secured repurchase agreements against obligations itemized in paragraph
(a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

     (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

     "Permitted Liens" shall mean with respect to any Person:

     (a) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings; provided, however, that a reserve or other appropriate provisions shall have been made therefor;

     (c) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

     (d) deposits to secure (i) the performance of tenders or bids, trade contracts (other than for borrowed money), statutory obligations, surety, customs, stay and appeal bonds, performance and return of money bonds, government contracts and other obligations of a like nature or (ii) the performance of Operating Leases or Capitalized Leases permitted hereunder, in each case given or incurred on terms, in amounts and otherwise in the ordinary course of business;

     (e) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances or Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person;

     (f) any attachment or judgment Lien not constituting an Event of Default under subsection 9.1(h);

     (g) leases or subleases of real property interests granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business by Company or any of its Subsidiaries;

     (h) any (i) interest or title of a lessor or sublessor under any Operating Lease or Capitalized Lease permitted hereunder, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or
(iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

     (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

     (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; and

     (k) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business by Company or any of its Subsidiaries.

     "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

     "Pledge Agreements" shall mean the Company Pledge Agreement and the Subsidiary Pledge Agreement.

     "Potential Default", as used in any Loan Document, shall mean a Default as defined herein.

     "Potential Financial Institution" is defined in Section 2.4(c).

     "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

     "Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greater of (i) the Prime Rate, and (ii) the Alternate Base Rate.

     "Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

     "Prior Agents" shall mean the Administrative Agent and the Lead Arranger, as each such term is defined in the Prior Credit Agreement.

     "Prior Credit Agreement" is defined in Recital A.

     "Prior Guarantors" shall mean all of the Guarantors, as such term is defined in the Prior Credit Agreement.

     "Prior Lenders" shall mean all of the Lenders, as such term is defined in the Prior Credit Agreement.

     "Purchasing Bank" shall have the meaning set forth in Section 11.7.

     "Rating Agency" shall mean Moody's Investor Services, Inc., Standard and Poor's Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is acceptable to the Agent.

     "Register" is defined in Section 13.8(f) hereof.

     "Reimbursement Obligation(s)" shall mean the aggregate amount of all unreimbursed drawings under all Letter of Credit Agreements (excluding for the avoidance of doubt, amounts deemed to have been advanced under Section 3.6(a)) together with all other sums, fees, charges and amounts which may be owing to the Issuing Bank under such Letter of Credit Agreement or this Agreement relating to Letters of Credit.

     "Required Banks", as used in any Loan Document, shall mean the Majority Banks.

     "Request for Advance" shall mean a Request for Revolving Credit Advance, a Request for Swing Line Advance or a Term Loan Initial Request, as the context may indicate, or otherwise require.

     "Request for Revolving Credit Advance" shall mean a request for a Revolving Credit Advance issued by the Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A, as amended or otherwise modified in accordance with the terms hereof.

     "Request for Swing Line Advance" shall mean a request for a Swing Line Advance issued by the Company under Section 2.5(c) of this Agreement in the form attached hereto as Exhibit D, as amended or otherwise modified in accordance with the terms of this Agreement.

     "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other equivalent organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" shall mean the chief executive officer, chief financial officer, treasurer or the president of the Company, or with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company or any other officer having substantially the same authority and responsibility.

     "Revolving Credit" shall mean the revolving credit loans to be advanced to the Company by the applicable Revolving Credit Banks pursuant to Section 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

     "Revolving Credit Advance" shall mean a borrowing requested by the Company and made by the Revolving Credit Banks under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any advance in respect of a Letter of Credit under Section 3.6(a) hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or a Prime-based Advance.

     "Revolving Credit Commitment", as used in any Loan Document, shall mean the Revolving Credit Aggregate Commitment.

     "Revolving Credit Aggregate Commitment" shall mean Ninety Million Dollars ($90,000,000) subject to reduction or termination under Section 2.13, 2.14 or
9.2 hereof.

     "Revolving Credit Banks" shall mean the financial institutions from time to time parties hereto as lenders of the Revolving Credit.

     "Revolving Credit Commitment Fee" shall mean the fees payable to Agent for distribution to the Revolving Credit Banks pursuant to Section 2.12 hereof.

     "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) December 15, 2005, as such date may be extended pursuant to Section 2.16 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

     "Revolving Credit Notes" shall mean the revolving credit notes described in
Section 2.2 hereof, made by the Company to each of the Revolving Credit Banks in the form annexed to this agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

     "Revolving Credit Percentage" shall mean with respect to each Revolving Credit Bank, its percentage share, as set forth on Schedule 1.2. under column 1, of the Revolving Credit and its risk participation in Letters of Credit and in any outstanding Swing Line Advances, as such Schedule may be revised from time to time by Agent in accordance with Section 13.8.

     "Secured Parties" or "Secured Creditors", as used in any Loan Document, shall mean the Banks.

     "Secured Obligations", as used in any Loan Document shall mean the Obligations.

     "Security Agreement" shall mean collectively, the agreements identified on
Schedule 1.5 annexed hereto as may be amended, restated, supplemented or replaced from time to time and any other security agreement executed on or after the date hereof by Company or any Subsidiary, in form satisfactory to the Agent, pursuant to
Section 7.17 hereof, as such security agreements may be amended or otherwise modified from time to time.

     "Senior Funded Debt" shall mean, as of any date of determination, Consolidated Funded Debt other than Subordinated Debt.

     "Standby Letter(s) of Credit" shall mean any standby letters of credit issued by Issuing Bank at the request of or for the account of an Account Party or Account Parties pursuant to Section 3 hereof.

     "Standby Letter of Credit Documents" is defined in Section 3.7.

     "Subordination Agreement" shall mean any subordination agreement entered into from time to time between Agent, for and on behalf of the Banks, and any holder of Subordinated Debt, to evidence the subordination of such Debt to the Obligations, as each such subordination agreement may be amended from time to time.

     "Subordinated Debt" shall mean Funded Debt of the Company which has been subordinated in right of payment and priority to the Obligations, all on terms and conditions satisfactory to the Agent and the Majority Banks.

     "Subordinated Debt Documents" shall mean and include any documents evidencing any Subordinated Debt, in each case as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

     "Subordinated Debt Holder" shall mean the holder or payee of Subordinated Debt.

     "Subordinated Notes" shall mean any notes or instruments evidencing Subordinated Debt as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

     "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to each Person which is a Subsidiary of the Company.

     "Subsidiary Pledge Agreement" shall mean that certain Pledge and Security Agreement - Subsidiary dated June 28, 2001 between Olympic Steel-Minneapolis, Inc. and National City Commercial Finance, Inc. (predecessor administrative agent to Agent, as agent for the Banks) and any other security agreement executed on or after the date hereof by Company or any Subsidiary in favor of Agent for the benefit of the Banks, pursuant to Section 7.17 hereof, as such agreements may be amended or otherwise modified from time to time.

     "Swing Line" shall mean the revolving credit loans to be advanced to the Company by the Swing Line Bank pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

     "Swing Line Advance" shall mean a borrowing made by Swing Line Bank to the Company pursuant to Section 2.5 hereof.

     "Swing Line Bank" shall mean Comerica Bank-California in its capacity as lender under Section 2.5 of this Agreement or its successor as lender of the Swing Line.

     "Swing Line Maximum Amount" shall mean Ten Million Dollars ($10,000,000).

     "Swing Line Notes" shall mean the swing line notes which may be issued by the Company at the request of Swing Line Bank pursuant to Section 2.5 hereof in the form annexed hereto as Exhibit C, as the case may be, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

     "Term Loan" shall mean Term Loan A and/or Term Loan B, as the context shall require, and "Term Loans" shall mean any or all of Term Loan A and Term Loan B.

     "Term Loan A" shall mean the term loan to be made to the Company by the Term Loan A Banks pursuant to Section 4.1(a) hereof, in the aggregate amount of Twelve Million Dollars ($12,000,000).

     "Term Loan A Banks" shall mean the financial institutions from time to time parties hereto as lenders of Term Loan A.

     "Term Loan A Maturity Date" shall mean December 15, 2005, as such date may be extended under Section 4.13 of this Agreement.

     "Term Loan A Notes" shall mean the term notes described in Section 4.2(e) hereof, made by Company to each of the Term Loan A Banks in the form annexed to this Agreement as Exhibit O-1, as such notes may be amended reviewed, replaced, extended or supplemented from time to time.

     "Term Loan A Percentage" shall mean with respect to any Term Loan A Bank, its percentage share of Term Loan A as set forth on Schedule 1.2 under column 2, as such Schedule may be revised from time to time by Agent accordance with
Section 13.8.

     "Term Loan B" shall mean the term loan to be made to Company by the Term Loan B Banks pursuant to Section 4.1(b) hereof, in the aggregate amount of Thirty Million Dollars ($30,000,000).

     "Term Loan B Banks" shall mean the financial institutions from time to time parties hereto as lenders of Term Loan B.

     "Term Loan B Maturity Date" shall mean December 15, 2005, as such date may be extended under Section 4.13 of this Agreement.

     "Term Loan Banks" shall mean the Term Loan A Banks and the Term Loan B
Banks.

     "Term Loan B Notes" shall mean the term notes described in Section 4.2(e) hereof, made by Company to each of the Term Loan B Banks in the form annexed to this Agreement as Exhibit O-2, as such notes may be amended, renewed, replaced, extended or supplemented from time to time.

     "Term Loan B Percentage" shall mean with respect to any Term Loan B Bank, its percentage share of Term Loan B as set forth on Schedule 1.2 under column 3, as such Schedule may be revised from time to time by Agent accordance with
Section 13.8.

     "Term Loan Rate Request" shall mean a request for the refunding or conversion of any Advance of a Term Loan submitted by Company under Section 4.4 of this Agreement in the form annexed hereto as Exhibit P, as such exhibit may be amended or modified from time to time in accordance with the terms of this Agreement.

     "Term Notes" shall mean the Term Loan A Notes and the Term Loan B Notes.

     "Tubing Business" shall mean the machinery, equipment and real estate associated with Company's tubing business and which is located at Company's facility at E. 171st Street, Cleveland, Ohio.

     "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code of any applicable state, and, unless specified otherwise the Uniform Commercial Code as in effect in the State of Michigan.

     "Weighted Percentage" shall mean with respect to any Bank, its Percentage share as set forth in Schedule 1.2 under column 4, as such Schedule may be revised by the Agent from time to time (subject to the terms hereof), which Percentage shall be calculated as follows:

         (i) as to such Bank, so long as the Revolving Credit Aggregate Commitment is outstanding hereunder, a percentage calculated by taking as the numerator the sum of its Revolving Credit Percentage of the Revolving Credit Aggregate Commitment plus its Term Loan A Percentage of the Obligations outstanding under Term Loan A plus its Term Loan B Percentage of the Obligations outstanding under the Term Loan B, and taking as the denominator the sum of the Revolving Credit Aggregate Commitment plus the aggregate principal amount of Obligations outstanding under the Term Loans; and

         (ii) as to such Bank, if the Revolving Credit Aggregate Commitment has been terminated, its weighted percentage calculated by taking as the numerator the sum of its Revolving Credit Percentage of the aggregate principal amount outstanding under the Revolving Credit (expressed in Dollars) (including such Bank's Revolving Credit Percentage of outstanding Letter of Credit Obligations and outstanding Swing Line Advances) plus its Term Loan A Percentage of the Obligations outstanding under Term Loan A plus its Term Loan B Percentage of the Obligations outstanding under Term Loan B and taking as the denominator the sum of the aggregate principal amount outstanding under the Revolving Credit, the Swing Line, the Term Loans and any outstanding Letter of Credit Obligations.

2.   REVOLVING CREDIT

     2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Revolving Credit Bank severally and for itself alone agrees to make its Revolving Credit Percentage of Advances of the Revolving Credit in Dollars to the Company from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, not to exceed at any one time outstanding, such Bank's Revolving Credit Percentage of the Revolving Credit Aggregate Commitment; provided, however, (i) the amount of any Revolving Credit Advance to be made shall not exceed Availability unless it is being used to pay Reimbursement Obligations in accordance with Section 3.6 of this Agreement or to refund or convert an outstanding Advance and (ii) no Advance of the Revolving Credit shall be made by Agent or any Bank if prior to the funding of such Advance the Agent and such Bank have obtained actual knowledge (as determined in accordance with Section 12.8 hereof for the Agent and each Bank) that after giving effect to such Advance an Event of Default would exist under Section 7.19 hereof based on the then most recent Borrowing Base Certificate furnished by Company to Agent under Section 7.2(d) hereof; provided, however, the provisions of this clause (ii) shall not apply to any Advance the proceeds of which shall be used to refund or convert a Swing Line Advance, or will be used to pay Reimbursement Obligations; and provided, further, however, that the Revolving Credit Banks shall be obligated to make an Advance of the Revolving Credit upon the date on which such Event(s) of Default has (have) been waived by the requisite Revolving Credit Banks, as applicable. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit.

     2.2 Accrual of Interest and Maturity; Evidence of Obligations. (a) The Company hereby unconditionally promises to pay to the Agent for the account of each Revolving Credit Bank the then unpaid principal amount of each Revolving Credit Advance (plus all accrued and unpaid interest) of such Revolving Credit Bank to the Company on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement.

     (b) Each Revolving Credit Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to the appropriate lending office of such Revolving Credit Bank resulting from each Revolving Credit Advance made by such lending office of such Revolving Credit Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Revolving Credit Bank from time to time under this Agreement.

     (c) The Agent shall maintain the Register pursuant to Section 13.8(f), and a subaccount therein for each Revolving Credit Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Advance made hereunder, the type thereof and each Interest Period applicable to any Eurocurrency-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Revolving Credit Bank hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from the Company in respect of the Revolving Credit Advances and each Revolving Credit Bank's share thereof.

     (d) The entries made in the Register and the accounts of each Revolving Credit Bank maintained pursuant to paragraphs (b) and (c) of this Section 2.1 shall, absent manifest error, to the extent permitted by applicable law, be rebuttably presumptive evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Revolving Credit Bank or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay the Revolving Credit Advances (and all other amounts owing with respect thereto) made to the Company by the Revolving Credit Banks in accordance with the terms of this Agreement.

     (e) The Company agrees that, upon written request to the Agent (with a copy to the Company) by any Revolving Credit Bank, the Company will execute and deliver, to such Revolving Credit Bank, at Company's own expense, a Revolving Credit Note evidencing the outstanding Revolving Credit Advances owing to such Revolving Credit Bank.

     2.3 Requests for and Refundings and Conversions of Advances. The Company may request an Advance of the Revolving Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Revolving Credit Advance executed by a person previously authorized (in a writing delivered to the Agent) by the Company to execute such Request, subject to the following:

     (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance form annexed hereto as Exhibit A, including without limitation:

         (i)      the proposed date of such Advance, which must be a Business
                  Day;

         (ii) whether such Advance is a refunding or conversion of an outstanding Advance; and

         (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto.

     (b) each such Request for Revolving Credit Advance shall be delivered to Agent by 1:00 p.m. (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 1:00 p.m. (Detroit time) on such proposed date for Advances;

     (c) on the proposed date of such Advance, after giving effect to all Advances and Letters of Credit requested by the Company on such date (including, without duplication, the deemed Advances funded by Agent under Section 3.6(a) hereof in respect of the Company's or an applicable Account Party's reimbursement obligation hereunder), the sum of the aggregate principal amount of all Advances of the Revolving Credit and of the Swing Line requested or outstanding on such date plus the Letter of Credit Obligations as of such date, shall not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base; provided, however, that, in the case of any Advance being applied to refund or convert an outstanding Advance, the aggregate principal amount of such Advances to be refunded or converted shall not be included for purposes of calculating availability under this Section 2.3(c);

     (d) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, shall be not less than the applicable amount set forth on Schedule 1.6 annexed hereto;

     (e) in the case of a Eurocurrency-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be not less than the applicable amount set forth on Schedule 1.6 annexed hereto and at any one time there shall not be in effect more than three (3) Eurocurrency-based Rates and Eurocurrency-Interest Periods;

     (f) a Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by the Company;

     (g) each Request for Revolving Credit Advance shall constitute a certification by the Company, as of the date thereof that:

         (i) both before and after such Advance, the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of such Loan Parties (subject to the limitations set forth in Section 6.7 and Section 6.8 of this Agreement);

         (ii) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

         (iii) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

         (iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance (both before and after giving effect to such Advance), other than any representation or warranty that expressly speaks only as of a different date; and

         (v) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other Debt of the Company.

Agent, acting on behalf of the Revolving Credit Banks, may, at its option, lend under this Section 2.3 upon the telephone request of a person previously authorized (in a writing delivered to the Agent) by the Company to make such requests and, in the event Agent, acting on behalf of the Revolving Credit Banks, makes any such Advance upon a telephone request, the requesting officer shall fax to Agent, on the same day as such telephone request, a Request for Advance. The Company hereby authorizes Agent to disburse Advances under this
Section 2.3 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company and delivered to Agent prior to the date of such request to make Requests for Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that the Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

     2.4 Disbursement of Advances.

     (a) Upon receiving any Request for Revolving Credit Advance from the Company under Section 2.3 hereof, Agent shall promptly notify each Revolving Credit Bank by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date such Advance is to be made by said Revolving Credit Bank pursuant to its Percentage of such Advance. Unless such Revolving Credit Bank's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each such Revolving Credit Bank shall make available the amount of its Percentage of each Advance in immediately available funds to Agent, as follows:

         (i) for Domestic Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 3:00 p.m. (Detroit time) on the requested funding date; and

         (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the requested funding date.

     (b) Subject to submission of an executed Request for Revolving Credit Advance by the Company without exceptions noted in the compliance certification therein, Agent shall make available to the Company, the aggregate of the amounts so received by it from the Revolving Credit Banks in like funds and currencies:

         (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the requested funding date by credit to an account of Company maintained with Agent or to such other account or third party as Company may reasonably direct; and

         (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the requested funding date, by credit to an account of the Company maintained with Agent's Correspondent or to such other account or third party as the Company may reasonably direct.

     (c) Agent shall deliver the documents and papers received by it for the account of each Revolving Credit Bank to such Revolving Credit Bank or upon its order. Unless Agent shall have been notified by any Revolving Credit Bank prior to the date of any proposed Revolving Credit Advance that such Revolving Credit Bank does not intend to make available to Agent such Revolving Credit Bank's Percentage of such Advance, Agent may assume that such Revolving Credit Bank has made such amount available to Agent on such date, as aforesaid and may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not in fact made available to Agent by such Revolving Credit Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Revolving Credit Bank. If such Revolving Credit Bank does not pay such amount forthwith upon Agent's demand therefor and the Agent has in fact made a corresponding amount available to the Company, the Agent shall promptly notify the Company and the Company shall pay such amount to Agent, if such notice is delivered to the Company prior to 1:00 p.m. (Detroit time) on a Business Day, on the day such notice is received, and otherwise on the next Business Day. Agent shall also be entitled to recover from such Revolving Credit Bank or the Company, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to the Company, to the date such amount is recovered by Agent, at a rate per annum equal to:

         (i)      in the case of such Revolving Credit Bank, for the first two
                  (2) Business Days such amount remains unpaid, with respect to Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

         (ii) in the case of Company, the rate of interest then applicable to such Advance of the Revolving Credit.

         The obligation of any Revolving Credit Bank to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Revolving Credit Bank to make any Advance hereunder, and no Revolving Credit Bank shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Revolving Credit Bank, or any other party for another Revolving Credit Bank's failure to make any loan or Advance hereunder. In the event any Bank shall fail to advance any amounts required to be advanced in accordance with the terms of this Article 2 (a "Defaulting Bank"), the Agent shall promptly provide written notice thereof to the Company and to each other Bank (each such other Bank being referred to in this Section as a "Non-Defaulting Bank"). Each Non-

         Defaulting Bank shall have ten (10) Business Days from receipt of said notice to exercise its option to agree to enter into an agreement pursuant to which the Non-Defaulting Bank shall assume the Defaulting Bank's rights and obligations under this Agreement, its Notes and the other Loan Documents. The Non-Defaulting Bank shall exercise such option by providing written notice of same to the Defaulting Bank (and if there is more than one Non-Defaulting Bank, the assignment agreement shall be entered into with the Non-Defaulting Bank who first notifies the Defaulting Bank of its decision to exercise said option) and to the Company. If no Non-Defaulting Bank shall exercise the above-described option within the said ten (10) Business Day period and if the Company shall, subject to Section 13.8(c) hereof, within sixty (60) days of delivering the notice described above, advise such Defaulting Bank of another bank or financial institution to which assignments are permitted pursuant to Section 13.8(c) hereof and which is willing to assume such Defaulting Bank's rights and obligations under this Agreement, its Notes and the other Loan Documents (each such bank or financial institution being hereinafter referred to as a "Potential Financial Institution"), such Defaulting Bank shall, subject to Section 13.8(c), assign its said rights and obligations to the Potential Financial Institution; provided however that any such assignment shall not alter the Company's remedies vis a vis the Defaulting Bank.

     2.5 Swing Line Advances. The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth (including without limitation
Section 2.5(c) hereof), make one or more advances (each such advance being a "Swing Line Advance") to the Company, from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an amount not to exceed in the aggregate at any time outstanding the Swing Line Maximum Amount. The Company agrees that in the event any Bank (herein referred to as the "Reimbursing Bank") is called upon to pay to National City Commercial Finance, Inc. any payment pursuant to the NCCF Indemnity Letter (each an "Indemnity Payment"), the Swing Line Bank shall without further consent or action by Company make a Swing Line Advance in the amount of such Indemnity Payment and pay over the proceeds of such Swing Line Advance to such Reimbursing Bank in reimbursement for such Indemnity Payment.

     Swing Line Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to Swing Line Bank resulting from each Swing Line Advance of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time. The entries made in such account or accounts of Swing Line Bank shall, to the extent permitted by applicable law, be rebuttably presumptive evidence, absent manifest error, of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of Swing Line Bank to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay the Swing Line Advances (and all other amounts owing with respect thereto) made to Company by Swing Line Bank in accordance with the terms of this Agreement. Advances, repayments and readvances under the Swing Line may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by the Company fourteen (14) days after the date such Swing Line Advance is made and, in any event, no later than the Revolving Credit Maturity Date.

     The Company agrees that, upon the written request of Swing Line Bank, the Company will execute and deliver to Swing Line Bank a Swing Line Note; provided, that the delivery of such Swing Line Note shall not be a condition precedent to the Effective Date.

     (a) Accrual of Interest. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Swing Line Bank's account maintained pursuant to this Section 2.5, which records will be rebuttably presumptive evidence thereof, absent manifest error; provided, however, that any failure by the Swing Line Bank to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

     (b) Requests for Swing Line Advances. The Company may request a Swing Line Advance only after the delivery to Swing Line Bank of a Request for Swing Line Advance executed by a person authorized (in a writing a copy of which has been previously delivered to the Agent) by the Company to make such requests, subject to the following:

         (i) each such Request for Swing Line Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit D, including without limitation the proposed date of such Swing Line Advance, which must be a Business Day;

         (ii) on the proposed date of such Swing Line Advance, after giving effect to all Swing Line Advances requested by the Company on such date of determination, the aggregate principal amount of all Swing Line Advances outstanding on such date shall not exceed the Swing Line Maximum Amount.

         (iii) on the proposed date of such Swing Line Advance, after giving effect to all Advances and Letters of Credit requested by the Company on such date (including, without duplication, deemed Advances made under Section 3.6(a) hereof in respect of the Company's or an applicable Account Party's reimbursement obligation hereunder) of determination, the sum of the aggregate principal amount of all Advances of the Revolving Credit and of the Swing Line requested or outstanding on such date plus the Letter of Credit Obligations on such date shall not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base;

         (iv) the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least the applicable amount set forth on Schedule 1.6 annexed hereto or such lesser amount as agreed to by Agent from time to time;

         (v) each such Request for Swing Line Advance shall be delivered to the Swing Line Bank by 3:00 p.m. (Detroit time) on the proposed date of the Advance; and

         (vi) each Request for Swing Line Advance, once delivered to Swing Line Bank, shall be irrevocable by the Company, and shall constitute and include a certification by the Company as of the date thereof that:

                  (A) both before and after making such Swing Line Advance, the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents, are valid, binding and enforceable obligations of such Loan Parties (subject to the limitations set forth in Section 6.7 of this Agreement);

                  (B) all conditions to the making of Swing Line Advances have been satisfied (both before and after giving effect to such Advance);

                  (C) both before and after giving effect to such Swing Line Advance, there is no Default or Event of Default in existence; and

                  (D) both before and after giving effect to such Swing Line Advance, the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects, other than any representation or warranty that expressly speaks only as of a different date.

     Swing Line Bank, may, at its option, lend under this Section 2.5(c) upon the telephone request of an authorized officer of Company and, in the event Swing Line Bank makes any such Advance upon a telephone request, the requesting officer shall, if so requested by Swing Line Bank, fax to Swing Line Bank, on the same day as such telephone request, a Request for Swing Line Advance. Company hereby authorizes Swing Line Bank to disburse Advances under this
Section 2.5(c) pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company to make Requests for Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Swing Line Advance form as of the date of such requested Advance. Swing Line Bank shall promptly deliver to Agent by telecopy a copy of any Request for Advance received hereunder.

     (c) Disbursement of Swing Line Advances. Subject to submission of an executed Request for Swing Line Advance by the Company without exceptions noted in the compliance certification therein, Swing Line Bank shall make available to the Company the amount so requested, in like funds and currencies, not later than 4:00 p.m. (Detroit time) on the date of such

Advance by credit to an account of the Company maintained with Agent or to such other account or third party as the Company may reasonably direct in writing.

     Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

     (d) Refunding of or Participation Interest in Swing Line Advances.

         (i) The Agent, at any time in its sole and absolute discretion, may, in each case on behalf of the Company (which hereby irrevocably directs the Agent to act on its behalf) request each of the Revolving Credit Banks (including the Swing Line Bank in its capacity as a Revolving Credit Bank) to make an Advance of the Revolving Credit to the Company in an amount equal to such Revolving Credit Bank's Percentage of the principal amount of the aggregate Swing Line Advances outstanding on the date such notice is given (the "Refunded Swing Line Advances"). In the case of each Refunded Swing Line Advance, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Prime-based Advance. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(d)(ii) hereof, the Swing Line Bank shall retain its claim against the Company for any unpaid interest or fees in respect thereof accrued to the date of such refunding. Unless any of the events described in Section 9.1(j) hereof shall have occurred (in which event the procedures of subparagraph (ii) of this Section 2.5(d) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied but subject to Section 2.5(d)(iii), each Revolving Credit Bank shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time (for Domestic Advances) on the Business Day next succeeding the date such notice is given, in immediately available funds. The proceeds of such Advances of the Revolving Credit shall be immediately applied to repay the Refunded Swing Line Advances in accordance with the provisions of Section 10.1 hereof.

         (ii) If, prior to the making of an Advance of the Revolving Credit pursuant to subparagraph (i) of this Section 2.5(d), one of the events described in Section 9.1(j) hereof shall have occurred, each Revolving Credit Bank will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Bank an undivided participating interest in each Swing Line Advance that was to have been refunded in an amount equal to its Percentage of such Swing Line Advance. Each Revolving Credit Bank within the time periods specified in Section 2.5(d)(i) hereof, as applicable, shall immediately transfer to the Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Agent will deliver to such Revolving Credit Bank a Swing Line Participation Certificate in the form of Exhibit E evidencing such participation.

         (iii) Each Revolving Credit Bank's obligation to make Advances of the Revolving Credit and to purchase participation interests in accordance with clauses (i) and (ii) of this Section 2.5(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Bank may have against Swing Line Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person;
                  (iv) any breach of this Agreement by the Company or any other Person; (v) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Advance is to be made or such participating interest is to be purchased; (vi) the termination of the Revolving Credit Aggregate Commitment hereunder; or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Bank does not make available to the Agent the amount required pursuant to clause (i) or (ii) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Revolving Credit Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances. The obligation of any Revolving Credit Bank to make available its pro rata portion of the amounts required pursuant to clause
                  (i) or (ii) above shall not be affected by the failure of any other Revolving Credit Bank to make such amounts available, and no Revolving Credit Bank shall have any liability to the Company and its Subsidiaries, the Agent, the Swing Line Bank, or any other Revolving Credit Bank or any other party for another Revolving Credit Bank's failure to make the amounts required under clause (i) or (ii) available.

     (e) Notwithstanding the foregoing, however, no Revolving Credit Bank shall be obligated to make an Advance of the Revolving Credit under Section 2.5(d)(i) of this Agreement or shall be deemed to have acquired a participation in a Swing Line Advance if, prior to the funding of such Swing Line Advance by the Swing Line Bank, the Swing Line Bank and Agent had obtained actual knowledge (as determined in accordance with Section 12.8 hereof for the Agent and the Swing Line Bank) that (i) an Event of Default had occurred and was continuing or (ii) after giving effect to such Swing Line Advance an Event of Default would exist under Section 7.19 hereof based on the most recent Borrowing Base Certificate furnished by Company to Agent under Section 7.2(d) hereof; provided, however, that the Revolving Credit Banks shall be obligated to make an Advance of the Revolving Credit under Section 2.5(d)(i) of this Agreement to refund or convert a Swing Line Advance or shall be deemed to have acquired such a participation upon the date on which such Event(s) of Default has (have) been waived by the requisite Revolving Credit Banks, as applicable. The provisions of this Section 2.5(e) however, shall not apply to any Swing Line Advance made by the Swing Line Bank to reimburse a Reimbursing Bank for the payment of an Indemnity Payment even if after giving effect to such Swing Line Advance, an Event of Default would exist under Section 7.19 hereof.

     2.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and all Swing Line Advances from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds commencing on the first day of the calendar month next succeeding the calendar month during which the initial Advance of the Revolving Credit or Swing Line Advance, as the case may be, is made and on the first day of each calendar month thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

     2.7 Eurocurrency-based Interest Payments. Interest on each Eurocurrency-based Advance of the Revolving Credit shall accrue at its Eurocurrency-based Rate and shall be payable in immediately available funds on the first day of the calendar month next succeeding the calendar month during which the initial Advance is made and on the first day of each calendar month thereafter. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

     2.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance refunded or converted pursuant to Section 2.3 or 2.5(d) hereof (except for refundings or conversions of Prime-based Advances) shall be due and payable in full on the date such Advance is refunded or converted.

     2.9 Interest on Default. In the event and so long as any Event of Default shall exist, in the case of any Event of Default under Sections 9.1(a) or 9.1(j), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Revolving Credit Banks, interest shall be payable on demand on all Advances from time to time outstanding (and, to the extent delinquent, on all other monetary obligations of Company hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance plus, in the case of Eurocurrency-based Advances, two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times and for all Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus two percent (2%).

     2.10 Optional Prepayments. (a) The Company may prepay all or part of the outstanding principal of any Prime-based Advance(s) of the Revolving Credit at any time, provided that the amount of any partial prepayment shall be at least the applicable amount set forth on Schedule 1.6 annexed hereto and, after giving effect to any such partial prepayment, the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least the applicable amount set forth on Schedule 1.6 annexed hereto. Subject to

Section 11.1 hereof and to the other terms and conditions of this Agreement, the Company may prepay all or part of any Eurocurrency-based Advance of the Revolving Credit (subject to not less than one (1) Business Day's notice to Agent) provided that the amount of any such partial prepayment shall be at least the applicable amount set forth on Schedule 1.6 annexed hereto, and after giving effect to any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 2.3 hereof shall be at least the applicable amount set forth on Schedule 1.6 annexed hereto.

     (b) The Company may prepay all or part of the outstanding principal of any Swing Line Advance at any time.

     (c) Any prepayment of a Prime-based Advance made in accordance with this Section shall be without premium or penalty and any prepayment of any other type of Advance shall be subject to the provisions of Section 11.1, but otherwise without premium or penalty.

     2.11 Prime-based Advance in Absence of Election or Upon Default. If, (a) as to any outstanding Eurocurrency-based Advance of the Revolving Credit, Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 or 2.5(c) hereof with respect to the refunding or conversion of such Advance, or (b) subject to
Section 2.9 hereof, if on the last day of the applicable Interest Period a Default or an Event of Default shall have occurred and be continuing, then, on the last day of the applicable Interest Period the principal amount of any Eurocurrency-based Advance which has not been prepaid shall, absent a contrary election of the Majority Revolving Credit Banks, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify the Company of said action.

     2.12 Revolving Credit Commitment Fee. From the Effective Date to the Revolving Credit Maturity Date, the Company shall pay to the Agent for distribution to the Revolving Credit Banks pro-rata in accordance with their respective Revolving Credit Percentages, a Revolving Credit Commitment Fee quarterly in arrears commencing April 1, 2003 (in respect of the prior fiscal quarter or portion thereof), and on the first day of each fiscal quarter thereafter. The Revolving Credit Commitment Fee payable to each Revolving Credit Bank shall be determined by multiplying the Applicable Fee Percentage times the average daily amount by which such Bank's Percentage of the Revolving Credit Aggregate Commitment then in effect exceeds such Bank's Percentage of the aggregate amount of the Advances outstanding under the Revolving Credit (including Swing Line Advances) plus the aggregate outstanding amount of the Letter of Credit Obligations. The Revolving Credit Commitment Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Commitment Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Revolving Credit Bank of its share of the Revolving Credit Commitment Fee based upon its respective Revolving Credit Percentage. It is expressly understood that the Revolving Credit Commitment Fees described in this Section are not refundable under any circumstances.

     2.13 Mandatory Repayment of Revolving Credit Advances and Reductions of the Revolving Credit Aggregate Commitment.

     (a) If at any time and for any reason the aggregate outstanding principal amount of Revolving Credit Advances plus Swing Line Advances hereunder to the Company, plus the outstanding Letter of Credit Obligations, shall exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base, the Company shall immediately reduce any pending request for a Revolving Credit Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, immediately repay an amount of the Obligations equal to such excess and, to the extent such Obligations consist of Letter of Credit Obligations, provide cash collateral on the basis set forth in
Section 9.2 hereof. The Company acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 11.1 hereof; provided, however, that the Company shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Obligations then carried as a Prime-based Advance, if any;

     (b) In the event that, after giving effect to any mandatory prepayment under Section 4.11(b) hereof, the Obligations under the Term Loans have been paid and discharged in full (or are covered by cash collateral), then immediately upon receipt by the Company or any Subsidiary of the cash proceeds of the issuance of any Equity Interests of such Person or of any Subordinated Debt issued after the Effective Date by such Person, the Company shall be obligated to permanently reduce the amount of the Revolving Credit Aggregate Commitment (and make any required payment under Section 2.13(e) below) by an amount equal to (y) one hundred percent (100%) of such cash proceeds in the case of any other issuance of Equity Interests or (z) one hundred percent (100%) of any such issuance of Subordinated Debt (net, in any case, of reasonable and customary costs and expenses of issuance) which, in each case, remain after giving effect to any prepayment under Section 4.11(b); provided, the Company shall not be required to make prepayments under this Section and Section 4.11(b) for the first $100,000 of such proceeds received each fiscal year from the exercise of employee stock options or purchases made under employee stock option or stock purchase plans;

     (c) Subject to the provisions of Section 8.9 below, in the event that, after giving effect to any mandatory prepayment under Section 4.11(a) hereof, the Obligations under the Term Loans have been paid and discharged in full (or are covered by cash collateral), then immediately upon receipt by the Company or any Subsidiary of any Net Cash Proceeds in excess of One Hundred Thousand Dollars ($100,000) of all Asset Sales completed in any fiscal year (excluding, for purposes of both calculation of the $100,000 threshold and prepayment obligations hereunder the sale of the Minneapolis Slitter, the sale of all or any portion of the Tubing Business, the sale of real estate commonly known as 1599 Nitterhouse, Chambersburg, Pennsylvania and the sale of any machinery, equipment and fixtures located on such real estate as of the Effective Date), Company shall be obligated to permanently reduce (and make any required repayment under Section 2.13(e) below) the amount of the Revolving Credit Aggregate Commitment by an amount equal to one hundred percent (100%) of such Net Cash Proceeds;

     (d) The reductions of the Revolving Credit Aggregate Commitment pursuant to subparagraphs (b) and (c) above shall be accompanied in each case by prepayments of principal sufficient to reduce the outstanding principal balance under the Revolving Credit (taking into account outstanding Letters of Credit and Swing Line Advances) to an amount not greater than the Revolving Credit Aggregate Commitment, as so reduced. Unless directed otherwise in writing by Company to Bank, prepayments under this Section 2.13(d) shall be applied first to Swing Line Advances, then to Revolving Credit Advances bearing interest at the Prime-based Rate, then to Eurocurrency-based Advances, subject to the provisions of Section 2.3(e) below. Company acknowledges that in connection with any prepayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 11.1 hereof; and

     (e) To the extent that, on the date any mandatory repayment or prepayment of the Revolving Credit Advances under this Section 2.13 or payment pursuant to the terms of any of the Collateral Documents is due (whether by reduction of the Revolving Credit Aggregate Commitment or otherwise), and the repayment or prepayment is being applied to the Obligations under the Revolving Credit or any other Obligations being carried, at the Eurocurrency-based Rate and no Default or Event of Default has occurred and is continuing, the Company may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Revolving Credit Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and upon such deposit the obligation of the Company to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Interest Period attributable to the Eurocurrency-based Advances of such Revolving Advance, thereby avoiding breakage costs under Section 11.1 hereof.

     2.14 Optional Reduction or Termination of Revolving Credit Aggregate Commitment. The Company may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or a larger integral multiple of Five Hundred Thousand Dollars ($500,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Commitment Fee accrued through the date of such reduction;
(iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances (including, without duplication, any deemed Advances made under Section 3.6 hereof) outstanding hereunder, plus the aggregate Letter of Credit Obligations, exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; (iv) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time; and (v) no such reduction shall reduce the Swing Line Commitment unless the Company so elects; provided, however that if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance, then, pursuant to Section 11.1, the Company shall choose to (i) compensate the Revolving Credit Banks for any losses or (ii) deposit the amount of such prepayment in a collateral account as provided in Section 2.13(b). Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by Agent to each Revolving Credit Bank in accordance with such Revolving Credit Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company, and any accompanying prepayments of Advances of the Swing Line shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Revolving Credit Bank's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances, and then to Eurocurrency-based Advances of the Revolving Credit.

     2.15 Use of Proceeds of Advances. Advances of the Revolving Credit (including Swing Line Advances) shall be available for general corporate purposes of Company and its Subsidiaries which are Guarantors, including the financing of capital expenditures and of working capital needs.

     2.16 Extensions of Revolving Credit Maturity Date. (a) Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent and each Bank (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent and each
Bank) prior to June 30, but not before March 31, of each year beginning in 2004, request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (referred to in this Section 2.16 as a "Request").

     (b) Each Bank shall, within 30 days of receipt of any such Request, notify the Agent in writing whether such Bank consents to the extension of the Revolving Credit Maturity Date, such consent to be in the sole discretion of such Bank. If any Bank does not so notify the Agent of its decision within such 30 day period, such Bank shall be deemed to have not consented to such Request of the Company.

     (c) The Agent shall promptly notify the Company whether (and which of) the Banks have consented to such Request. If the Agent does not so notify the Company within 30 days of the Agent's receipt of such Request, the Agent shall be deemed to have notified the Company that the Banks have not consented to the Request.

     (d) Notwithstanding anything herein to the contrary, the Revolving Credit Maturity Date will not be extended unless all Banks have consented to the extension.

3.   STANDBY LETTERS OF CREDIT

     3.1 Standby Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Bank shall through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party(ies) accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Standby Letter of Credit as the

Issuing Bank may require, issue Standby Letters of Credit in Dollars for the account of such Account Party(ies), in an aggregate amount for all Standby Letters of Credit at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Standby Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) (or such lesser amount as may be agreed to by Issuing Bank), each Standby Letter of Credit (including any renewal thereof,) shall expire not later than the first to occur of: (i) one year after the date of issuance thereof and (ii) ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Standby Letter of Credit hereunder shall be subject in all respects to the International Standby Practices 98, and any successor documentation thereto adhered to by the Issuing Bank and to the extent not inconsistent therewith, the laws of the State of Michigan. In the event of any conflict between this Agreement and any Standby Letter of Credit Document other than any Standby Letter of Credit, this Agreement shall control.

     3.2 Conditions to Issuance. No Standby Letter of Credit shall be issued at the request and for the account of any Account Party(ies) unless, as of the date of issuance of such Standby Letter of Credit:

     (a) in the case of any Account Party:

         (i) after giving effect to the Standby Letter of Credit requested, the outstanding Letter of Credit Obligations does not exceed the Letter of Credit Maximum Amount; and

         (ii) after giving effect to the Standby Letter of Credit requested, the outstanding Letter of Credit Obligations on such date plus the aggregate amount of all Revolving Credit Advances and Swing Line Advances (including, without duplication, deemed Advances funded by Agent under Section 3.6(a) hereof in respect of the Company's or an applicable Account Party's reimbursement obligation hereunder) requested or outstanding on such date does not exceed the lesser of the then applicable
                  (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base;

     (b) the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of such Loan Parties and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by the Company;

     (c) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date (other than any representation or warranty that expressly speaks only as of a different date), and both immediately before and immediately after issuance of the Standby Letter of Credit requested, no Default or Event of Default exists;

     (d) the execution of the Letter of Credit Agreement with respect to the Standby Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of the relevant Account Party;

     (e) the Account Party requesting the Standby Letter of Credit shall have delivered to Issuing Bank at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Bank, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Standby Letter of Credit shall be reasonably satisfactory to Issuing Bank;

     (f) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Issuing Bank from issuing the Standby Letter of Credit requested, or any Revolving Credit Bank from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Issuing Bank refrain from issuing, or any Revolving Credit Bank refrain from taking an assignment of its Percentage of, the Standby Letter of Credit requested or letters of credit generally;

     (g) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Bank to issue or any Revolving Credit Bank to take an assignment of its Percentage of the requested Standby Letter of Credit, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Revolving Credit Banks, the applicable Account Party and the beneficiary of the requested Standby Letter of Credit are located, and no establishment of any new restrictions by any central bank or other governmental agency or authority on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

     (h) Issuing Bank shall have received the issuance fees required in connection with the issuance of such Standby Letter of Credit pursuant to
Section 3.4 hereof.

     Each Letter of Credit Agreement submitted to Issuing Bank pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in Section 3.2 (a) through (d) hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

     3.3 Notice. The Issuing Bank will deliver to the Agent, concurrently with or promptly following its delivery of any Standby Letter of Credit, a true and complete copy of each Standby Letter of Credit. Promptly upon its receipt thereof, Agent shall give notice, substantially in the form attached as Exhibit F, to each Revolving Credit Bank of the issuance of each Standby Letter of Credit, specifying the amount thereof and the amount of such Revolving Credit Bank's Percentage thereof.

     3.4 Standby Letter of Credit Fees. The Company shall pay to the Agent for distribution to the Revolving Credit Banks in accordance with their Percentages, letter of credit fees as follows:

     (a) A per annum letter of credit fee with respect to the undrawn amount of each Standby Letter of Credit issued pursuant hereto (based on the amount of each Letter of Credit) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 1.1 to this Agreement).

     (b) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, adopted after the date hereof, shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Issuing Bank or any Revolving Credit Bank or (ii) impose on Issuing Bank or any Revolving Credit Bank any other condition regarding this Agreement, the Standby Letters of Credit or any participations in such Standby Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Issuing Bank or such Revolving Credit Bank of issuing or maintaining or participating in any of the Standby Letters of Credit (which increase in cost or expense shall be determined by the Issuing Bank's or such Revolving Credit Bank's reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Issuing Bank or such Revolving Credit Bank, as the case may be, the applicable Account Party shall, within thirty (30) days following demand for payment, pay to Issuing Bank or such Revolving Credit Bank, as the case may be, from time to time as specified by the Issuing Bank or such Revolving Credit Bank, additional amounts which shall be sufficient to compensate the Issuing Bank or such Revolving Credit Bank for such increased cost and expense, together with interest on each such amount from ten days after the date such payment is due until payment in full thereof at the Prime-based Rate. Each demand for payment under this Section 3.4(c), shall be accompanied by a certificate of Issuing Bank or the applicable Revolving Credit Bank (as applicable) setting forth the amount of such increased cost or expense incurred by the Issuing Bank or such Revolving Credit Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and in reasonable detail, the reason and methodology for calculating and the calculation of such amount, which certificate shall be prepared in good faith and shall be rebuttably presumptive evidence, absent manifest error, as to the amount thereof.

     (c) All payments by the Company to the Agent for distribution to the Issuing Bank or the Revolving Credit Banks under this Section 3.4 shall be made in Dollars in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Company by the Agent. The fees described in clause (a) above shall be nonrefundable under all circumstances, and shall be payable upon the issuance of such Standby Letter of Credit and thereafter semi-annually in advance on January 1 and July 1 of each year. The fees due under clause (a) above shall be determined by multiplying the Applicable Fee Percentage times the undrawn amount of the face amount of each such Standby Letter of Credit on the date of determination, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof. The parties hereto acknowledge that any amendment or extension to a Standby Letter of Credit issued hereunder shall be treated as a new Standby Letter of Credit for the purposes of the letter of credit facing fee.

     3.5 Other Fees. In connection with the Standby Letters of Credit, and in addition to the Letter of Credit Fees, the Company and the applicable Account Party(ies) shall pay, for the sole account of the Issuing Bank, standard documentation, administration, payment and cancellation charges assessed by Issuing Bank or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time and delivered to the relevant Account Party(ies).

     3.6 Drawings and Demands for Payment Under Standby Letters of Credit.

     (a) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Standby Letter of Credit, the Company and each applicable Account Party agree to pay to the Issuing Bank an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Standby Letter of Credit and all expenses paid or incurred by the Agent relative thereto not later than 1:00 p.m. (Detroit time), on (i) the Business Day that the Company receives notice of such presentment and honor, if such notice is received prior to 11:00 a.m. (Detroit time) or (ii) the Business Day immediately following the day that Company receives such notice, if such notice is not received prior to such time. Unless the Company or the applicable Account Party shall have made such payment to the Agent for the account of the Issuing Bank on such day, upon each such payment by the Issuing Bank, the Agent shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to substitute for the Reimbursement Obligation, with respect to the applicable Standby Letters of Credit denominated in Dollars, a Prime-based Advance of the Revolving Credit for the account of the Revolving Credit Banks in an amount equal to the amount so paid by the Issuing Bank in respect of such draft or other demand under such Standby Letter of Credit. Such Prime-based Advance shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 2 hereof and, to the extent of the Advances so disbursed, the Reimbursement Obligation of the Company or the applicable Account Party under this Section 3.6 shall be deemed satisfied.

     (b) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Standby Letter of Credit, the Issuing Bank shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and to each Revolving Credit Bank on such date unless the Company or applicable Account Party shall have satisfied its reimbursement obligation under Section 3.6(a) hereof by payment to the Agent on such date. The Issuing Bank shall further use reasonable efforts to provide notice to the Company or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not, subject to Section 3.6(a), affect the rights or obligations of the Issuing Bank with respect to any Standby Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under Section 3.6(a) hereof.

     (c) Upon issuance by the Issuing Bank of each Standby Letter of Credit hereunder, each Revolving Credit Bank shall automatically acquire a pro rata participation interest in such Standby Letter of Credit and each related Letter of Credit Payment based on its respective Revolving Credit Percentage. Each Revolving Credit Bank, on the date a draft or demand under any Standby Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Agent to the Revolving Credit Banks under Section 3.6(b) hereof is not given to the Revolving Credit Banks prior to 2:00 p.m. (Detroit time) on such date of draft or demand), shall make its Percentage of the amount paid by the Issuing Bank, and not reimbursed by the Company or applicable Account Party on such day, in immediately available funds at the principal office of the Agent for the account of Issuing Bank. If and to the extent such

Revolving Credit Bank shall not have made such pro rata portion available to the Agent, such Revolving Credit Bank, the Company and the applicable Account Party severally agree to pay to the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Bank until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance deemed to have been disbursed under Section 3.6(a) in respect of the reimbursement obligation of the Company and the applicable Account Party, as set forth in Section 2.4(c)(i) or 2.4(c)(ii) hereof, as the case may be. If such Revolving Credit Bank shall pay such amount to the Agent for the account of Issuing Bank together with such interest, if any, such amount so paid shall be deemed to constitute an Advance by such Revolving Credit Bank disbursed in respect of the reimbursement obligation of the Company or applicable Account Party under Section 3.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said Section 3.6(a). The failure of any Revolving Credit Bank to make its pro rata portion of any such amount paid by the Issuing Bank available to the Agent for the account of Issuing Bank shall not relieve any other Revolving Credit Bank of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Bank shall be responsible for failure of any other Revolving Credit Bank to make such pro rata portion available to the Agent for the account of Issuing Bank.

     (d) Notwithstanding the foregoing however no Revolving Credit Bank shall be deemed to have acquired a participation in a Standby Letter of Credit if, prior to the issuing of the Standby Letter of Credit by the Issuing Bank, the Agent and the Issuing Bank had obtained actual knowledge (as determined in accordance with Section 12.8 hereof for the Agent and the Issuing Bank) that (i) an Event of Default had occurred and was continuing or (ii) after giving effect to the issuance of such Letter of Credit an Event of Default would arise under Section
7.19 hereof based on the most recent Borrowing Base Certificate furnished by Company to Agent under Section 7.2(d) hereof; provided, however that the Revolving Credit Banks shall be deemed to have acquired such a participation upon the date of which such Event of Default(s) has (have) been waived by the requisite Revolving Credit Banks, as applicable.

     (e) Nothing in this Agreement shall be construed to require or authorize any Revolving Credit Bank to issue any Standby Letter of Credit, it being recognized that the Issuing Bank shall be the sole issuer of Standby Letters of Credit under this Agreement.

     3.7 Obligations Irrevocable. The obligations of the Company and any Account Party to make payments to Agent for the account of Issuing Bank or the Revolving Credit Banks with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable, shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, and not subject to any qualification or exception whatsoever, including, without limitation, the following circumstances, either alleged or established:

     (a) Any lack of validity or enforceability of any Standby Letter of Credit or any documentation relating to any Standby Letter of Credit or to any transaction related in any way to any Standby Letter of Credit (the "Standby Letter of Credit Documents");

     (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security;

     (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Standby Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank or any Revolving Credit Bank or any other person or entity, whether in connection with this Agreement, any of the Standby Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

     (d) Any draft or other statement or document presented under any Standby Letter of Credit proving to be forged, fraudulent, erroneous, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (e) Payment by the Issuing Bank to the beneficiary in good faith under any Standby Letter of Credit against presentation of a draft, certificate or other documents which do not comply with the terms of such Standby Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

     (f) Any failure, omission, delay or lack on the part of the Agent, Issuing Bank or any Revolving Credit Bank or any party to any of the Standby Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, Issuing Bank, any Revolving Credit Bank or any such party under this Agreement, any of the other Loan Documents or any of the Standby Letter of Credit Documents, or any other acts or omissions on the part of the Agent, Issuing Bank, any Revolving Credit Bank or any such party; or

     (g) Any other event or circumstance that would, in the absence of this
Section 3.7, result in the release or discharge by operation of law or otherwise of the Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company or any Account Party has or may have against the beneficiary of any Standby Letter of Credit shall be available hereunder to the Company or any Account Party against the Agent, Issuing Bank or any Revolving Credit Bank. Nothing contained in this Section 3.7 shall be deemed to prevent the Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of the Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent, Issuing Bank or any Revolving Credit Bank.

     3.8 Risk Under Standby Letters of Credit. (a) In the administration and handling of Standby Letters of Credit and any security therefore, or any documents or instruments given in connection therewith, Issuing Bank shall have the sole right to take or refrain from taking any and all actions under or upon the Standby Letters of Credit.

     (b) Subject to other terms and conditions of this Agreement, Issuing Bank shall issue the Standby Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Standby Letters of Credit in accordance with Issuing Bank's regularly established practices and procedures and will have no further obligation with respect thereto. In the administration of Standby Letters of Credit, Issuing

Bank shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Bank with due care and Issuing Bank may rely upon any notice, communication, certificate or other statement from the Company, any Account Party, beneficiaries of Standby Letters of Credit, or any other Person which Issuing Bank believes to be authentic. Issuing Bank will, upon request, furnish the Revolving Credit Banks with copies of Standby Letter of Credit Documents related thereto.

     (c) In connection with the issuance and administration of Standby Letters of Credit and the assignments hereunder, Issuing Bank makes no representation and shall have no responsibility with respect to (i) the obligations of the Company or any Account Party or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, the Company, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Bank in its capacity as issuer of Standby Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Revolving Credit Banks expressly acknowledges that it has made and will continue to make its own evaluations of the Company's and the Account Parties' creditworthiness without reliance on any representation of Issuing Bank or Issuing Bank's officers, agents and employees.

     (d) If at any time Issuing Bank shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Standby Letter of Credit, or any interest thereon, Agent or Issuing Bank, as the case may be, shall receive same for the pro rata benefit of the Revolving Credit Banks in accordance with their respective Percentages and shall promptly deliver to each Revolving Credit Bank its share thereof, less such Revolving Credit Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Revolving Credit Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Revolving Credit Bank's Percentage of such payment, such Revolving Credit Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

     3.9 Indemnification. The Company and each Account Party hereby indemnifies and agrees to hold harmless the Revolving Credit Banks, the Issuing Bank and the Agent, and their respective officers, directors, employees and agents (each an "L/C Indemnified Person"), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Revolving Credit Banks, the Issuing Bank or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Standby Letter of Credit (collectively, the "Standby L/C Indemnified Amounts"), and none of the Issuing Bank, any Revolving Credit Bank or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:

     (a) the use which may be made of any Standby Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

     (b) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

     (c) payment by the Issuing Bank to the beneficiary under any Standby Letter of Credit against presentation of documents which do not strictly comply with the terms of any Standby Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Bank), including failure of any documents to bear any reference or adequate reference to such Standby Letter of Credit;

     (d) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Standby Letter of Credit; or

     (e) any other event or circumstance whatsoever arising in connection with any Standby Letter of Credit;

provided, however, that with respect to subparagraphs (a) through (e) hereof,
(i) neither the Company nor any of the Account Parties shall be required to indemnify any L/C Indemnified Person for any L/C Indemnified Amounts to the extent such amounts result from such L/C Indemnified Person's gross negligence or willful misconduct and (ii) the Agent and the Issuing Bank shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company and the Account Parties which were caused by the Issuing Bank's gross negligence, or willful misconduct or by the Issuing Bank's wrongful dishonor of any Standby Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Standby Letter of Credit.

     (f) It is understood that in making any payment under a Standby Letter of Credit the Issuing Bank will rely on documents presented to it under such Standby Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary.

     3.10 Right of Reimbursement. Each Revolving Credit Bank agrees to reimburse the Issuing Bank on demand, pro rata in accordance with its respective Revolving Credit Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Bank to be reimbursed by the Company or any Account Party pursuant to any Letter of Credit Agreement or any Standby Letter of Credit, to the extent not reimbursed by the Company or any Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Bank in any way relating to or arising out of this Agreement (including
Section 3.6(c) hereof), any Standby Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by the Company or any Account Party, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Bank as a result of Issuing Bank's gross negligence or willful misconduct or by the Issuing Bank's wrongful dishonor of any Standby Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

4.   TERM LOANS

     4.1 Term Loans.

     (a) Term Loan A. Subject to the terms and conditions hereof, each Term Loan A Bank, severally and for itself alone, agrees to lend to the Company, in a single disbursement on the Effective Date, an amount equal to such Bank's Percentage of Term Loan A.

     (b) Term Loan B. Subject to the terms and conditions hereof, each Term Loan B Bank, severally and for itself alone, agrees to lend to the Company, in a single disbursement on the Effective Date, an amount equal to such Bank's Percentage of Term Loan B.

     4.2 Accrual of Interest and Maturity; Evidence of Obligations. (a) The Company hereby unconditionally promises to pay to the Agent for the account of each Term Loan Bank such Bank's Percentage of the then unpaid aggregate principal amount of (i) Term Loan A outstanding on the Term Loan A Maturity Date and (ii) Term Loan B outstanding on the Term Loan B Maturity Date, and, in each case, on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, the unpaid principal Obligations outstanding under the Term Loans shall, from the Effective Date (until paid), bear interest at the Applicable Interest Rate.

     (b) Each Term Loan Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to the appropriate lending office of such Bank resulting from each Advance of Term Loan A and Term Loan B made by such lending office of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time under this Agreement.

     (c) The Agent shall maintain the Register pursuant to Section 13.8(f), and a subaccount therein for each Term Loan Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Advance of Term Loan A and Term Loan B made hereunder, the type thereof and each Interest Period applicable to any Eurocurrency-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Term Loan Bank hereunder in respect of the Advances of Term Loan A and Term Loan B respectively and (iii) both the amount of any sum received by the Agent hereunder from the Company in respect of the Advances of Term Loan A and/or Term Loan B and each Bank's share thereof.

     (d) The entries made in the Register and the accounts of each Term Loan Bank maintained pursuant to paragraphs (b) and (c) of this Section 4.2 shall, absent manifest error, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Bank or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay the Advances of each of the Term Loans (and all other amounts owing with respect thereto) made to the Company by such Bank in accordance with the terms of this Agreement.

     (e) The Company agrees that upon written request to the Agent by any Term Loan Bank, the Company will execute and deliver to such Bank, at the Company's own expense, a Term Loan A Note and/or Term Loan B Note of the Company evidencing the outstanding

Advances under Term Loan A and/or Term Loan B, as the case may be, owing to such Bank; provided, that the delivery of such Term Notes shall not be a condition precedent to the Effective Date.

     4.3 Repayment of Principal. The Obligations outstanding under the Term Loans shall be repaid in monthly principal installments in accordance with the schedules set forth in paragraph (a) and (b) below until each such Term Loan's respective Term Loan Maturity Date, when all principal plus accrued interest thereon shall be due and payable. There shall be no readvance or reborrowings of any principal reductions of any Term Loan.

     (a) Term Loan A. The Company shall repay Term Loan A in monthly principal installments each in the amount of Two Hundred Thousand Dollars ($200,000) on the first Business Day of each month, commencing February 3, 2003, until the Term Loan A Maturity Date, when all principal plus accrued interest thereon shall be due and payable.

     (b) Term Loan B. The Company shall repay Term Loan B in monthly principal installments each in the amount of One Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($166,667) on the first Business Day of each month, commencing February 3, 2003, until the Term Loan B Maturity Date, when all principal plus accrued interest thereon shall be due and payable.

     4.4 Term Loan Rate Requests; Refundings and Conversions of Advances of Term Loans. On the Effective Date, the Applicable Interest Rate for the Term Loans shall be the Prime-based Rate. Thereafter the Company may refund all or any portion of any Advance of each such Term Loan as an Advance with a like Interest Period or convert each such Advance of a Term Loan to an Advance with a different Interest Period, but only after delivery to Agent of a Term Loan Rate Request executed in connection with such Term Loan by an authorized officer of the Company and subject to the terms hereof and to the following:

     (a) each such Term Loan Rate Request shall set forth the information required on the Term Loan Rate Request form attached hereto as Exhibit P with respect to such Term Loan, including without limitation:

         (i) whether such Request is delivered in connection with Term Loan A or Term Loan B;

         (ii) whether the Advance is a refunding or conversion of an outstanding Advance;

         (iii) in the case of a refunding or conversion of an outstanding Advance, the proposed date of such refunding or conversion, which must be a Business Day; and

         (iv) whether such Advance (or any portion thereof) is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the Interest Period(s) applicable thereto.

     (b) each such Term Loan Rate Request shall be delivered to Agent by 1:00 p.m. (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Term Loan Rate Request must be delivered by 1:00 p.m. on the proposed date of Advance;

     (c) the principal amount of such Advance of the applicable Term Loan plus the amount of any other Advance of such Term Loan to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be
(i) in the case of a Prime-based Advance at least the applicable amount set forth on Schedule 1.6 annexed hereto, and (ii) in the case of a Eurocurrency-based Advance at least the applicable amount set forth on Schedule
1.6 annexed hereto.

     (d) no Advance shall have an Interest Period ending after the Term Loan A Maturity Date or Term Loan B Maturity date, as applicable, and, notwithstanding any provision hereof to the contrary, the Company shall select Interest Periods (or the Prime-based Rate) for sufficient portions of such Term Loan such that the Company may make the required principal payments hereunder on a timely basis and otherwise in accordance with Section 4.5 below;

     (e) upon completion of the Advance there shall be no more than four (4) Interest Periods in effect for Advances of Term Loan A and no more than four (4) Interest Periods in effect for Advances of Term Loan B; and

     (f) a Term Loan Rate Request, once delivered to Agent, shall not be revocable by the Company.

Each selection of an Interest Period under this Section 4.4, and the amount and date of any repayment, shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

     4.5 Prime-based Advance in Absence of Election or Upon Default. In the event the Company shall fail with respect to any Eurocurrency-based Advance of a Term Loan to timely exercise its option to refund or convert such Advance in accordance with Section 4.4 hereof (and such Advance has not been paid in full on the last day of the Interest Period applicable thereto according to the terms hereof), or, subject to Section 4.9 hereof, if on the last day of the applicable Interest Period, a Default or Event of Default shall exist, then, on the last day of the applicable Interest Period, the principal amount of such Advance which has not been prepaid shall be automatically converted to a Prime-based Advance and the Agent shall thereafter promptly notify the Company thereof.

     4.6 Prime-based Interest Payments. Interest on the unpaid principal of all Prime-based Advances of any Term Loan from time to time outstanding shall accrue until paid at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds commencing on the first Business Day of the calendar month next succeeding the calendar month during which the initial Advance of such Term Loan is made and on the first Business Day of each month thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

     4.7 Eurocurrency-based Interest Payments. Interest on the unpaid principal of each Eurocurrency-based Advance of a Term Loan shall accrue at its Eurocurrency-based Rate and shall be payable in immediately available funds on the first Business Day of the calendar month next succeeding the calendar month during which the initial Advance of such Term Loan is made and on the first Business Day of each month thereafter. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

     4.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in Sections 4.6 and 4.7, all accrued and unpaid interest on any Advance refunded or converted pursuant to Section 4.4 hereof, except for any conversions or refundings of Prime-based Advances, shall be due and payable in full on the date such Advance is refunded or converted.

     4.9 Interest on Default. Notwithstanding anything to the contrary set forth in Sections 4.6 and 4.7, in the event and so long as any Event of Default shall exist, in the case of any Event of Default under Sections 9.1(a) or 9.1(j), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Term Loan Banks, interest shall be payable on demand on the principal amount of all Advances of the Term Loans from time to time outstanding (and, to the extent delinquent, on all other monetary obligations of the Company hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance, plus, in the case of Eurocurrency-based Advances, two percent (2%) per annum for the remainder of the then existing Interest Period, if any, and at all other such times and for all Prime-based Advances, at a per annum rate equal to the Prime-based Rate plus two percent (2%).

     4.10 Optional Prepayment of Term Loans.

     (a) Subject to this Section 4.10, at its option the Company may prepay all or any portion of the outstanding principal of a Term Loan bearing interest at the Prime-based Rate or, upon one (1) Business Day's notice to the Agent by wire, telecopy, telex or by telephone (confirmed by wire, telecopy or telex), of a Term Loan bearing interest at the Eurocurrency-based Rate, at any time and from time to time, with accrued interest on the principal being prepaid to the date of such prepayment. Any prepayment of a portion of a Term Loan as to which the Applicable Interest Rate is the Prime-based Rate shall be without premium or penalty. Any other prepayment shall be subject to the provisions of Section 11.1.

     (b) Each partial prepayment of a Term Loan shall be applied to Term Loan A, and Term Loan B, on a pro rata basis, to the next principal installment that is due under each such Term Loan (based on the respective amounts of such installments) and the balance to the principal payments of such Term Loans due thereunder in the inverse order of their maturities as follows: first, to that portion of each such Term Loan outstanding as a Prime-based Advance, second, to that portion of each such Term Loan outstanding as Eurocurrency-based Advances which have Interest Periods ending on the date of payment, and last, to any remaining Advances of such Term Loans being carried at the Eurocurrency-based Rate.

All prepayments of the Term Loans shall be made to the Agent for distribution ratably to the applicable Banks in accordance with their respective Percentages.

     4.11 Mandatory Prepayment of Term Loans.

     (a) Subject to clause (d) and the provisions of Section 8.9 hereof, immediately upon receipt by the Company or any Subsidiary of any Net Cash Proceeds in excess of $100,000 of all Asset Sales completed in any fiscal year (excluding, for purposes of both calculation of the $100,000 threshold and prepayment obligations hereunder, the sale of the Minneapolis Slitter, the sale of all or any portion of the Tubing Business, the sale of real estate commonly known as 1599 Nitterhouse, Chambersburg, Pennsylvania and the sale of any machinery, equipment and fixtures located on such real estate as of the Effective Date), the Company shall prepay the Term Loans by an amount equal to one hundred percent (100%) of such Net Cash Proceeds until the Term Loans have been paid in full (in which case the balance of any such Net Cash Proceeds shall be subject to Section 2.13(c) hereof);

     (b) Subject to clause (d) hereof, immediately upon receipt by the Company or any Subsidiary of the cash proceeds of the issuance of any Equity Interests of such Person or of any Subordinated Debt issued after the Effective Date by such Person, the Company shall be obligated to repay the Term Loans by an amount equal to (y) one hundred percent (100%) of such cash proceeds in the case of any such issuance of Equity Interests or (z) one hundred percent (100%) of such cash proceeds in the case of any such issuance of Subordinated Debt (net, in any case, of reasonable and customary costs and expenses of issuance), provided, however, that to the extent that the amount of the cash proceeds described in
(y) and (z) above, as applicable, exceeds the outstanding Obligations under the Term Loans, the remainder shall be subject to Section 2.13(b) hereof; and further provided, the Company shall not be required to make prepayments under this Section and Section 2.13(b) for the first $100,000 of such proceeds received each fiscal year from the exercise of employee stock options or purchases made under employee stock option or stock purchase plans;

     (c) Subject to clause (d) hereof, mandatory prepayments under this Section
4.11 shall be in addition to any scheduled installments or optional prepayments made prior thereto and shall be subject to Section 11.1. Each mandatory prepayment of the Term Loans shall be applied as follows: (i) if the asset(s) sold in connection with the Asset Sale is real estate, first to Term Loan B until paid in full and then to Term Loan A until paid in full; (ii) if the asset(s) sold in connection with the Asset Sale is machinery or equipment, to Term Loan A until paid in full and then to Term Loan B until paid in full; and
(iii) if the asset(s) sold in connection with the Asset Sale consists of real estate and machinery or equipment, to Term Loan A and Term Loan B, on a pro rata basis (based on the value of the assets sold); and, in each case, to the principal payments of such Term Loans due thereunder in the inverse order of their maturities as follows: (x) first, to that portion of each such Term Loan outstanding as a Prime-based Advance, (y) second, to that portion of each such Term Loan outstanding as Eurocurrency-based Advances which have Interest Periods ending on the date of payment, and (z) last, to any remaining Advances of such Term Loans being carried at the Eurocurrency-based Rate; and

     (d) To the extent that, on the date any mandatory prepayment of the Term Loans under this Section 4.11 is due, the Obligations under the Term Loans or any other Obligations to be prepaid is being carried, in whole or in part, at the Eurocurrency-based Rate and no Default or Event of Default has occurred and is continuing, the Company may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and upon such deposit, the obligation of the Company to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the applicable Term Loan(s) on the last day of each Interest Period attributable to the Eurocurrency-based Advances of such Term Loans, thereby avoiding breakage costs under Section 11.1 provided, however, upon the occurrence and during the continuance of a Default or Event of Default, the funds in such cash collateral account automatically shall be applied to reduce the principal balance of the applicable Term Loan(s). All prepayments of the Term Loans hereunder shall be made to the Agent for distribution ratably to the applicable Term Loan Banks.

     4.12 Use of Proceeds. Proceeds of the Term Loans shall be used by the Company to refinance indebtedness outstanding under the Prior Credit Agreement and to repay indebtedness owing to Fifth Third Bank.

     4.13 Extension of Maturity Date for Term Loans. (a) Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent and each Bank (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent and each
Bank) prior to June 30, but not before March 31, of each year beginning in 2004, request that the Banks extend the then applicable Term Loan A Maturity Date and/or Term Loan B Maturity Date to a date that is one year later than the Term Loan A Maturity Date and/or Term Loan B Maturity Date, as applicable, then in effect (referred to in this Section 4.13 as a "Request").

     (b) Each Bank shall, within thirty (30) days of receipt of any such request, notify the Agent in writing whether such Bank consents to the extension of the Term Loan A Maturity Date and/or Term Loan B Maturity Date, as applicable, such consent to be in the sole discretion of such Bank. If any Bank does not so notify the Agent of its decision within such thirty (30) day period, such Bank shall be deemed to have not consented to such request of the Company.

     (c) The Agent shall promptly notify the Company whether (and which of) the Banks have consented to such Request. If the Agent does not so notify the Company within thirty (30) days of the Agent's receipt of such Request, the Agent shall be deemed to have notified the Company that the Banks have not consented to the Request.

     (d) Notwithstanding anything herein to the contrary, neither the Term Loan A Maturity Date nor the Term Loan B Maturity Date will be extended unless all Banks have consented to such extension.

     5. CONDITIONS

     The obligations of the Banks to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Bank to issue Letters of Credit are subject to the following conditions:

     5.1 Execution of Notes and this Agreement. Each of the Loan Parties shall have executed and delivered to Agent for the account of each Bank requesting Notes, the Revolving Credit Notes, the Swing Line Note and/or the Term Notes, as applicable, and this Agreement and the other Loan Documents to which that Loan Party is a party (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and such Notes, and this Agreement and the other Loan Documents shall be in full force and effect.

     5.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank:

     (a) For each Loan Party, a certificate of its Secretary or Assistant Secretary as to:

         (i) resolutions of the board of directors of such Loan Party evidencing approval of the transactions contemplated by this Agreement, approval of this Agreement and the other Loan Documents to which such Loan Party is party and authorizing the execution and delivery thereof and in the case of the Company, the borrowing of Advances and the requesting of Letters of Credit hereunder,

         (ii) the incumbency and signature of the officers of such Loan Party executing any Loan Document,

         (iii) a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation, and from every state or other jurisdiction listed on Schedule 5.2 hereof if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in Section 6.1, and

         (iv) copies of such Loan Party's articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date;

     5.3 Collateral Documents, Guaranties and other Loan Documents. As security for all Obligations, the Agent shall have received the following documents:

     (a) The following Collateral Documents:

         (i) the Company Pledge Agreement executed and delivered by the Company;

         (ii) the Subsidiary Pledge Agreement executed and delivered by Olympic Steel - Minneapolis, Inc.;

         (iii) the Guaranty, executed and delivered by each of the Guarantors;

         (iv) the Security Agreement, executed and delivered by the Company and each Guarantor; and

         (v)      the Subordination Agreements, if any.

     (b) A Mortgage for each property listed on Schedule 5.3(b), together, with the following, for each such parcel, shall have been delivered to the Agent, for and on behalf of the Banks:

         (i) ALTA mortgage title insurance policy from a title insurance company reasonably satisfactory to the Agent and the Banks, without standard exceptions, in an amount satisfactory to the Agent and the Banks, insuring the Agent's mortgage, to be a first lien on the subject property, subject only to those exceptions, provided the same are available, acceptable to the Agent and the Banks. The title policy shall contain, provided the same are available, comprehensive, leasehold (if applicable) and any other endorsements required by the Agent.

         (ii) Mortgage survey reasonably satisfactory to and certified to the Agent and the title company, by a surveyor approved by the Agent, showing no encroachments or adverse rights, other than those reasonably acceptable to the Agent and showing ingress and egress, all recorded easements affecting the subject property, whether or not the subject is in a flood plain area, and such other information as the Agent or the title company reasonably requests, all in compliance with the Agent's survey requirements (provided that surveys on leasehold properties shall not be required).

         (iii)    Evidence of flood insurance, if required by applicable law.

     (c) If requested by the Agent, in the case of each leased property listed on Schedule 5.3(c) hereto (excluding 402 Centre Street, Fernandina Beach, Florida 32035) and all other locations where Collateral having an aggregate value of $100,000 or more is located and which is not owned by Company, Collateral Access Agreements in form and substance reasonably acceptable to the Agent and the Banks.

     (d) Certified copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Effective Date, listing all effective financing statements which name The Company or any Subsidiary (under their present names or under any previous names used within five (5) years prior to the date hereof) as debtors and which are filed in the jurisdictions in which filings are to be made pursuant to the Collateral Documents, together with (i) copies of such financing statements, and (ii) executed Uniform Commercial Code (Form UCC-3) Termination Statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 8.2).

     (e) Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, stock powers executed in blank and any endorsements) reasonably required to be provided in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Banks), a perfected security interest in the Collateral thereunder shall have been delivered to the Agent in a proper form for filing in each office in each jurisdiction listed in Schedule 5.3(e), or other office, as the case may be.

     5.4 Existing Credit Facilities. All existing Funded Debt, other than Funded Debt expressly permitted hereunder, or Funded Debt to be refinanced with the proceeds of an Advance of the Revolving Credit hereunder (including the Funded Debt under the Prior Credit Agreement which is being assigned and re-evidenced, but not deemed repaid), together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full and the related commitments terminated and all Liens securing payment of any such Funded Debt shall have been released and the Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith, or undertakings from the applicable secured parties as to the termination and discharge thereof satisfactory in form and substance to Agent.

     5.5 Insurance. The Agent shall have received evidence satisfactory to it that the Loan Parties have obtained the insurance policies required by Section
7.5 hereof and that such insurance policies are in full force and effect.

     5.6 Compliance with Certain Documents and Agreements. The Loan Parties shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Loan Documents and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in material default in the performance or compliance with any of the terms or provisions hereof or thereof.

     5.7 Opinion of Counsel. The Loan Parties shall furnish Agent prior to the initial Advance under this Agreement, with signed copies for each Bank, opinions of counsel to the Loan Parties, dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Banks.

     5.8 Company's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a Responsible Officer of the Company dated the date of the initial Advance hereunder, stating that to the best of his or her knowledge after due inquiry, (a) except to the extent set forth in any post closing letter between the Company and the Agent, the conditions set forth in this Section 5 have been satisfied; (b) the representations and warranties made by the Loan Parties in this Agreement or any of the other Loan Documents, are true and correct in all material respects; (c) no Default or Event of Default shall have occurred and be continuing; (d) since November 30, 2002, nothing shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect; and (e) there shall have been no material changes to the pro forma opening balance sheet of the Company previously delivered to the Agent under Section 5.10 (iii) hereof.

     5.9 Payment of Fees. Concurrently with the initial Advance hereunder, Company shall have paid to Comerica, in its individual capacity and as Agent (for its sole account), any commitment fee and agency fee due under the terms of the applicable Fee Letter.

     5.10 Financial Statements. The Company shall have delivered to the Agent and each Bank (i) audited financial statements of the Company and its Subsidiaries for the fiscal year which ended on December 31, 2001, prepared and presented in accordance with GAAP, (ii) Company prepared unaudited financial statements of the Company and the Subsidiaries, for the quarter which ended on September 30, 2002 and (iii) a pro-forma opening balance sheet as of the Effective Date and financial projections in form and substance reasonably satisfactory to the Agent and the Banks.

     5.11 Continuing Conditions. The obligations of the Banks to make Advances (including the initial Advance) under this Agreement and the obligation of the Issuing Bank to issue any Letters of Credit shall be subject to the continuing conditions that:

     (a) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit; and

     (b) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Standby Letter of Credit as if made on and as of such date (other than any representation or warranty that expressly speaks only as of a different date).

     6. REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants and such representations and warranties shall survive until the Final Maturity Date and thereafter until the expiration of all Letters of Credit and the final payment in full of the Obligations and the performance by the Company of all other obligations under this Agreement:

     6.1 Corporate Authority. Each Loan Party is a corporation (or other business entity) duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation, each other Subsidiary is a corporation or other business entity duly organized and existing in good standing under the laws of the jurisdiction of its incorporation, and, other than as set forth on Schedule 6.1 hereto, each Loan Party and each Subsidiary is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification and authorization necessary and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

     6.2 Due Authorization - Company. Execution, delivery and performance of this Agreement, the other Loan Documents to which the Company is a party and the issuance of the Notes by the Company (if requested) are within the Company's corporate powers, have been duly authorized, are not in contravention of any law applicable to the Company or the terms of the Company's organizational documents and, except as have been previously obtained or as referred to in Section 6.13, below, do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority.


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


     6.3 Due Authorization - Guarantors. Execution, delivery and performance of the Guaranty, and the other Loan Documents to which such Guarantor is a party, are within the corporate powers of each such Guarantor, have been duly authorized, are not in contravention of any law applicable to such Guarantor or the terms of such Guarantor's organizational documents, and, except as have been previously obtained (or as referred to in Section 6.13 below), do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority not previously obtained.

     6.4 Good Title, No Liens. The property described in Schedules 5.3(b) and 5.3(c) hereof constitutes all of the real property owned or leased by The Company and their respective Subsidiaries on the Effective Date. The Company and its Subsidiaries have good title to or a valid leasehold interest in (or, in the case of any fee interest in real property, good and marketable title to) all of their respective material assets, subject to the exceptions stated in the next sentence. There are no security interests in, liens, mortgages, or other encumbrances on and no financing statements on file with respect to any of the assets owned by Company or their respective Subsidiaries, except for (i) any defects that, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (ii) other Liens permitted pursuant to
Section 8.2.

     6.5 Taxes. Each of the Loan Parties, and each of their respective Subsidiaries has filed on or before their respective due dates or within the applicable grace periods, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all material taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of such Loan Party or such other Subsidiary as may be required by GAAP.

     6.6 No Defaults. There exists no material default under the provisions of any instrument evidencing any outstanding indebtedness for borrowed money in excess of $500,000 of any Loan Party or any of their respective Subsidiaries or of any agreement relating thereto.

     6.7 Enforceability of Agreement and Loan Documents -- Company. This Agreement and each of the other Loan Documents to which the Company is a party have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

     6.8 Enforceability of Loan Documents -- Guarantors. The Loan Documents to which each of the Guarantors is a party, have each been duly executed and delivered by the duly authorized officers or members or managers, as the case may be, of each such Guarantor and constitute the valid and binding obligations of each such Guarantor, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

     6.9 Compliance with Laws. Except as disclosed on Schedule 6.9, each of the Loan Parties, and each of their respective Subsidiaries has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including but not limited to Hazardous Material Laws, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     6.10 Non-contravention -- Company. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party by the Company are not in contravention of the terms of any indenture, agreement or undertaking to which the Company or any of its Subsidiaries is a party or by which its or their properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

     6.11 Non-contravention -- Guarantors. The execution, delivery and performance of those Loan Documents signed by the Guarantors are not in contravention of the terms of any indenture, agreement or undertaking to which any such Guarantor is a party or by which it or its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

     6.12 No Litigation. Except for De Minimis Matters or as set forth on
Schedule 6.12 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or to the knowledge of the Company, threatened against any Loan Party or any of their respective Subsidiaries (other than any suit, action or proceeding in which such Loan Party or such Subsidiary is the plaintiff and in which no counterclaim or cross-claim against such Loan Party or such Subsidiary has been filed). Except as set forth on Schedule 6.12 there is not outstanding against any Loan Party or any Subsidiary any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is any Loan Party or any other Subsidiary in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such matters individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

     6.13 Consents, Approvals and Filings, Etc. Except as have been previously obtained or for DeMinimis Matters and except for the consents of landlords with respect to properties leased by Company and its Subsidiaries or other Persons with respect to Inventory held at facilities not owned or leased by Company or its Subsidiaries, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by any of the Loan Parties of this Agreement, any of the other Loan Documents to which they are a party, or any other documents or instruments to be executed and or delivered by any such Loan Parties in connection therewith or herewith; or (ii) by Loan Party, of the liens, pledges, mortgages, security interests or other encumbrances granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, except for such filings to be made concurrently herewith as are required by the Collateral Documents to perfect liens in favor of the Agent and except for such consents, approvals or filings the failure of which to obtain would not have a Material Adverse Effect. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of the Company threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

     6.14 Agreements Affecting Financial Condition. Except as disclosed on
Schedule 6.14 annexed hereto, as of the Effective Date none of the Loan Parties nor any of their respective Subsidiaries is party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

     6.15 No Investment Company or Margin Stock. None of the Loan Parties nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Loan Parties nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Loan Party nor any of their respective Subsidiaries to purchase or carry margin stock or will be made available by any Loan Party or any of their respective Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

     6.16 ERISA. None of the Loan Parties nor any of their respective Subsidiaries maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 6.16 hereto; and there is no accumulated funding deficiency within the meaning of ERISA, or any outstanding liability with respect to any of the Pension Plans owed to the PBGC or any successor thereto other than future premiums due and owing pursuant to Section 4006 of ERISA, and no "reportable event" as defined in ERISA has occurred with respect to any Pension Plan other than an event for which the notice requirement has been waived by the PBGC. Neither the Loan Parties nor any of their respective Subsidiaries have engaged in a transaction with respect to any Pension Plan, other than a transaction for which an exemption is available and has been obtained, which could subject the Company or the Subsidiaries to a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material. All Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA.

     6.17 Conditions Affecting Business or Properties. As of the Effective Date, neither the respective businesses nor the properties of any Loan Party nor any of their respective Subsidiaries is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or other casualty (not covered by insurance) which is reasonably likely to have a Material Adverse Effect, or if such event or condition were to continue for more than ten (10) additional days could reasonably be expected to have a Material Adverse Effect.

     6.18 Environmental and Safety Matters. Except as set forth in Schedules
6.18 and 6.12 and except for such matters as are not reasonably likely to have a Material Adverse Effect:

     (a) all facilities and property owned or leased by the Loan Parties or any of their respective Subsidiaries, are in material compliance with all Hazardous Material Laws;

     (b) to the knowledge of the Company, there have been no unresolved and outstanding past, and there are no pending or threatened

         (i) written claims, complaints, notices or requests for information received by any Loan Party or any of their respective Subsidiaries with respect to any alleged violation of any Hazardous Material Law, or

         (ii) written complaints, notices or inquiries to any Loan Party or any of their respective Subsidiaries regarding potential liability of the Loan Parties or any of their respective subsidiaries under any Hazardous Material Law; and

     (c) to the knowledge of the Company, no conditions exist at, on or under any property now or previously owned or leased by the Loan Parties or any of their respective Subsidiaries which, with the passage of time, or the giving of notice or both, are reasonably likely to give rise to liability under any Hazardous Material Law or create a significant adverse effect on the value of the property.

     6.19 Subsidiaries. Except as disclosed on Schedule 6.19 hereto as of the Effective Date, and thereafter, except as disclosed to the Agent in writing from time to time, Company has no Subsidiaries.

     6.20 Accuracy of Information. (a) Each of the Company's financial statements furnished to Agent and the Banks prior to the date of this Agreement, fairly presents in all material respects (subject to year-end adjustments and the omission of notes thereto in the case of interim statements) the financial condition of the Company and its Subsidiaries and the results of their operations for the periods covered thereby, and has been prepared in accordance with GAAP. The projections and pro forma financial information furnished to Agent and the Banks prior to the Effective Date are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Banks that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

     (b) Since November 30, 2002, there has been no Material Adverse Effect on the financial condition of Company and its Subsidiaries taken as a whole; to the best knowledge of the Company as of the Effective Date, neither Company nor any of its Subsidiaries has any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the Company's financial statements for the period ended November
30, 2002, except as set forth on Schedule 6.20 hereof; and at the present time there are no unrealized or anticipated losses from any present commitment of Company or any of its Subsidiaries which contingent obligations and losses in the aggregate would reasonably be expected to have a Material Adverse Effect.

     6.21 Labor Relations. None of the Loan Parties nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 6.21, there is (i) no unfair labor practice complaint pending against the Loan Parties nor any of their respective Subsidiaries or to the knowledge of Company, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of them or, to the knowledge of Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary or to the knowledge of Company, threatened against any of them and (iii) no union representation question existing with respect to the employees of the Loan Parties or any of their respective Subsidiaries, in each case or in the aggregate which could reasonably be expected to have a Material Adverse Effect.

     6.22 Existing Debt. As of the Effective Date, Schedule 8.1(b) hereto sets forth a true and complete list of all Debt for borrowed money (other than the Obligations) of the Company and the Subsidiaries as of the Effective Date that is in excess of $50,000 for any one issue and is to remain outstanding after giving effect to this transaction, in each case showing the aggregate principal amount thereof and the name of the company (or issuer) and any other entity which directly or indirectly guaranteed such debt.

     6.23 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will each be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its business and all business in which it is about to engage. This Agreement is being executed and delivered by the Company to Agent and the Banks in good faith and in exchange for fair, equivalent consideration. Neither the Company nor any Subsidiary intends to nor does management of the Company or any Subsidiary believe it will incur debts beyond its ability to pay as they mature. Neither the Company nor any Subsidiary contemplates filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to the Company or any Subsidiary, nor does the Company or any Subsidiary have any knowledge of any threatened bankruptcy or insolvency proceedings against the Company or any Subsidiary.

     6.24 Capitalization. On the Effective Date, except as disclosed on Schedule 6.24, all issued and outstanding shares of capital stock of Company and its Subsidiaries are duly authorized and validly issued, fully paid, nonassessable, with respect only to shares of a Guarantor or other Subsidiary owned by Company or any Subsidiary, are free and clear of all Liens other than Liens permitted under Section 8.2 and all issued and outstanding shares of the Company and its Subsidiaries were issued in compliance with all applicable state and federal laws concerning the issuance of securities. On the Effective Date, the number of authorized and issued shares of the capital stock of the Company and each Subsidiary is as set forth on Schedule

6.24. On the Effective Date, no shares of the capital stock of the Company or any Subsidiary, other than those described above, are issued and outstanding. On the Effective Date, except as disclosed on Schedule 6.24, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from the Company or any Subsidiary, of any shares of capital stock or other securities of the Company or any Subsidiary.

7.   AFFIRMATIVE COVENANTS

     The Company covenants and agrees that it will, and, as applicable, it will cause its Subsidiaries, until the Final Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Obligations and the performance by the Company of all other obligations under this Agreement and the other Loan Documents, to:

     7.1 Financial Statements. Furnish to the Agent:

     (a) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company a copy of the audited Consolidated financial statements of the Company and the Subsidiaries as at the end of such year and the related audited statements of income, stockholders equity, and cash flows for such year and footnotes, setting forth in each case in comparative form the figures for the previous year, certified as being fairly stated in all material respects by an independent certified public accounting firm reasonably satisfactory to the Agent and the Banks; provided, however, that such requirements for the furnishing of such annual financial statements may be fulfilled by the furnishing of the annual report of the Company on Form 10-K (within the 120 day period set forth herein), which includes financial statements, as filed with the Securities and Exchange Commission, for the applicable fiscal year, and notice to Agent of such filing (within the 120 day period set forth herein); and

     (b) as soon as available, but in any event not later than thirty (30) days after the end of each month (except the last month of each fiscal year in which case sixty (60) days after the end of such month), Company prepared unaudited Consolidated balance sheets of the Company and the Subsidiaries as at the end of such month and the related unaudited statements of income, and cash flows for the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous year, and certified by a Responsible Officer as being fairly stated in all material respects; and all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein), provided however that the financial statements delivered pursuant to clause (b) hereof will not be required to include footnotes and will be subject to year-end adjustments.

     7.2 Certificates; Other Information. Furnish to the Agent (all of which shall be subject to the confidentiality provisions of Section 13.11 below):

     (a) Within thirty (30) days after and as of the end of each month, a Covenant Compliance Report;


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



     (b) By December 31 of each year the Company shall prepare and deliver to the Agent and the Banks projections of the Company and the Subsidiaries for the next succeeding fiscal year, on a month to month basis and for the following two
(2) fiscal years on an annual basis, including a balance sheet as at the end of each relevant period and income statements and statements of cash flows for each relevant period and for the period commencing at the beginning of the fiscal year and ending on the last day of such relevant period;

     (c) Within twenty (20) days after and as of the end of each month agings of Accounts and accounts payables of Company and the Guarantors, an inventory report of Company and the Guarantors and any such schedule shall be accompanied, if so requested by Agent, by a true and correct copy of the invoices evidencing Eligible Accounts and by evidence of delivery or performance and other supporting detail satisfactory to Agent;

     (d) Within twenty (20) days after and as of the end of each month, unless Availability is less than $12,500,000, in which case, by Friday of each week and as of the close of business on Friday of the prior week, a Borrowing Base Certificate in form satisfactory to Agent;

     (e) Promptly upon receipt thereof, the Company shall use its best efforts to deliver or cause to be delivered copies of all significant reports submitted by the Company's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and the Subsidiaries made by such accountants, including any comment letter submitted by such accountants to managements in connection with their services;

     (f) Promptly after filing , copies of all reports filed by Company or any of its Subsidiaries with the Securities Exchange Commission;

     (g) By March 31, 2003, evidence satisfactory to Agent that all depository accounts maintained by Company or any Guarantor at National City Bank (or any Affiliate of National City Bank) or Mellon Bank (or any Affiliate of Mellon
Bank) have been terminated; and

     (h) Promptly and in form to be reasonably satisfactory to the requesting Bank, such additional financial and/or other information, or other reports as any Bank may from time to time reasonably request.

     7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company.

     7.4 Conduct of Business and Maintenance of Existence; Compliance with Laws.

     (a) Continue to engage solely in the business now conducted by the Company or its Subsidiaries and businesses related or complimentary thereto and preserve, renew and keep in full force and effect its existence, except as otherwise permitted pursuant to Sections 8.4 and 8.5;


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

     (b) Take all reasonable action it deems necessary in its reasonable business judgment to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except as otherwise permitted pursuant to
Section 8.5 or where the failure to so maintain would not reasonably be expected to have a Material Adverse Effect; and

     (c) Comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.5 Maintenance of Property; Insurance. (a) Keep all material property it deems, in its reasonable business judgment, useful and necessary in its business in working order (ordinary wear and excepted), except where the failure to maintain such property would not reasonably be expected to have a Material Adverse Effect; and (b) maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate, and in the case of all policies covering any Collateral, all such insurance policies shall provide that the loss payable thereunder shall be payable to Company or such Subsidiary and to the Agent for the benefit of the Banks (Agent as mortgagee, or, in the case of personal property interests, lender loss payee), as their respective interests may appear, and certificates evidencing such policies, including all endorsements thereto, to be deposited with Agent upon its request.

     7.6 Inspection of Property; Books and Records, Discussions. Permit Agent and each Bank, through their authorized attorneys, accountants and representatives (a) at all reasonable times during normal business hours, upon the prior written notice by Agent or such Bank, to examine Company's and each Subsidiary's books, accounts, records, ledgers and assets and properties of every kind and description wherever located; (b) at any time and from time to time (in any event, at least twice a year unless Availability is less than $12,500,000, in which case, at least once a quarter), upon the request of the Majority Banks, to conduct full or partial collateral audits of Company and the Subsidiaries to be completed by an appraiser as may be selected by Agent and the Majority Banks and consented to by Company (such consent not to be unreasonably withheld), with all reasonable costs and expenses of such audits to be reimbursed by Company, provided however that prior to the occurrence and continuance of any Default or Event of Default, the Company shall be required to reimburse the Agent for the reasonable costs and expenses of no more than two
(2) (unless Availability is less than $12,500,000, in which case four (4)) such audits conducted by Agent in any year and provided further however that Company shall be required to reimburse the Agent for all reasonable costs and expenses of all audits conducted after the occurrence and during the continuance of a Default or Event of Default; and (c) permit Agent and each Bank or their authorized representatives, at reasonable times and intervals upon prior written notice, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified or chartered public accountants, as applicable, and, by this provision, Company authorizes such accountants to discuss the finances and affairs of Company and the Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and


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


other corporate records. Notwithstanding the foregoing, all information furnished to the Agent or the Banks hereunder shall be subject to the undertaking of the Banks set forth in Section 13.11 hereof. The first collateral audit under this Section 7.6 shall be commenced by Agent within 90 days of the Effective Date.

     7.7 Notices. Promptly give notice to the Agent of:

     (a) the occurrence of any Default or Event of Default of which the Company or any Subsidiary has knowledge;

     (b) any (i) default or event of default (taking into account applicable periods of notice and cure) under any Contractual Obligation of Company or any Subsidiary of which the Company or such Subsidiary had knowledge or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any Subsidiary and any Governmental Authority or other third party, which in either case, if not cured or if it is reasonably likely to be adversely determined, as the case may be, would have a Material Adverse Effect or (iii) any change in the financial condition of the Company or any of the Subsidiaries since the date of the last audited financial statements delivered pursuant to
Section 7.1(a) hereof which could reasonably be expected to have a Material Adverse Effect;

     (c) any event which the Company reasonably believes is reasonably likely to have a Material Adverse Effect;

     (d) promptly after becoming aware of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position (or any such tax position taken by the Company or any Subsidiary) which could reasonably be expected to have a Material Adverse Effect upon The Company or any Subsidiary setting forth the details of such position and the financial impact thereof;

     (e) not less than 10 days prior to the proposed effective date thereof, copies of any proposed material amendments, restatements or other modification to the Subordinated Debt Documents;

     (f) provide prompt written notice to the Agent of (i) all jurisdictions in which the Company or any of the Subsidiaries becomes qualified to do business as a foreign entity after the Effective Date to transact business, and (ii) any material change after the Effective Date in the authorized and issued capital stock or other equity interests of the Company or any of the Subsidiaries or any other material amendment to their charter, by-laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments as applicable; and

     (g) concurrently with the delivery thereof, any notices to any holder of Subordinated Debt pursuant to the Subordinated Debt Documents other than notices required hereunder.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company has taken or proposes to take with respect thereto.


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



     7.8 Hazardous Material Laws.

     (a) Use and operate all of its facilities and properties in material compliance with all applicable Hazardous Material Laws, keep all required material permits, approvals, certificates, licenses and other authorizations required under such Hazardous Material Laws in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral taken as a whole;

     (b) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by the Company or any of the Subsidiaries of a material nature relating to Hazardous Materials or compliance with Hazardous Material Laws;

     (c) To the extent necessary to materially comply with Hazardous Material Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material;

     (d) Provide such information and certifications which any Bank may reasonably request from time to time to evidence compliance with this Section 7.8.

     7.9 Consolidated Debt Service Coverage Ratio. Maintain as of the end of each fiscal quarter of Company, a Consolidated Debt than 1.25 to 1.0.

     7.10 Maintain Leverage Ratio. Maintain as of the end of each fiscal quarter of Company, a Consolidated Leverage Ratio of not more than 1.75 to 1.0.

     7.11 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance by such Loan Parties, of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by such Loan Parties in connection therewith or herewith, except where the failure to so apply for, obtain or maintain would not reasonably be expected to have a Material Adverse Effect.

     7.12 Compliance with ERISA. Comply in all material respects with all applicable requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code, including, but not limited to, the minimum funding requirements of any Pension Plan, except where the failure to comply is not likely to have a Material Adverse Effect.

     7.13 ERISA Notices. Promptly notify Agent upon the occurrence of any of the following events if such event is likely to have a Material Adverse Effect:

     (a) the termination, other than a standard termination, as defined in ERISA, of any Pension Plan subject to Subtitle C of Title IV of ERISA;


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


     (b) the Company's or any Subsidiary's receipt of notice of the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;

     (c) the Company's or any Subsidiary's receipt of notice of the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

     (d) the failure of the Company or any Subsidiary to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

     (e) the withdrawal of the Company or any Subsidiary from any Multiemployer Plan if the Company reasonably believes that such withdrawal would give rise to the imposition of withdrawal liability with respect thereto; or

     (f) the occurrence of a "reportable event" which is required to be reported by the Company under Section 4043 of ERISA as defined in ERISA other than any event for which the reporting requirement has been waived by the PBGC or a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained which in either case is likely to have a Material Adverse Effect.

     7.14 Security; Defense of Collateral. Take such actions as the Agent or the Majority Banks may from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its Collateral, subject only to the Liens permitted under Section 8.2 hereof; and defend the Collateral from any Liens other than Liens permitted by Section 8.2.

     7.15 Appraisal Requirements. In the event required by the applicable banking regulatory authorities having jurisdiction thereof, as determined by Agent in its reasonable discretion, deliver to Agent (with a copy for each of the Banks) within ninety (90) days following written notice from Agent, real estate and machinery and equipment appraisals meeting Agent's customary appraisal standards for each real or personal property interest (owned in fee or leasehold, as the case may be, to the extent so required by such regulatory authorities) encumbered by a Mortgage hereunder.

     7.16 Use of Proceeds. Use all Advances of the Revolving Credit as set forth in Section 2.15 hereof and the proceeds of the Term Loans as set forth in
Section 4.12 hereof; and not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation.

     7.17 Future Subsidiaries; Additional Collateral.

     (a) With respect to each Person which becomes a Subsidiary of Company (directly or indirectly) subsequent to the Effective Date, within thirty (30) days of the date such Person is created, acquired or otherwise becomes a Subsidiary (whichever first occurs), cause such new Subsidiary to execute and deliver to the Agent (x) a Joinder Agreement (attached to the Guaranty



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


as Exhibit A) whereby such Subsidiary becomes obligated as a Guarantor under the Guaranty and (y) a joinder agreement to the Amended and Restated Security Agreement;

     (b) With respect to the share capital (or other ownership interests) of each Person which becomes a Subsidiary subsequent to the Effective Date, within thirty (30) days of the date such Person is created, acquired or otherwise becomes a Subsidiary, the Company shall execute, or cause to be executed, and deliver to the Agent a Pledge Agreement or a Security Agreement, as applicable, encumbering all of the share capital or other ownership interests of such Subsidiary to secure the Obligations of the Company.

     (c) With respect to real property located in the United States owned, leased or otherwise acquired by the Company or any Subsidiary after the Effective Date (except for leases of office space), not later than forty-five
(45) days after such property is acquired, the Company shall execute or cause to be executed (unless waived by Agent and the Majority Banks) a Mortgage (or a leasehold Mortgage, where appropriate) covering such property (and a lessor's acknowledgment and consent in form and substance reasonably acceptable to the Agent and the Majority Banks in the case of leased property), together with such real estate documentation listed on Schedule 7.17 hereto;

in each case in form reasonably satisfactory to the Agent and the Majority Banks, in their reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Majority Banks and the Company shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect the liens granted under this Section 7.19.

     7.18 Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Company's expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

     7.19 Availability. Maintain at all times Availability of not less than $10,000,000.

     7.20 Depository Accounts. (a) Maintain all depository account relationships with Agent, except for the depository accounts described on Schedule 5.3(f) annexed hereto, and existing depository accounts at National City Bank and Mellon Bank which shall be terminated on or before March 31, 2003.

     (b) On or before January 31, 2003, furnish Agent with an original Deposit Account Control Agreement duly executed by all parties thereto with respect to each of the depository account relationships maintained by Company or any Guarantor which are described on Schedule 5.3(f) annexed hereto.

     (c) Until directed otherwise by the Agent in accordance with the terms of
Section III (b) of the Amended and Restated Security Agreement, cause all collected funds held in the Wells Fargo Accounts (as defined on Schedule 5.3(f)) to be electronically transferred each day by such Wells Fargo Bank to Fifth Third Bank for deposit to Company's depository account at Fifth Third Bank; and


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


     (d) Until directed otherwise by the Agent in accordance with Section III
(b) of the Amended and Restated Security Agreement, cause all available funds which are not used to clear items presented to the Fifth Third Accounts (as defined on Schedule 5.3(f)) to be electronically transferred on a daily basis to Agent for application to advances outstanding under the Revolving Credit in accordance with this Agreement.

8.   NEGATIVE COVENANTS.

     Company covenants and agrees that, until the Final Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Obligations and the performance by Company and its Subsidiaries of all other obligations under this Agreement and the other Loan Documents, it will not, and will not permit or any of the Subsidiaries, to:

     8.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

     (a) the Obligations under this Agreement and the other Loan Documents;

     (b) any Debt existing on the Effective Date and set forth in Schedule 8.1(b). attached hereto and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms as in effect on the Effective Date and otherwise in compliance with this Agreement;

     (c) Debt of the Company or a Subsidiary, excluding Debt otherwise permitted under this Section 8.1, incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan or a Capitalized Lease), provided that the aggregate amount of all such Debt shall not exceed One Million Dollars ($1,000,000) at any one time outstanding;

     (d) Subordinated Debt;

     (e) Designated Hedge Obligations;

     (f) Guarantee Obligations permitted under Section 8.3 or any other Loan Document;

     (g) current unsecured trade, utility or nonextraordinary accounts payable (including without limitation, operating leases and short term Debt owed to vendors) arising in the ordinary course of Company's or such Subsidiary's businesses;

     (h) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 7.3;

     (i) Debt arising from judgments or decrees in circumstances not constituting an Event of Default under Section 9.1;

     (j) Intercompany Loans, but only to the extent permitted under Section 8.8 hereof; and

     (k) Debt secured by Permitted Liens.


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



     8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (a) Permitted Liens;

     (b) Liens securing Debt permitted by Section 8.1(c), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital asset, (ii) such Liens do not at any time encumber any property other than the property, equipment or improvements financed by such Debt, and
(iii) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property, equipment or improvements;

     (c) Liens in favor of Agent, as security for the Obligations (including Obligations under any Designated Hedge Agreements);

     (d) attachments, judgments and other similar Liens (other than any judgment that is described in clause (h) of Section 9.1 and constitutes an Event of Default thereunder), arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed within 30 days and claims secured thereby are being actively contested in good faith by appropriate proceedings;

     (e) other Liens, existing on the Effective Date, set forth on Schedule 8.2 attached hereto and any renewals, extensions or refinancing of the Debt secured thereby in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms as in effect on the Effective Date and otherwise in compliance with this Agreement;

     (f) Liens granted to banks or other financial institutions in the ordinary course of business in connection with deposit, disbursement or concentration accounts (other than in connection with borrowed money) maintained with such banks or financial institutions on funds and other items in such accounts;

     (g) Liens created under the sale and leaseback transactions permitted under
Section 8.9 hereof, provided that any such Liens do not at any time encumber any property other than the property which is the subject of the sale and leaseback transaction; and

     (h) the Investments permitted under Section 8.7(h) hereof, to the extent such Investments constitute Liens.

     8.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except (a) the Guaranty, (b) Guarantee Obligations by Company or any Guarantor in respect of Debt incurred by Company or any other Guarantor subject to Section 8.7(e) of this Agreement, as the case may be, in compliance with this Agreement, (c) Guarantee Obligations of the Guarantors in respect of the Subordinated Debt, (d) Guarantee Obligations not otherwise permitted under this Section 8.3 in respect of Debt incurred by any Person, provided that the aggregate principal amount of such Debt at any time outstanding does not exceed $1,000,000, (e) Guarantee Obligations existing on the Effective Date and set forth on Schedule 8.3 hereof, (f) Guarantee Obligations arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with any sale or disposition of assets and (g) Guarantee Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and similar obligations not exceeding at any time outstanding $1,000,000 in aggregate liability.

     8.4 Limitation on Mergers, other Fundamental Changes or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired or make any material change in its capital structure or present method of conducting business, except:

     (a) inventory leased or sold in the ordinary course of business;

     (b) obsolete or worn out property or equipment, or property or equipment no longer useful in the conduct of Company's or any Subsidiary's business;

     (c) (i) mergers or consolidations of any Subsidiary with or into Company (so long as Company shall be the continuing or surviving entity); and (ii) mergers or consolidations of any Subsidiary with or into any Guarantor (except to the extent such merger or consolidation would not violate Section 7.4(a) hereof), so long as such Guarantor shall be the continuing or surviving entity; provided, however, that at the time of each such merger or consolidation under sub-clauses (i) through (ii) of this clause (c), both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

     (d) any Subsidiary may liquidate or dissolve into the Company or any Guarantor if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company;

     (e) sales or transfers, including upon voluntary liquidation (i) between Company and any Guarantor or (ii) from any Subsidiary of the Company to the Company or any Guarantor;

     (f) subject to Sections 2.13(b) and 4.11(a), provided that no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale), (i) Asset Sales in which the sales price is at least the fair market value of the assets sold and the aggregate amount of such Asset Sales is less than $100,000 in any fiscal year and the consideration received is cash or cash equivalents and (ii) other Asset Sales approved by the Majority Banks;

     (g) the sale or disposition of Permitted Investments and other cash equivalents in the ordinary course of business;

     (h) the sale of the Minneapolis Slitter, to the extent permitted under
Section 8.9 hereof, and any other sale permitted under Section 8.9 hereof;

     (i) the sale of the real estate commonly known as 1599 Nitterhouse Dr., Chambersburg, Pennsylvania and the sale of any machinery, equipment and fixtures located on such real estate as of the Effective Date;

     (j) sales of Equity Interests in Company under any employee stock purchase plan or employee stock option agreement; and

     (k) the sale of the Tubing Business, in whole or in part.

     8.5 Restricted Payments. Declare or make, or permit any Subsidiary to, declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, "Distributions") on account of any membership interests or any shares of any class of its capital stock, as applicable, or issue, purchase, redeem or otherwise acquire for value any membership interests or any shares of its capital stock, as applicable, or any warrants, rights or options to acquire such shares or membership interests, now or hereafter outstanding, except that provided no Default or Event of Default shall have occurred and be continuing:

     (a) the Subsidiaries may make Distributions to the Company or any Guarantor;

     (b) the Company or any of the Subsidiaries may declare and make dividends to its shareholders payable solely in shares of that class of stock held by such shareholders;

     (c) the Company may issue stock options or shares under its employee stock option plan and employee stock purchase plan; and

     (d) the Company may repurchase stock options not to exceed $100,000 in the aggregate during any fiscal year.

     8.6 Limitation on Capital Expenditures(a) . Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except Capital Expenditures which shall not exceed (i) Two Million Five Hundred Thousand Dollars ($2,500,000) in fiscal year 2003, (ii) Three Million Five Hundred Thousand Dollars ($3,500,000) in fiscal year 2004 and (iii) Five Million Dollars ($5,000,000) in fiscal year 2005; provided that up to one hundred percent (100%) of the unused portion of the base amount of such permitted Capital Expenditures in any fiscal year (as stated above) may be carried over and used (without cumulation) in the next succeeding fiscal year, applying Capital Expenditures in each year first against the base amount.

     8.7 Limitation on Investments, Loans and Advances. Make or allow to remain outstanding any Investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person, firm, corporation or other entity or association, other than:

     (a) Permitted Investments;

     (b) Investments existing on the Effective Date and listed on Schedule 8.7 hereof;

     (c) extensions of trade credit in the ordinary course of business;

     (d) Intercompany Loans, Advances or Investments made on or after the Effective Date by the Company to any Guarantor or by any Guarantor to the Company (provided that any Intercompany Loan hereunder shall be evidenced by and funded under an Intercompany Note encumbered pursuant to the appropriate Collateral Document), provided that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Event of Default under Section 9.1(a) or 9.1(j) has occurred and is continuing;

     (e) Investments in respect of Hedging Transactions;

     (f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

     (g) (i) loans and advances to employees, officers and directors of the Company or any of the Subsidiaries in connection with equity incentive arrangements in an aggregate amount not to exceed $675,000 plus accrued interest, provided that the proceeds of such loans and advances are paid to the Company or any of the Subsidiaries, as applicable, in connection with such equity incentive arrangements and (ii) other loans and advances to employees of the Company or any of the Subsidiaries in aggregate amount not to exceed $500,000;

     (h) Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business in an aggregate amount for such deposits not to exceed $500,000 at any one time;

     (i) additional Investments in or to G.S.P. LLC and/or OLP LLC made after the date hereof, in addition to those identified on Schedule 8.7 annexed hereto, not to exceed $500,000 in aggregate amount at any time outstanding (excluding the Investments so identified on Schedule 8.7); and

     (j) so long as no Default or Event of Default shall have occurred and be continuing, other Investments not to exceed $250,000 in the aggregate.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

     8.8 Transactions with Affiliates. Except as set forth in Schedule 8.8 (which transactions described on Schedule 8.8 are on terms that are fair and reasonable to the Company and its Subsidiaries) and except for Subordinated Debt permitted hereunder, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, or providing for the payment of any management or other fee, with any Affiliate of a Company or any Subsidiary except (a) transactions otherwise permitted under this Agreement; (b) transactions in the ordinary course of Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arms length transaction from unrelated third parties; (c) transactions between or among Company and the Guarantors not involving any other Affiliates; (d) the issuance and exercise of stock options granted to any Affiliate of Company.


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     8.9 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary, as the case may be, except (i) the sale/leaseback of the Minneapolis Slitter and (ii) property purchased by the Company or Subsidiary after the date hereof, provided that the Net Cash Proceeds of such sale are applied to the Obligations outstanding under the Revolving Credit (without resulting in a reduction of the Revolving Credit Aggregate Commitment).

     8.10 Limitation on Negative Pledge Clauses. After the Effective Date, except for such agreements, documents or instruments which are in effect on the Effective Date and which are set forth on Schedule 8.10 hereto, enter into any agreement, document or instrument which would restrict or prevent the Company and its Subsidiaries from granting Agent on behalf of Banks liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens, except for Permitted Liens and any other agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into, or allowed to exist.

     8.11 Prepayment of Debts. Prepay, purchase, redeem or defease any Debt for money borrowed (including without limitation any Subordinated Debt) or any capital leases, excluding refinancings, extensions or renewals of such Debt in the same or lesser amounts (and giving effect to any required amortization) on substantially the same terms or on terms more favorable to the obligor thereunder, and otherwise in compliance with this Agreement.

     8.12 Amendment of Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the terms and conditions of those documents or instruments evidencing or otherwise related to any Debt set forth on Schedule 8.1 , any Subordinated Debt, any provision thereof which in any case could reasonably be expected to be adverse to the Banks, in any case without the prior written approval of Agent and the Majority Banks; for purposes of those documents or instruments evidencing or otherwise related to such Debt, any shortening of the put exercise date or increase in the amount of or change in the formula for determining the put price under any rights agreement, any increase in the original interest rate or principal amount, any shortening of the original amortization, any change in financial covenants which make such covenants more restrictive or adds new covenants, any change in any default, remedial or other repayment term making such term more onerous or restrictive, shall, without reducing the scope of this Section 8.12, be deemed to be adverse to the Banks.

     8.13 Modification of Certain Agreements. Make, permit or consent to any amendment or other modification to the constituent documents of any of the Loan Parties (including the Company's certificate of incorporation), except to the extent that any such amendment (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Banks as creditor under this Agreement, the other Loan Documents or any other document or instrument in any respect, or
(iii) could not reasonably be expected to have a Material Adverse Effect.


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     8.14 Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31.

     8.15 Inventory Valuation Method. Make, permit or consent to any change or modification of the method by which Company and the Borrowing Base Obligors evaluate their Inventory, respectively.

9.   DEFAULTS

     9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

     (a) non-payment when due of (i) the principal or interest on the Obligations under the Revolving Credit (including the Swing Line) and the Term Loans, (ii) any Reimbursement Obligation, or (iii) any Fees, and in the case of interest payments and Fees, continuance thereof for three (3) Business Days;

     (b) non-payment of any money by the Company under this Agreement or by Company or any Subsidiary under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a) above, within three (3) Business Days after notice from Agent that the same is due and payable;

     (c) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 7.1, 7.2, 7.5, 7.6, 7.7(a), 7.9, 7.10, 7.16, 7.19, 7.20 or 8 (all inclusive);

     (d) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by Company and continuance thereof for a period of thirty (30) consecutive days after the earlier to occur of (i) written notice from Agent and (ii) the date on which Company knew or should have known of the occurrence of such default;

     (e) any representation or warranty made by Company or any Subsidiary herein or in any instrument submitted pursuant hereto proves untrue or misleading in any material adverse respect when made;

     (f) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Company or any Subsidiary set forth in any of the other Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document or, in the case of the Collateral Documents, continuance thereof for a period of thirty (30) consecutive days after the earlier to occur of (i) written notice from Agent and
(ii) the date on which Company knew or should have known of the occurrence of such default or such failure;

     (g) (i) default in the payment of any indebtedness for borrowed money (other than Obligations, but including without limitation any Subordinated Debt) of the Company or any Subsidiary in excess of Five Hundred Thousand Dollars ($500,000) individually or in the aggregate when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any other obligation of the



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Company or any Subsidiary with respect to any indebtedness for borrowed money (other than Obligations) in excess of Five Hundred Thousand Dollars ($500,000) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time on the right of the holder of Debt to convert such indebtedness for borrowed money into Equity Interests), (x) the Company or any Subsidiary has become obligated to purchase or repay such Debt for borrowed money before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $500,000 or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt for borrowed money;

     (h) the rendering of any judgment(s) for the payment of money in excess of the sum of Five Hundred Thousand Dollars ($500,000) individually or in the aggregate against the Company or any Subsidiary, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier as to which the relevant insurance company has acknowledged coverage;

     (i) the occurrence of (i) a "reportable event", as defined in ERISA, which is determined to constitute grounds for a distress termination by the PBGC of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of the Company or any of the Subsidiaries for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent's or any Bank's other rights or remedies hereunder), or (ii) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such Pension Plan or (iii) the appointment of a trustee by the appropriate United States District Court to administer any such Pension Plan, which in either case of (i), (ii) or (iii) could reasonably be expected to have a Material Adverse Effect;

     (j) the Company or any Guarantor shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered); or if a creditors' committee shall have been appointed for the business of the Company or any Guarantor; or if the Company or any Guarantor shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by Company it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or any Guarantor) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition


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

for reorganization of Company or any Guarantor and shall not have been reversed or dismissed within sixty (60) days; or Company or any Guarantor shall take any action (corporate or other) authorizing or in furtherance any of the actions described above in this subsection;

     (k) default in the observance or performance of or any failure to comply with any of the conditions, covenants or agreements of any Subordinated Debt Holder under the terms of any Subordination Agreement and continuance thereof for a period of fifteen (15) consecutive days after the earlier to occur of (i) written notice from Agent and (ii) the date on which Company knew or should have known of the occurrence of such default or such failure;

     (l) any material provision of any Collateral Document or the Guaranty shall at any time for any reason cease to be valid, binding and enforceable against the Company or any Subsidiary (other than in accordance with the terms thereof), as applicable, or the validity, binding effect or enforceability thereof shall be contested by the Company or any Subsidiary, or the Company or any Subsidiary shall deny that it has any or further liability or obligation under any Collateral Document or the Guaranty, or any such Loan Document shall be terminated (other than in accordance with the terms thereof), invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby; or

     (m) (i) if there shall occur a Change of Control; or (ii) if there shall occur any change in the management, ownership or control of the Company which, in the judgment of the Majority Banks, could reasonably be expected to have a Material Adverse Effect, and such change in management, ownership or control has not been corrected to the satisfaction of the Majority Banks within thirty (30) consecutive days after the earlier to occur of (x) written notice from Agent or
(y) the date on which Company knew or should have known that such change in the management, ownership or control could, in the judgment of the Majority Banks, reasonably be expected to have a Material Adverse Effect.

     9.2 Exercise of Remedies. (a) If an Event of Default has occurred and is continuing hereunder: (i) the Agent may, and shall, upon being directed to do so by the Majority Revolving Credit Banks, declare the Commitment terminated; (ii) the Agent may, and shall, upon being directed to do so by the Majority Banks, declare the entire unpaid principal Obligations, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company; (iii) upon the occurrence of any Event of Default specified in Section 9.1(j) and notwithstanding the lack of any declaration by Agent under preceding clauses (i) or (ii) of this Section 9.2, the entire unpaid principal Obligations shall become automatically and immediately due and payable, and the Commitment shall be automatically and immediately terminated; (iv) the Agent shall, upon being directed to do so by the Majority Revolving Credit Banks, demand immediate delivery of cash collateral, and Company and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit; and (v) the Agent may, and shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

     (b) Notwithstanding the provisions of Section 9.2(a) above, in no event shall the Agent foreclose (i) any mortgage lien the Agent may have on the real property commonly known


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as 3600 North Military Road, Detroit, Michigan (the "Michigan Real Estate")
without the consent of all of the Banks (which consent shall not be unreasonably withheld, delayed or conditioned by any Bank), (ii) any security interest the Agent may have in any equity interest in any entity that owns all or any part of the Michigan Real Estate or (iii) exercise any right or remedy that would result in the Agent purchasing or otherwise acquiring any direct ownership (in whole or in part) in the Michigan Real Estate or an entity which owns the Michigan Real Estate (in whole or in part) without the consent of all of the Banks (which consent shall not be unreasonably withheld, delayed or conditioned by any Bank).

     9.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

     9.4 Waiver by Company of Certain Laws. To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

     9.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section
13.10 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Banks. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Banks in enforcing any of their rights shall constitute a waiver of any of their rights. Company expressly agrees that this Section may be waived or modified only in accordance with Section 13.10 and may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

     9.6 Set Off. Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company but subject to the provisions of Section 10.3 hereof (any requirement for such notice being expressly waived by the Company), setoff and apply against any and all of the Obligations of the Company now or hereafter existing under this Agreement, whether owing to such Bank, any Affiliate of such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Company and any property of Company from time to time in possession of such Bank, irrespective of whether or not such deposits held or indebtedness owing by such Bank may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Obligations. Promptly following any such setoff, such Bank shall give written notice to Agent and to Company of the occurrence thereof. The Company hereby grants to the Banks and the Agent a lien on and


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security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the Obligations of the Company under this Agreement. The rights of each Bank under this Section 9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

10.  PAYMENTS, RECOVERIES AND COLLECTIONS; MARGIN ADJUSTMENTS

     10.1 Payment Procedure.

     (a) Except as otherwise provided herein, all payments by the Company in respect of principal of, or interest on, any Advance in Dollars under the Revolving Credit or under Term Loan A or Term Loan B or in respect of any Letter of Credit Obligations under the Revolving Credit or Fees hereunder which are payable in Dollars shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 1:00 p.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Revolving Credit Banks in the case of payments in respect of the Revolving Credit, the ratable benefit of the Term Loan A Banks in the case of payments in respect of Term Loan A and the ratable benefit of the Term Loan B Banks in the case of payments in respect of Term Loan B, at Agent's office located at One Detroit Center, Detroit, Michigan 48226-3289. Upon receipt of each such payment, the Agent shall make prompt payment to each applicable Bank, or, in respect of Eurocurrency-based Advances, such Bank's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Bank.

     (b) Unless the Agent shall have been notified by Company prior to the date on which any payment to be made by Company is due that Company does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Revolving Credit Bank, Term Loan A Bank or Term Loan B Bank, as the case may be, on such payment date an amount equal to such Bank's share of such assumed payment. If Company has not in fact remitted such payment to the Agent each Revolving Credit Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

     (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

     (d) All payments to be made by Company under this Agreement or any of the Notes (including without limitation payments under the Swing Line) shall be made without setoff or


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counterclaim, as aforesaid, and, subject to full compliance by each Bank
(and each assignee and participant pursuant to Section 13.8) with Section 13.12, without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member (other than any net income, net profits or franchise taxes imposed on the Agent or any Bank as a result of a present or former connection between the Agent or such Bank and the governmental authority, political subdivision, federation or organization imposing such taxes), unless Company is compelled by law to make payment subject to such tax. In such event, Company shall:

         (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Banks (and, in the case of Advances of the Swing Line, pay to the Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

         (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Company, of any such taxes payable by the Company.

As used herein, the terms "tax", "taxes" and "taxation" include all taxes (other than taxes on or measured by the overall income of a Person), levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 10.1) thereon, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against any of the Company, Agent or any of the Banks). Company shall be reimbursed by the applicable Bank for any payment made by Company under this Section 10.1 if the applicable Bank is not in compliance with its obligations under Section 13.12.

     10.2 Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, after an Event of Default and the exercise of remedies pursuant to Article 9 of this Agreement or the other Loan Documents, the proceeds of any Collateral, together with any offsets, voluntary payments by Company or any Subsidiary of the Company or others and any other sums received or collected in respect of the Obligations, shall be applied, first, to the Obligations under the Revolving Credit (including the Swing Line) and the Term Loans and any Reimbursement Obligations on a pro rata basis (or in such order and manner as determined by the Majority Banks; subject, however, to the applicable Percentages of the loans held by each of the Banks), next, to any other Obligations on a pro rata basis, and then, if there is any excess, to Company and the Subsidiaries, as the case may be. Subject to the terms of this
Section 10.2, the application of such proceeds and other sums to the Advances of the Revolving Credit and the Term Loans, the Reimbursement Obligations and under any Designated Hedge Agreements shall be based on each Bank's Weighted Percentage of the aggregate of the loans.


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     10.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of, or interest on, any of the Obligations in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Obligations, such Bank shall purchase from the other Banks such participations in the Revolving Credit and/or the Term Loans, and/or Reimbursement Obligation held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with the Percentage with each of them in accordance with the applicable Percentages of the Banks; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     10.4 Margin Adjustments. Adjustments to the Applicable Margins and the Applicable Fee Percentages, based on Schedule 1.1, shall be implemented on a quarterly basis as follows:

     (a) Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder and the Applicable Fee Percentage, upon the date of delivery of the financial statements under Sections 7.1(a) and 7.1(b) hereunder and the Covenant Compliance Report under Section 7.2(a) hereof, in each case establishing applicability of the appropriate adjustment, in each case with no retroactivity or claw-back. In the event the Company fails timely to deliver such financial statements or the Covenant Compliance Report and such failure continues for three (3) Business Days, then (but without affecting the Event of Default resulting therefrom) from the date delivery of such financial statements and report was required until such financial statements and report are delivered, the margins and fee percentages shall be at the next higher level (if any) on the Pricing Matrix attached to this Agreement as Schedule 1.1.

     (b) From the Effective Date until the required date of delivery (or, if earlier, delivery) under Section 7.1(b) of the Company's financial statements for the fiscal quarter ending March 31, 2003, the margins and fee percentages shall be those set forth under the Level IV column of the Pricing Matrix attached to this Agreement as Schedule 1.1. Thereafter, all margins and fee percentages shall be based upon the Company's quarterly financial statements and Covenant Compliance Reports, subject to recalculation as provided in Subsection 10.4(a) above.

11.  CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS

     11.1 Reimbursement of Prepayment Costs. If the Company makes any payment of principal with respect to any Eurocurrency-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if the Company converts or refunds (or attempts to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto; or if the Company fails to borrow, refund or convert into any Eurocurrency-based Advance after notice has been given by the Company to Agent in accordance with the terms hereof requesting such Advance, or if the Company fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance when due, the Company shall reimburse Agent for itself and/or on behalf of any Bank, as the case may be, within ten (10) Business Days of written demand therefor for any resulting loss, cost or expense incurred by Agent and Banks, as the case may be as a result thereof,


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including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be, shall have funded or committed to fund such Advance. Such amount payable by the Company to Agent for itself and/or on behalf of any Bank, as the case may be, shall be deemed to equal an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Banks shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be rebuttably presumed correct, absent manifest error.

     11.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Bank, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

     11.3 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period, Agent or the Majority Banks (after consultation with Agent) shall determine in good faith that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being offered to the Agent or such Banks for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, until Agent notifies the Company that such circumstances no longer exist, (i) the obligation of Banks to make Eurocurrency-based Advances, and the right of the Company to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be, shall be suspended, and (ii) effective upon the last day of each Interest Period related to any existing Eurocurrency-based Advance, such Eurocurrency-based Advance shall automatically be converted into a Prime-based Advance (without regard to satisfaction of any conditions to conversion contained elsewhere herein).

     11.4 Laws Affecting Eurocurrency-based Advance Availability. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to

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make or maintain any Advance with interest at the Eurocurrency-based Rate, such Bank shall forthwith give notice thereof to the Company and to Agent. Thereafter, (a) the obligations of the applicable Banks to make Eurocurrency-based Advances and the right of the Company to convert an Advance into or refund an Advance as a Eurocurrency-based Advance shall be suspended and thereafter the Company may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance, the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

     11.5 Increased Cost of Eurocurrency-based Advances. If the adoption after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

     (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices); or

     (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Obligations as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement in respect of a Eurocurrency-based Advance, then such Bank shall promptly notify Agent, and Agent (or such Bank, as aforesaid) shall promptly notify the Company of such fact and demand compensation therefor in writing and, within fifteen (15) days after such notice, the Company agrees to pay to such Bank such additional amount or amounts as will compensate such Revolving Credit Bank or Banks for such increased cost or reduction. Agent will promptly notify the Company of any event of which it has knowledge which will entitle Revolving Credit Banks to compensation pursuant to this Section, or which will cause the Company to incur additional liability under


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Article 11 hereof, provided that Agent shall incur no liability whatsoever to the Banks or the Company in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall accompany such written demand and shall be prepared in good faith and rebuttably presumed to be correct save for manifest error.

     11.6 Capital Adequacy and Other Increased Costs. In the event that after the Effective Date the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required to be maintained by such Bank or Agent (or any corporation controlling such Bank or Agent) and such Bank or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Bank or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or Agent to be material (collectively, "Increased Costs" then Agent or such Bank shall notify the Company in writing, and thereafter the Company shall pay to such Bank or Agent, as the case may be, within fifteen (15) days of written demand therefor from such Bank or Agent, additional amounts sufficient to compensate such Bank or Agent (or such controlling corporation) for any Increased Costs which such Bank or Agent reasonably determines to be allocable to the existence of such Bank's or Agent's obligations or Advances hereunder; notwithstanding the forgoing, however, the Company shall not be required to pay any Increased Costs under this
Section 11.6 or under Sections 11.3, 11.5 or 3.4(b) for any period ending prior to the date that is 180 days prior to the making of a Bank's initial request for such additional amounts unless the applicable change in law or other event resulting in such Increased Costs is effective retroactively to a date more than 180 days prior to the date of such request, in which case a Bank's request for such additional amounts relating to the period more than 180 days prior to the making of the request must be given not more than 180 days after such Bank becomes aware of the applicable change in law or other event resulting in such Increased Costs. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Bank or Agent, as the case may be, shall be submitted by such Bank or by Agent to the Company, reasonably promptly after becoming aware of any event described in this Section
11.6 and shall be rebuttably presumed correct, absent manifest error in computation.

     11.7 Substitution of Banks. If (a) the obligation of any Bank to make Eurocurrency-based Advances has been suspended pursuant to Section 11.3 or 11.4 or (b) any Bank has demanded compensation under Section 3.4(b), 11.1 or 11.5, (in each case, an "Affected Bank"), then the Company shall have the right (subject to Section 13.8 hereof), with the assistance of the Agent, to seek a substitute Bank or Banks (which may be one or more of the Banks (the "Purchasing Bank" or "Purchasing Banks") to purchase the Advances of the Revolving Credit,


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Swing Line and/or the applicable Term Loan, as the case may be and assume the commitments (including without limitation its participations in Swing Line Advances and Letters of Credit) under this Agreement of such Affected Bank. The Affected Bank shall be obligated to sell its Advances of the Revolving Credit, Swing Line and/or the applicable Term Loan, as the case may be, and assign its commitments to such Purchasing Bank or Purchasing Banks within fifteen days after receiving notice from Company requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Company shall pay to the Affected Bank all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Bank within ten Business Days after such sale,
(i) the amount of any compensation which would be due to the Affected Bank under
Section 11.1 if the Company had prepaid the outstanding Eurocurrency-based Advances of the Affected Bank on the date of such sale and (ii) any additional compensation accrued for its account under Sections 3.4(c) and 11.5 to but excluding said date. Upon such sale, the Purchasing Bank or Purchasing Banks shall assume the Affected Bank's commitment, and the Affected Bank shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Bank is not already one of the Banks, the Affected Bank, as assignor, such Purchasing Bank, as assignee, Company and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Bank with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment and the applicable Percentages of the Term Loans of the Affected Bank. In connection with any assignment pursuant to this
Section 11.7, the Company or the Purchasing Bank shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8.

     11.8 Right of Banks to Fund through Branches and Affiliates. Each Bank (including without limitation the Swing Line Bank) may, if it so elects, fulfill its commitment as to any Advance hereunder by designating a branch or Affiliate of such Bank to make such Advance; provided that (a) such Bank shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to the Company.

     11.9 Duty to Mitigate. The Agent, the Issuing Bank and each Bank seeking payment pursuant to this Section 11 or under Section 3.4(b) of this Agreement shall use reasonable efforts and take all reasonable actions to avoid the cause of the payment and to minimize the amount thereof, unless such efforts and actions would result in any material increased costs to Agent or such Bank. Each Bank agrees that it will not seek compensation or reimbursement provided for in this Section 11 or under Section 3.4(b) unless the Agent, the Issuing Bank and such Bank, as the case may be, as a matter of policy intends generally to seek comparable compensation or reimbursement from other borrowers similarly situated and similarly documented financial accommodations.

12.  AGENT

     12.1 Appointment of Agent. Each Bank and the holder of each Note (if issued) irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder under this

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Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company, pro rata according to such Bank's Weighted Percentage, but excluding any such expense resulting from Agent's gross negligence or wilful misconduct. Any such amounts so paid by the Banks shall constitute additional Obligations. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or wilful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     12.2 Deposit Account with Agent. Company hereby authorizes Agent, in Agent's sole discretion, upon notice to Company to charge its general deposit account(s), if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

     12.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Bank (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Banks (or all of the Banks for those acts requiring consent of all of the Banks) (except for its or their own wilful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Company, or any Subsidiary or Affiliate of the Company, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by Company of its obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel (who may be counsel for the Company),


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independent public accountants and other experts selected by it and shall not be liable to the Banks (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     12.4 Successor Agent. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint successor agent(s) satisfactory to such Majority Banks, and, so long as no Default or Event of Default has occurred and is continuing, to Company. Such successor agent shall thereupon become the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Banks and, if applicable, the Company is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Banks shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Banks and, if applicable, the Company is made and accepted. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as Agent, hereunder, except for its gross negligence or wilful misconduct arising prior to its resignation hereunder, and the provisions of this Article 12 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     12.5 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

     12.6 Authority of Agent to Enforce This Agreement. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Obligations outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to Company, or any of its Subsidiaries, or their respective creditors or affecting their respective properties, and to take such other actions which


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Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

     12.7 Indemnification of Agent. The Banks agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by Company, but without limiting any obligation of Company to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Bank or Company shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliates' gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates is not reimbursed for such expenses by Company, but without limiting the obligation of Company to make such reimbursement. Each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Banks pursuant to this Section, provided that, if the Agent or its Affiliates is subsequently reimbursed by the Company for such amounts, it shall refund to the Banks on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished. Any amounts paid by the Banks hereunder to the Agent or its Affiliates shall be deemed to constitute part of the Obligations.

     12.8 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Event of Default and stating that such notice is a "notice of default" by a Bank or by Company. Upon receiving such a notice, the Agent shall promptly notify each Bank of such Event of Default and provide each Bank with a copy of such notice and, shall endeavor to provide such notice to the Banks within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). Agent shall also furnish the Banks, promptly upon receipt, with copies of all other notices or other information required to be provided by Company hereunder.

     12.9 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the


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other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

     12.10 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

     12.11 Collateral Matters.

     (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

     (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Revolving Credit Aggregate Commitment, payment in full of all Obligations payable under this Agreement and under any other Loan Document and the return to Issuing Bank for cancellation of all outstanding Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder; (iii) constituting property in which a Loan Party owned no interest at the time the Lien was granted or at any time thereafter; (iv) if approved, authorized or ratified in writing by the Majority Banks, or all the Banks, as the case may be, as provided in Section 13.10 or (v) to the extent expressly permitted by the terms of any Collateral Document. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.11(b).

     12.12 Agent in its Individual Capacities. Comerica Bank and its Affiliates and its successors and assigns, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though such Bank were not the Agent. Comerica Bank and its Affiliates and their respective successors and assigns may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Company (or its


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Subsidiaries) as if such Bank were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

     12.13 Agent's Fees. Until the Obligations have been repaid and discharged in full and no commitment to fund any loan hereunder is outstanding, the Company shall pay to the Agent, as applicable, an agency fee(s) set forth (or to be set forth from time to time) in the applicable Fee Letter on the terms set forth therein. The Agent's Fees described in this Section 12.13 shall not be refundable under any circumstances.

     12.14 Co-Agent or Other Titles. The Banks identified on the facing page of this Agreement or otherwise herein as Syndication Agent, Cash Management Agent or any similar titles, if any shall not have any right, power, obligation, liability responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the banks so identified as Syndication Agent or Cash Management Agent (or having any similar title) shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

13.  MISCELLANEOUS

     13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder, subject to year-end audit adjustments thereto and the omission of footnote disclosure in the case of unaudited statements, shall be prepared in accordance with GAAP.

     13.2 Consent to Jurisdiction. Company, Agent and Banks hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and Company, Agent and Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Company irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Company at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Company in a notice to the other parties that complies as to delivery with the terms of Section 13.6. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against Company or any Subsidiary or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     13.3 Law of Michigan. This Agreement and the Notes shall be governed by and construed and enforced in accordance with the laws of the State of Michigan (without regard to


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its conflict of laws provisions). Whenever possible each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.4 Interest. In the event the obligation of Company to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which Company is permitted by law to contract or agree to pay ("Maximum Lawful Rate"), giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's applicable Percentages shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     13.5 Closing Costs and Other Costs; Indemnification. (a) Company agrees to pay, or reimburse the Agent for payment of, within five Business Days of demand therefor (except for closing costs which shall be payable on the Effective Date)
(i) all reasonable closing costs and expenses, including, by way of description and not limitation, house and outside attorney fees (without duplication of fees and expenses for the same services) and appraisal and accounting fees, and lien search fees incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this Agreement or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement, (ii) all stamp and other taxes (excluding income, franchise and other similar taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of outside counsel (but without duplication of fees and expenses for the same services) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Banks from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all reasonable costs and expenses which any of them may incur relative to any payment under any Letter of Credit. At Agent's option, all of said amounts required to be paid by Company, if not paid when due, may be charged by Agent as a Prime-based Advance against the Obligations.

     (b) Company agrees to indemnify and hold Agent and each of the Banks harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Banks by reason of an Event of Default, or enforcing the obligations of Company or any Subsidiary under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 13.5(b).

     (c) Company agrees to defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature (including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank in connection with the violation of Hazardous Material Laws, court costs and litigation expenses, excluding however, those arising solely as a result of the gross negligence or willful misconduct of the Agent or of the Person seeking indemnification, as the case may be) arising out of or related to (i) the presence, use, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Company or any of their respective Subsidiaries in violation of or non-compliance with applicable Hazardous Material Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) if any Event of Default exists and remains uncured, the cost of remediation or monitoring of all Hazardous Materials in violation of or non-compliance with applicable Hazardous Material Laws from all or any portion of any premises owned by Company or their respective Subsidiaries, (v) if any Event of Default exists and remains uncured, complying or coming into compliance with all Hazardous Material Laws and/or (vi) if any Event of Default exists and remains uncured, any violation of Hazardous Material Laws. The obligations of Company under this Section 13.5(c) shall be in addition to any and all other obligations and liabilities the Company may have to Agent or any of the Banks at common law or pursuant to any other agreement.

     13.6 Notices. Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on Schedule
13.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section
13.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two
(2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

     13.7 Further Action. Company, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan

Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

     13.8 Successors and Assigns; Participations; Assignments.

     (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Banks and their respective successors and assigns.

     (b) The foregoing shall not authorize any assignment by Company of its rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or effective) without the prior written approval of the Banks.

     (c) The Company and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder (on a pro rata basis only; for avoidance of doubt, each Bank hereunder must maintain at all times an equal Percentage of each of the Revolving Credit, Term Loan A and Term Loan B and any non-pro rata assignments will be void) and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar institution, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of an Event of Default, (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank and (iii) no assignment shall be made or participation granted to an entity which is a competitor of Company and their Subsidiaries without the consent of the Company, which consent may be withheld in the sole discretion of Company. The Company authorizes each Bank to disclose to any bona fide prospective assignee or participant once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Company which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 13.11 hereof.

     (d) Each assignment by a Bank of all or any portion of its rights and obligations hereunder and under the other Loan Documents, which assignments shall be on a pro rata basis, shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit I (with appropriate insertions acceptable to Agent) (provided however that such Bank need not deliver an Assignment Agreement in connection with assignments to such Bank's Affiliates or to a Federal Reserve Bank) and shall be subject to the terms and conditions hereof, and to the following restrictions:

         (i)      each assignment shall be in a minimum amount of the lesser of
                  (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent shall agree and (y) the entire remaining amount of assigning Bank's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) and the Term Loans; provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Bank's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) and the Term Loans be less than $5,000,000; and

         (ii) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment and such assignment is accompanied by the relevant tax forms required under Section
                  13.12 hereof.

In connection with any assignment, Company and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement and assuming the Company has consented to such assignment (if their consent is required), Company shall, to the extent applicable, and if requested by the assignee Bank, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Obligations retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder. Agent, the Banks and the Company acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Obligations evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company and the assigning Bank and the assignee Bank a revised
Schedule 1.2 to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

     (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

         (i) such Bank shall remain the holder of its Notes hereunder (if such Notes are issued), notwithstanding any such participation;

         (ii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

         (iii) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (other than a participant which is an Affiliate of such Bank), except for those matters covered by Section 13.10(a) through (e) and (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder). Notwithstanding the foregoing, however, in the case of any participation granted by any Bank hereunder, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation, provided, however, that such participant shall be entitled to the benefits of this Section 13.8(e) with respect to rights of setoff under Section 9.6 and the benefit of Section 11 hereof, and provided further, however, that no participant shall be entitled to receive any greater amount pursuant to such Sections than the issuing Bank would have been entitled to receive in respect of the amount of the participation transferred by such issuing Bank to such participant had no such transfer occurred.

     (f) The Agent shall maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks, the Percentages of such Banks and the principal amount of each type of Advance owing to each such Bank from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Company, the Agent, and the Banks may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Company or any Bank upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Company of the making of any entry in the Register or any change in such entry.

     (g) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

     13.9 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

     13.10 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Company or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Banks (and, with respect to any amendments to this Agreement or the other Loan Documents, by Company or the Guarantors which are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, (X) that no amendment, waiver or consent shall increase the Percentage or the stated commitment amounts applicable to any Bank unless approved, in writing, by the affected Bank and (Y) that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the maximum aggregate principal amounts of the Revolving Credit Aggregate Commitment, Term Loan A or Term Loan B, (b) reduce the principal of, or interest on, any outstanding Obligations or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, any outstanding Obligations or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Section 9.1(a) hereof (e) except as expressly permitted hereunder or under the Collateral Documents, release or defer the granting or perfecting of a lien or security interest in all, substantially all or any material part of the Collateral (other than the release or deferral of any leasehold mortgage which shall be approved by the Majority Banks) or release any guaranty or similar undertaking provided by any Person, provided however that Agent shall be entitled to release any Collateral or guaranty in connection with any sale or other transfer by Company or any Subsidiary which is permitted under the terms of this Agreement or the other Loan Documents or as otherwise permitted in
Section 12.11 hereof, without notice to or any further action or consent of the Banks, (f) terminate or modify any indemnity provided to the Banks hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (g) take any action which requires the approval or consent of all Banks pursuant to the terms of this Agreement or any other Loan Document, (h) change the definitions of "Availability", "Borrowing Base", "Revolving Credit Percentage", "Term Loan A Percentage", "Term Loan B Percentage", "Weighted Percentage", "Interest Periods", "Majority Banks", "Majority Revolving Credit Banks", "Majority Term Loan Banks", "Weighted Percentage" or (i) change or modify Section 2.1, 2.5(e), 3.6(e), 7.19, or 9.2(b) or this Section 13.10. Notwithstanding the foregoing, (A) any date fixed for payment of principal or mandatory prepayment of or interest on any Term Loan may be postponed or extended with the consent of all the applicable Term Loan Banks;
(B) no amendment, waiver or consent shall, unless in writing signed by the Swing Line Bank, do any of the following: (x) reduce the principal of, or interest on, the Swing Line Note or (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note; (C) no amendment, waiver, or consent shall, unless in writing and signed by the Issuing Bank, affect the rights or duties of the Issuing Bank under Article 3 hereof and (D) no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks (or the like).

     13.11 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of Company (other than to its employees, its Subsidiaries, another Bank, an Affiliate of a Bank or to its auditors or counsel) any information with respect to Company, which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to Company, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid; provided that each such Person executed a confidentiality agreement consistent with the terms of this Section 13.11. Each Back agrees to promptly furnish Company with a copy of any such summons or subpoena to the extent not prohibited by law or court order.

     13.12 Withholding Taxes. If any Bank is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code such Bank shall promptly (but in any event prior to the initial payment of interest hereunder) deliver to the Agent two executed copies of (i) Internal Revenue Service Form W-8BEN or any successor form specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form W-8ECI or any successor form evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income; provided, however, that such Bank shall not be required to deliver to Agent the aforesaid forms or other evidence with respect to Advances to the Company, if such Bank has assigned its entire interest in the Revolving Credit (including any outstanding Advances thereunder and participations in Letters of Credit issued hereunder), Swing Line and the Term Loans and any Notes issued to it by the Company, to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company with such forms, certificates or other documents as may be reasonably necessary to allow the Company, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such of the Bank or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

     13.13 Taxes and Fees. Should any tax (other than as a result of a Bank's failure to comply with Section 13.12 or a tax based upon the net income or capitalization of any Bank or the Agent by any jurisdiction where a Bank or Agent is or has been located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same, together with any interest or penalties thereon arising from the Company's act or omission, and agrees to hold the Agent and the Banks harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this
Section 13.13 shall affect or reduce the rights of any Bank or the Agent under
Section 11.5 hereof.

     13.14 WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE COMPANY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

     13.15 Complete Agreement; Conflicts. This Agreement, the Notes (if issued), any Requests for Revolving Credit Advance, Term Loan Rate Requests and Requests for Swing Line Advance hereunder, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

     13.16 Severability. In case any one or more of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

     13.17 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

     13.18 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     13.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

     13.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of Company or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of Company or any Subsidiary in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of Company set forth in
Section 13.5 hereof (together with any other indemnities of Company or any Subsidiary contained elsewhere in this Agreement or in any of the other Loan Documents) and of Banks set forth in Section 12.7 hereof shall survive the repayment in full of the Obligations and the termination of the Revolving Credit Aggregate Commitment.

     13.21 Amendment and Restatement. This Agreement, together with the Guaranty and the Security Agreements, amends, restates and replaces the Prior Credit Agreement. It is the intention of each of the parties hereto that the Prior Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Prior Credit Agreement and that all indebtedness and obligations of Company and its Subsidiaries hereunder and thereunder shall be secured by the Collateral Documents and that this Agreement does not constitute a novation of the obligations and liabilities existing under the Prior Credit Agreement.

                                      * * *

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGE]

  WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                           OLYMPIC STEEL, INC.
as Agent


By:                                      By:
   ---------------------------------        -----------------------------------

Its:                                     Its:
    --------------------------------         ----------------------------------



SWING LINE BANK:                         COMERICA BANK



                                         By:
                                            -----------------------------------

                                         Its:
                                             ----------------------------------



ISSUING BANK:                            COMERICA BANK


                                         By:
                                            -----------------------------------

                                         Its:
                                             ----------------------------------




BANKS:                                   COMERICA BANK


                                         By:
                                            -----------------------------------

                                         Its:
                                             ----------------------------------

                                         STANDARD FEDERAL BANK N.A.



                                         By:
                                            -----------------------------------

                                         Its:
                                             ----------------------------------



                                         FIFTH THIRD BANK



                                         By:
                                            -----------------------------------

                                         Its:
                                             ----------------------------------

                                  SCHEDULE 1.1
                                  PRICING GRID
                               OLYMPIC STEEL, INC.
                                CREDIT AGREEMENT
                            (BASIS POINTS PER ANNUM)

-------------------------------------------------------------------------------------------
    BASIS FOR PRICING          LEVEL I            LEVEL II               LEVEL III
-------------------------------------------------------------------------------------------
      Debt Service          >2.25 to 1.0      <2.25 to 1.0 and          <2.0 to 1.0
     Coverage Ratio*                             >2.0 to 1.0         and > 1.75 to 1.0
-------------------------------------------------------------------------------------------
    Revolving Credit             125                 150                    200
    Eurodollar Margin
-------------------------------------------------------------------------------------------
    Revolving Credit             25                  25                    37.5
     Commitment Fee
-------------------------------------------------------------------------------------------
  Revolving Credit Base          -75                 -50                     0
       Rate Margin
-------------------------------------------------------------------------------------------
    Term Loan A and B            175                 200                    250
    Eurodollar Margin
-------------------------------------------------------------------------------------------
 Term Loan A and B Base          -25                 00                     50
       Rate Margin
-------------------------------------------------------------------------------------------
  Letter of Credit Fees
  (exclusive of facing           125                 150                    200
          fees)
-------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
    BASIS FOR PRICING                LEVEL IV**            LEVEL V           LEVEL VI
-----------------------------------------------------------------------------------------
      Debt Service                <1.75 to 1.0 and     <1.5 to 1.0 and     <1.25 to 1.0
     Coverage Ratio*                >1.50 to 1.0        >1.25 to 1.0
-----------------------------------------------------------------------------------------
    Revolving Credit                     225                 250                300
    Eurodollar Margin
-----------------------------------------------------------------------------------------
    Revolving Credit                    37.5                 50                 50
     Commitment Fee
-----------------------------------------------------------------------------------------
  Revolving Credit Base                  25                  50                 100
       Rate Margin
-----------------------------------------------------------------------------------------
    Term Loan A and B                    275                 300                350
    Eurodollar Margin
-----------------------------------------------------------------------------------------
 Term Loan A and B Base                  75                  100                150
       Rate Margin
-----------------------------------------------------------------------------------------
  Letter of Credit Fees
  (exclusive of facing                   225                 250                300
          fees)
-----------------------------------------------------------------------------------------


*        As defined in the Credit Agreement.

** Level IV pricing shall be in effect until the delivery of the financial statements for the quarter ending March 31, 2003 required to be delivered under
Section 10.4 hereof, after which time, the pricing grid shall govern

                                  SCHEDULE 1.2
                           PERCENTAGES AND ALLOCATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                       PERCENTAGES                                        ALLOCATIONS
------------------------------------------------------------------------------------------------------------------------------------
     BANK          REVOLVING       TERM           TERM
                    CREDIT        LOAN A         LOAN B        WEIGHTED
                  PERCENTAGE     PERCENTAGE    PERCENTAGE     PERCENTAGE    REVOLVING         TERM           TERM
                   (ROUNDED)     (ROUNDED)      (ROUNDED)     (ROUNDED)       CREDIT         LOAN A         LOAN B         TOTAL
------------------------------------------------------------------------------------------------------------------------------------
 Comerica Bank      62.12%         62.12%        62.12%         62.12%      $55,909,000    $7,455,000    $18,636,000    $82,000,000
------------------------------------------------------------------------------------------------------------------------------------
    Standard
    Federal         22.73%         22.73%        22.73%         22.73%      $20,455,000    $2,727,000    $6,818,000     $30,000,000
   Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  Fifth Third       15.15%         15.15%        15.15%         15.15%      $13,636,000    $1,818,000    $4,546,000     $20,000,000
     Bank
------------------------------------------------------------------------------------------------------------------------------------
     Total           100%           100%          100%           100%       $90,000,000   $12,000,000    $30,000,000    $132,000,000
------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 1.3
              SUBSIDIARIES WHICH ARE NOT REQUIRED TO BE GUARANTORS

-        Olympic Steel Receivables, Inc., a Delaware corporation

-        Olympic Steel Trading, Inc., an Ohio corporation

                                  SCHEDULE 1.4
     REAL PROPERTY OWNED BY COMPANY OR A SUBSIDIARY WHICH IS NOT REQUIRED TO BE SUBJECT TO A MORTGAGE IN FAVOR OF AGENT FOR THE BENEFIT OF THE BANKS

1.       1599 Nitterhouse Drive
         Chambersburg, PA 17201
         Owned by: Olympic Steel, Inc.

                                  SCHEDULE 1.5
                               SECURITY AGREEMENTS


     (A) Pledge and Security Agreement - Borrower dated as of June 28, 2001, between Borrower and National City Commercial Finance, Inc., ("NCCF") whose interest have been assigned to Agent;

     (B) Pledge and Security Agreement - Subsidiary dated as of June 28, 2001, between Olympic Steel Minneapolis, Inc. and NCCF whose interest has been assigned to Agent;

     (C) Collateral Assignment of Security Interest in Patent and Patent Applications dated as of June 28, 2001, between Borrower and NCCF whose interest has been assigned to Agent;

     (D) Collateral Assignment of Security Interest in Trademarks and Licenses dated as of June 28, 2001, between Borrower and NCCF whose interest has been assigned to Agent;

     (E) Collateral Assignment of Security Interest in Copyrights dated as of June 28, 2001, between Borrower and NCCF whose interest has been assigned to Agent;

     (F) Collateral Assignment of Security Interest in Patents and Patent Applications dated as of June 28, 2001, between Olympic Steel Lafayette, Inc. and NCCF whose interest has been assigned to Agent;

     (G) Collateral Assignment of Security Interest in Trademarks and Licenses dated as of June 28, 2001, between Olympic Steel Lafayette, Inc. and NCCF whose interest has been assigned to Agent;

     (H) Collateral Assignment of Security Interest in Copyrights dated as of June 28, 2001, between Olympic Steel Lafayette, Inc. and NCCF whose interest has been assigned to Agent;

     (I) Collateral Assignment of Security Interest in Patents and Patent Applications dated as of June 28, 2001, between Olympic Steel Minneapolis, Inc. and NCCF whose interest has been assigned to Agent;

     (J) Collateral Assignment of Security Interest in Trademarks and Licenses dated as of June 28, 2001, between Olympic Steel Minneapolis, Inc. and NCCF whose interest has been assigned to Agent;

     (K) Collateral Assignment of Security Interest in Copyrights dated as of June 28, 2001, between Olympic Steel Minneapolis, Inc. and NCCF whose interest has been assigned to Agent;

     (L) Collateral Assignment of Security Interest in Patents and Patent Applications dated as of June 28, 2001, between Olympic Steel Iowa, Inc. and NCCF whose interest has been assigned to Agent;

     (M) Collateral Assignment of Security Interest in Trademarks and Licenses dated as of June 28, 2001, between Olympic Steel Iowa, Inc. and NCCF whose interest has been assigned to Agent;

     (N) Collateral Assignment of Security Interest in Copyrights dated as of June 28, 2001, between Olympic Steel Iowa, Inc. and NCCF whose interest has been assigned to Agent;

     (O) Limited License Agreement dated as of June 28, 2001, between Borrower and NCCF whose interest has been assigned to Agent;

     (P) Limited License Agreement dated as of June 28, 2001, between Olympic Steel Lafayette, Inc. and NCCF whose interest has been assigned to Agent;

     (Q) Limited License Agreement dated as of June 28, 2001, between Olympic Steel Minneapolis, Inc. and NCCF; and whose interest has been assigned to Agent

     (R) Limited License Agreement dated as of June 28, 2001, between Olympic Steel Iowa, Inc. and NCCF whose interest has been assigned to Agent;

     (S) Amended and Restated Security Agreement dated December 31, 2002 executed by Borrower and the Guarantors in favor of Agent.

                                  SCHEDULE 1.6
                    MINIMUM AMOUNTS FOR ADVANCES, REFUNDINGS,
                             CONVERSION AND PAYDOWNS


Advances:
--------

Revolving Credit

    Eurocurrency-based Advances                 $1,000,000 or any larger amount
    Prime-based Advances                        $   150,000 or any larger amount

Term Loan

    Eurocurrency-based portion                  $1,000,000 or any larger amount
    Prime-based portion                         $   150,000 or any larger amount

Swing Line

                                                no minimum amount


Prepayments:
-----------

Revolving Credit

    Eurocurrency-based Advances                 $100,000 or any larger amount
             minimum balance after partial
             prepayment $1,000,000
    Prime-based Advances                        no minimum amount
              no minimum balance after partial
              prepayment required

Term Loan

    Eurocurrency portion                        $100,000 or any larger amount
             minimum balance after partial
             prepayment $1,000,000
    Prime-based portion                         no minimum amount
             no minimum balance after partial
             prepayment required

Swing Line

                                                no minimum amount
             no minimum balance after partial
             prepayment required

                                  SCHEDULE 5.2
            LIST OF JURISDICTIONS IN WHICH COMPANY AND/OR GUARANTORS
                              DO MATERIAL BUSINESS


1.       Olympic Steel, Inc.,
         Ohio corporation, qualified to do business and in good standing in:
         Ohio, Connecticut, Illinois, Michigan, Pennsylvania, S. Carolina, Alabama, Georgia, Indiana, Iowa, Missouri, Texas, Wisconsin

2.       Olympic Steel Lafayette, Inc.
         Ohio corporation, qualified to do business and in good standing in:
         Ohio, Michigan

3.       Olympic Steel Minneapolis, Inc.
         A Minnesota corporation, qualified to do business and in good standing in: Minnesota, Iowa, N. Dakota, S. Dakota, Wisconsin

4.       Olympic Steel Iowa, Inc.
         an Iowa corporation, qualified to do business and in good standing in:
         Iowa

5.       Oly Steel Welding, Inc.
         a Michigan corporation, qualified to do business and in good standing in: Michigan

6.       Olympic Steel Receivables, LLC
         a Delaware limited liability company, qualified to do business and in good standing in: Delaware

                                 SCHEDULE 5.3(b)
                     DESCRIPTION OF PROPERTY TO BE MORTGAGED


1.       5080 Richmond Road, Bedford Hts., Ohio

2.       5092 Richmond Road, Bedford Hts., Ohio

3.       5096 Richmond Road, Bedford Hts., Ohio

4.       3600 North Military Road, Detroit, Michigan

5.       1901 Mitchell Blvd., Schaumburg, Illinois

6.       625 Xenium Lane, North, Plymouth, Minnesota

7.       13100 15th Avenue, North, Plymouth, Minnesota

8.       6425 State Street, Bettendorf, Iowa

9.       One Eastern Steel Road, Milford, Connecticut

10.      509 Bankhead Highway, Winder, Georgia 30690

11.      1335 East 171st Street, Cleveland, Ohio

                                 SCHEDULE 5.3(c)
                         DESCRIPTION OF LEASED PROPERTY



1.       5060 Richmond Road, Bedford Hts., Ohio

2.       Tinicum Industrial Park, 10 Industrial Highway, Lester,
         Pennsylvania 19113

3.       402 Centre Street, Fernandina Beach, Florida 32035

                                 SCHEDULE 5.3(e)
           LIST OF JURISDICTIONS IN WHICH TO FILE FINANCING STATEMENTS



1.       Olympic Steel, Inc.

         a. UCC-1 Financing Statements:
            -        Ohio Secretary of State

         b. UCC-1 Fixture Financing Statements and Mortgages:
            -        Cook County, Illinois (1901 Mitchell Blvd.)
            -        Cuyahoga County, Ohio (5080, 5092 and 5096 Richmond Road)
            -        New Haven County, Connecticut (One Eastern Steel Road)
            -        Barrow County, Georgia (509 Bankhead Highway)

2.       Olympic Steel Lafayette

            -        Ohio Secretary of State (UCC-1 Financing Statement)
            - Wayne County, Michigan (UCC-1 Fixture Filing and Mortgage for 3600 N. Military Road)

3.       Olympic Steel Minneapolis

            -        Minnesota Secretary of State (UCC-1 Financing Statement)
            - Hennepin County, MN (UCC-1 Fixture Filing and Mortgage for 625 Xenium Lane and 13100 15th Avenue)

4.       Olympic Steel Iowa

            -        Iowa Secretary of State (UCC-1 Financing Statement)
            - Scott County, Iowa (UCC-1 Fixture Filing and Mortgage for 6425 State Street)

5.       Oly Steel Welding

            -        Michigan Secretary of State (UCC-1 Financing Statement)

6.       Olympic Steel Receivables, LLC

            -        Delaware Secretary of State (UCC-1 Financing Statement)

                                 SCHEDULE 5.3(f)
                          EXISTING LOCKBOX ARRANGEMENTS


1. Two (2) lockbox and depository account arrangements with Fifth Third for Olympic Steel, Inc. (Account #633538) and Olympic Steel Lafayette, Inc. (Account #633540) ("Fifth Third Accounts").

2. Two (2) lockbox and depository account arrangements with Wells Fargo for Olympic Steel Minneapolis, Inc. (Account #1067055)and Olympic Steel Iowa, Inc. (Account #100-6509481) ("Wells Fargo Accounts").

                                  SCHEDULE 6.1
                EXCEPTIONS TO FOREIGN CORPORATION QUALIFICATIONS



None.

                                  SCHEDULE 6.9
                              COMPLIANCE WITH LAWS


None.

                                  SCHEDULE 6.12
                                   LITIGATION


1.       Bank One, N.A. v. Olympic Continental Resources, LLC (re-filed)

2. Hog Brothers Recycling L.L.C. v. Olympic Steel, Inc. (Company has reached an oral settlement and is awaiting completion and execution of appropriate settlement documents)

3. Enrique Diaz, et al. v. Olympic Steel, Inc. (being handled by insurance)

4.       Minnesota EEO Claims - Leonard Walton, Gary Miller, William Johnson

5. Nowatny v. Olympic Steel, Inc. & Anastasio Trucking (being handled by insurance)

6.       Andres Vargas v. Olympic Steel, Inc. (being handled by insurance)

7. Donald Swanson et al. v. Olympic Steel, Inc. (being handled by insurance)

8.       ACEMCO, Inc. v. Olympic Steel Lafayette, Inc.

9.       LTV Bankruptcy claim

10.      Refer to information on Schedule 6.18.

11. Estate of Jerry E. Presley, Jr. v. Olympic Steel, Inc. (Company has reached an oral settlement and is awaiting completion and execution of appropriate settlement documents)

12. Alstom Power, Inc. (ABB) v. Olympic Steel, Inc. (Company has reached an oral settlement and is awaiting completion and execution of appropriate settlement documents)

                                  SCHEDULE 6.14
                    AGREEMENTS AFFECTING FINANCIAL CONDITION



1.       IRB II issued by City of Bedford Hts., Ohio
         (Trustee: Fifth Third Bank)

2.       IRB III issued by Illinois Development Finance Authority
         (Trustee: Fifth Third Bank)

3.       IRB IV issued by City of Plymouth, MN
         (Trustee: Fifth Third Bank)

4. IRB issued by Capital Public Finance, Inc., on assets located at Chambersburg, PA facility

                                  SCHEDULE 6.16
                         EMPLOYEE PENSION BENEFIT PLANS

Olympic Steel, Inc.
------------------

- 1989 Amended and Restated Olympic Steel, Inc. Employees' 401(k) Retirement Plan and Trust ("OSI 401(K) Plan")

- 1989 Amended and Restated Olympic Steel, Inc. Employee's Profit Sharing Plan and Trust ("OSI Profit Sharing Plan")

- Olympic Steel, Inc. Flexible Benefit Plan (applies to all Employees OF Olympic Steel Inc. and its Subsidiaries, except for Lafayette Union Employees)

Olympic Steel Lafayette, Inc.
----------------------------

- Olympic Steel Lafayette Incorporated Union Employees' 401(k) Retirement Plan and Trust applies to Union Employees

- OSI 401(K) Plan and OSI Profit Sharing Plan apply to non-union employees

- Union Agreement between the International Union of Operating Engineers Local 547 and Olympic Steel Lafayette

Olympic Steel Minneapolis, Inc.
------------------------------

- Olympic Steel, Inc. Union Employees 401(K) Retirement Plan and Trust applies to Union Employees

- OSI 401(K) Plan and OSI Profit Sharing Plan apply to non-union employees

Olympic Steel Iowa, Inc.
-----------------------

- OSI 401(K) Plan and OSI Profit Sharing Plan apply to non-union employees

Oly Steel Welding, Inc.
----------------------

- OSI 401(K) Plan and OSI Profit Sharing Plan apply to non-union employees

Olympic Steel Receivables, LLC

- OSI 401(K) Plan and OSI Profit Sharing Plan apply to non-union employees

Olympic Steel Trading, Inc.
--------------------------

- OSI 401(K) Plan and OSI Profit Sharing Plan apply to non-union employees

Olympic Steel Receivables, Inc.
------------------------------

- OSI 401(K) Plan and OSI Profit Sharing Plan apply to non-union employees

                                  SCHEDULE 6.18
                              ENVIRONMENTAL MATTERS



See the following reports prepared by GaiaTech:

- Phase I Environmental Site Assessment for Olympic Steel, Inc., Lafayette Steel & Processing, Inc. Division, 3600 N. Military Street, Detroit, Michigan dated June 6, 2001;

- Phase I Environmental Site Assessment for Olympic Steel, Inc. - Plate Facility, 13100 Fifteenth Avenue North, Plymouth, Minnesota dated June 12, 2001;

- Phase I Environmental Site Assessment for Olympic Steel, Inc. - Coil Facility, 625 Xenium Lane, Plymouth, Minnesota dated June 12, 2001;

- Phase I Environmental Site Assessment for Olympic Steel, Inc., Cleveland Division, 5060 Richmond Road, Bedford Heights, Ohio dated June 13, 2001;

- Phase I Environmental Site Assessment for Olympic Steel, Inc., Cleveland Division, 5096 Richmond Road, Bedford Heights, Ohio dated June 12, 2001;

- Phase I Environmental Site Assessment for Olympic Steel, Inc., One Eastern Steel Road, Milford, Connecticut dated June 13, 2001;

- Phase I Environmental Site Assessment for Olympic Steel, Inc., 1901 Mitchell Boulevard, Schaumburg, Illinois dated June 13, 2001;

- Phase I Environmental Site Assessment for Olympic Steel, Inc., Cleveland Division, 5080/5092 Richmond Road, Bedford Heights, Ohio dated June 27, 2001;

- Phase I Environmental Site Assessment for Olympic Steel, Inc. - Tube Division, 1335 East 171st Street, Cleveland, Ohio dated June 26, 2001; and

- Phase I Environmental Site Assessment for Olympic Steel, Inc., 6425 State Street, Bettendorf, Iowa dated June 26, 2001;


and the following reports prepared by Clayton Group Services: [REPORT TITLES AND DATES WILL BE ADDED WHEN AVAILABLE.]

                                  SCHEDULE 6.19
                                  SUBSIDIARIES



Olympic Steel Lafayette, Inc.
Olympic Steel Receivables, Inc.
Olympic Steel Minneapolis, Inc.
Olympic Steel Iowa, Inc.
Olympic Steel Trading, Inc.
Oly Steel Welding, Inc.
Olympic Steel Receivables, LLC

                                  SCHEDULE 6.20
                             CONTINGENT OBLIGATIONS



None.

                                  SCHEDULE 6.21
                                 LABOR RELATIONS


1. The Union Agreement between The International Union of Operating Engineers Local 547 and Olympic Steel Lafayette, Inc. expired June 30, 2002, and has not yet been renewed. The Company is currently negotiating a new Union Agreement (covers maintenance workers).

2. The Company has met with EEOC officials regarding an EEOC investigation originating with its Minneapolis operations.

                                  SCHEDULE 6.24
                                 CAPITALIZATION



A.       Capitalization

         1.       Olympic Steel, Inc.
                  Authorized capital stock: 20,000,000 common shares no par value; 5,000,000 preferred shares Issued and outstanding capital stock: 9,641,080 shares (as of September 30, 2002)

         2.       Olympic Steel Minneapolis, Inc.
                  Authorized capital stock: 100 shares common stock, no par value Issued and outstanding capital stock: 100 shares (owned by Olympic Steel, Inc.)

         3.       Oly Steel Welding, Inc.
                  Authorized capital stock: 60,000 shares common stock, no par value Issued and outstanding capital stock: 100 shares (owned by Olympic Steel, Inc.)

         4.       Olympic Steel Lafayette, Inc.
                  Authorized capital stock: 850 shares common stock, no par value Issued and outstanding capital stock: 100 shares (owned by Olympic Steel, Inc.)

         5.       Olympic Steel Trading, Inc.
                  Authorized capital stock: 850 shares common stock, no par value Issued and outstanding capital stock: 100 shares (owned by Olympic Steel, Inc.)

         6.       Olympic Steel Receivables, Inc.
                  Authorized capital stock: 850 shares common stock, $.01 par value Issued and outstanding capital stock: 100 shares (owned by Olympic Steel, Inc.)

         7.       Olympic Steel Receivables, LLC
                  99% membership interests issued to Olympic Steel, Inc. 1% membership interest issued to Olympic Steel Receivables, Inc.

         8.       Olympic Steel Iowa, Inc.
                  Authorized capital stock: 100 shares common stock, no par value Issued and outstanding capital stock: 100 shares (owned by Olympic Steel Minneapolis)

B.       Fully Paid Exception

         300,000 shares issued by Olympic Steel, Inc. to David A. Wolford, the Company's President are evidenced by a Promissory Note of Wolfort to the Company, and the 300,000 shares are pledged as security for the Note.

                                  SCHEDULE 7.17
                            REAL ESTATE REQUIREMENTS

     1. An ALTA mortgage title insurance commitment from a title insurance company satisfactory to Agent, without standard exceptions, in the amount equal to the lesser of the appraised value of the property or the Obligations, insuring the Mortgage securing the Obligations to be a first lien on the property, subject only to those exceptions acceptable to Majority Banks. Agent must receive either a title policy or marked-up commitment effective as of closing. The policy shall contain last dollar, zoning compliance, usury, comprehensive and any other endorsements required by Majority Banks.

     2. An ALTA/ACSM mortgage survey satisfactory to and certified to Agent and the title company, by a surveyor approved by Agent, showing no encroachments or adverse rights, other than those acceptable to Majority Banks and showing ingress and egress, all recorded easements affecting the property, whether or not the property lies in a flood plain area, and such other information as Agent or the title company requests.

     3. Evidence of casualty and public liability insurance all satisfactory to Majority Banks as to form, amount and insurer. In addition, Company shall provide evidence of flood insurance, if required by applicable law.

     4. Receipt and review by Majority Banks of a satisfactory environmental assessment report or reports prepared by a consultant acceptable to Agent, the contents of which may be disclosed to governmental agencies and authorities when Agent believes this to be required by law. The environmental assessment report and other information provided by Company to the Banks must demonstrate to Majority Banks' sole and absolute satisfaction that 1) there is no contamination present on the subject property, 2) there are no other circumstances regarding the environmental status of the subject property or of other properties in reasonable proximity to the subject property which might impair the value of the subject property or result in Agent's or Banks' assumption of any environmental risk which the Majority Banks deem to be unacceptable in its sole and absolute discretion, and 3) there are no violations of environmental laws and regulations with respect to the subject property or the Company.

     5. Copies of any leases of the mortgaged premises, together with Collateral Access Agreements and estoppel certificates from each tenant.

     6. Such other documentation as Majority Banks may reasonably require, in form and substance satisfactory to Majority Banks.

                                 SCHEDULE 8.1(b)
                              EXISTING FUNDED DEBT



- Debt of OLP LLC is guaranteed by Olympic Steel, Inc., Olympic Steel Welding, Inc., Olympic Steel Lafayette, Inc. and Olympic Steel Minneapolis, Inc. for an amount up to $10,000,000

- Debt of G.S.P., LLC (formerly known as Trumark Steel & Processing LLC) is guaranteed by Olympic Steel, Inc. and Olympic Steel Welding, Inc. for an amount up to $2,000,000

-        GE IRB on Chambersburg, PA Real Estate and M&E and related Assets

-        Development loan from State of Iowa

-        Development loan from State of Connecticut

                                  SCHEDULE 8.2
                                 PERMITTED LIENS



1. The Company leases certain warehouses, sales offices and processing equipment under long-term lease agreements. All leases are classified as operating leases and expire at various dates through 2010, and have an aggregate rental payment of approximately $1.5 million annually

2. Liens in favor of GE Capital Public Finance Inc. on real estate, M&E and related assets of the Company located at Chambersburg, PA plant

3. The liens evidenced by the financing statements identified on the following 7 pages.

                                  ATTACHMENT TO
                                  SCHEDULE 8.2
                                  LIST OF LIENS

DEBTOR:           Olympic Steel, Inc.
JURISDICTION:     Ohio, Secretary of State

     SECURED PARTY        UCC FILE NO.    ORIGINAL          DATE OF                        COLLATERAL
                                        FILING DATE     AMENDMENT (A),
                                                       ASSIGNMENT (AS),
                                                       CONTINUATION (C),
                                                     PARTIAL RELEASE (PR),
                                                      OR TERMINATION (T),
General Electric        AP0040050       04/13/98                           Specific equipment and all additions,
Capital Corporation                                                        attachments, accessories and accessions
                                                                           thereto, and any and all substitutions,
                                                                           replacements or exchanges therefore, and
                                                                           all insurance and/or other proceeds
                                                                           thereof by and between Lessee/Debtor and
                                                                           Lessor/Secured Party whether now owned
                                                                           or hereafter acquired. This financing
                                                                           statement is being filed solely as a
                                                                           precaution.

General Electric        AP0040051       04/13/98                           Specific equipment and all additions,
Capital Corporation                                                        attachments, accessories and accessions
                                                                           thereto, and any and all substitutions,
                                                                           replacements or exchanges therefore, and
                                                                           all insurance and/or other proceeds
                                                                           thereof by and between Lessee/Debtor and
                                                                           Lessor/Secured Party whether now owned
                                                                           or hereafter acquired. This financing
                                                                           statement is being filed solely as a
                                                                           precaution.

General Electric        AP0044610       04/27/98                           Specific equipment with all attachments
Capital Corporation                                                        and accessories attached thereto and made
                                                                           part thereof; This financing statement
                                                                           is being filed solely as a precaution
                                                                           if, contrary to the intention of the
                                                                           parties described, the transaction
                                                                           relating to the property described
                                                                           herein is deemed to be other than a
                                                                           lease with in the meanings of the
                                                                           Uniform Commercial Code.

Marubeni America Corp.  AP0074294       08/12/98                           All goods delivered by Marubeni America
                                                                           Corp. and stored by Olympic Steel, Inc.,
                                                                           all as per that certain Storage and Sales
                                                                           Agreement; all such goods are the
                                                                           property of Marubeni America Corp.

                                                                           NOTE: Storage and Sales Agreement
                                                                           attached as Exhibit.


Southline Steel         AP0100735       11/16/98                           All flat-rolled steel and other steel
Industries, Inc.                                                           products now or hereafter delivered by
                                                                           Secured Party to Debtor for storage or
                                                                           processing, or purchased by Secured
                                                                           Party from Debtor and stored or
                                                                           processed by Debtor.

                                                                           NOTE: Additional Debtor listed as
                                                                           Southeastern Metal Processing, a division
                                                                           of Olympic Steel, Inc.

The CIT Group/Equipment AP0152469       06/16/99                           Specific equipment and all additions,
Financing, Inc.                                                            substitutions, attachments, replacements
                                                                           and accessions thereof, plus the proceeds
                                                                           of all of the foregoing.

     SECURED PARTY        UCC FILE NO.    ORIGINAL          DATE OF                        COLLATERAL
                                        FILING DATE     AMENDMENT (A),
                                                       ASSIGNMENT (AS),
                                                       CONTINUATION (C),
                                                     PARTIAL RELEASE (PR),
                                                      OR TERMINATION (T),
BankAmerica Business    AP0168490       08/12/99                           All of the Secured Party's steel products
Credit, Inc., as Agent                                                     and steel and plastic strapping products
                                                                           consigned by the Secured Party at the
                                                                           Debtor's premises as consignment property.

BankAmerica Business    AP0168491       08/12/99                           All of the Secured Party's steel products
Credit, Inc., as Agent                                                     and steel and plastic strapping products
                                                                           consigned by the Secured Party at the
                                                                           Debtor's premises as consignment property.

General Electric        AP322923        03/27/01                           Specific equipment and all additions,
Capital Corporation                                                        attachments, accessories and accessions
                                                                           thereto, and any and all substitutions,
                                                                           replacements or exchanges therefore, and
                                                                           all insurance and/or other proceeds
                                                                           thereof by and between Lessee/Debtor and
                                                                           Lessor/Secured Party whether now owned
                                                                           or hereafter acquired. This financing
                                                                           statement is being filed solely as a
                                                                           precaution.

General Electric        AP322924        03/27/01                           Specific equipment and all additions,
Capital Corporation                                                        attachments, accessories and accessions
                                                                           thereto, and any and all substitutions,
                                                                           replacements or exchanges therefore, and
                                                                           all insurance and/or other proceeds
                                                                           thereof by and between Lessee/Debtor and
                                                                           Lessor/Secured Party whether now owned
                                                                           or hereafter acquired. This financing
                                                                           statement is being filed solely as a
                                                                           precaution.

Preferred Capital, Inc. AP345846        06/15/01                           Specific equipment re Equipment/Lease No.
                                                                           26946.000.

Southline Steel         OH00043890591   01/14/02                           All steel products manufactured by
Industries, Inc.                                                           Secured Party and delivered to Debtor for
                                                                           coating, painting and/or other
                                                                           processing. This UCC-1 financing
                                                                           statement is being filed for protective
                                                                           purposes only to give notice to
                                                                           prospective purchasers/creditors that
                                                                           the arrangement between Secured Party
                                                                           and Debtor represents a temporary
                                                                           transfer of possession (but not title)
                                                                           of goods by Secured Party to Debtor for
                                                                           processing, and that accordingly, at all
                                                                           times, legal title to the steel products
                                                                           delivered to Debtor remains with Secured
                                                                           Party.

Baldwin Steel Company   OH00044582478   01/29/02                           Galvanized steel coils.

Snapper, Inc.           OH00048558774   04/29/02                           There is no collateral description given.

ICX Corporation         OH00054303490   09/16/02                           Specific equipment. Lessor is the owner
                                                                           and Lessee has possession and use of the
                                                                           property pursuant to a Lease Agreement
                                                                           dated 11/28/95. Lessor and Lessee intend
                                                                           said Lease to be a "True Lease" and not
                                                                           a "Secured Transaction".


     SECURED PARTY        UCC FILE NO.    ORIGINAL          DATE OF                        COLLATERAL
                                        FILING DATE     AMENDMENT (A),
                                                       ASSIGNMENT (AS),
                                                       CONTINUATION (C),
                                                     PARTIAL RELEASE (PR),
                                                      OR TERMINATION (T),
SSAB Tunnplat AB        OH00055918535   10/28/02                           Any and all inventory, including without
                                                                           limitation, all high-strength hot-rolled
                                                                           steel in coils delivered by Consignor to
                                                                           Consignee to be held on consignment by
                                                                           Consignee in accordance, with the terms
                                                                           and provisions of that certain
                                                                           Consignment Inventory Agreement dated
                                                                           10/25/02, by and between the Consignor
                                                                           and the Consignee, as the same may be
                                                                           amended, modified or supplemented from
                                                                           time to time.



DEBTOR:           Olympic Steel Lafayette, Inc.
JURISDICTION:     Ohio, Secretary of State

     SECURED PARTY        UCC FILE NO.    ORIGINAL          DATE OF                        COLLATERAL
                                        FILING DATE     AMENDMENT (A),
                                                       ASSIGNMENT (AS),
                                                       CONTINUATION (C),
                                                     PARTIAL RELEASE (PR),
                                                      OR TERMINATION (T),
Bethlehem Steel         OH00043628364   01/07/02                           This financing statement has been
Corporation                                                                executed and filed for the sole purpose
                                                                           of providing notice that Bethlehem has
                                                                           delivered and/or will deliver to Olympic
                                                                           Steel Lafayette, Inc. under bailment
                                                                           arrangement steel sheets which may be in
                                                                           coil form and other steel products also
                                                                           owned by Bethlehem, for purposes of
                                                                           processing and fabrication and/or
                                                                           storage by Olympic Steel Lafayette, Inc.
                                                                           and redelivery either to Bethlehem or as
                                                                           Bethlehem may direct, and not for the
                                                                           purpose of sale, obtaining offers to
                                                                           purchase, locating a buyer or the like.

Marubeni-Itochu Steel   OH00045856197   03/01/02                           This financing statement is being
America Inc.                                                               executed and filed for the sole purpose
                                                                           of providing notice that Secured Party
                                                                           has delivered and/or will deliver to
                                                                           Debtor steel sheets in coils owned by
                                                                           Secured Party for purposes of
                                                                           processing, safekeeping and storage by
                                                                           Debtor pursuant to that certain Tolling
                                                                           Agreement dated February 19, 2002
                                                                           between Secured Party and Debtor. Title
                                                                           to such property, as it may be processed
                                                                           or stored pursuant to said Tolling
                                                                           Agreement, has been and will be
                                                                           expressly retained by Secured Party and
                                                                           Debtor shall have no right to sell,
                                                                           transfer, encumber or otherwise dispose
                                                                           of such property.

                                                                           NOTE: Additional Debtor listed as
                                                                           Lafayette Steel & Processing.

General Electric        OH00052940115   08/08/02                           Specific equipment, with all attachments
Capital Corporation                                                        and accessories.

                                                                           This filing is in lieu of a continuation
                                                                           statement, which continues the
                                                                           effectiveness of the following filing:
                                                                           92183B filed 02/17/98 with the Michigan,
                                                                           Secretary of State.


DEBTOR:           Olympic Steel, Inc.
JURISDICTION:     Connecticut, Secretary of State


      SECURED PARTY       UCC FILE NO.    ORIGINAL          DATE OF                        COLLATERAL
                                        FILING DATE     AMENDMENT (A),
                                                       ASSIGNMENT (AS),
                                                       CONTINUATION (C),
                                                     PARTIAL RELEASE (PR),
                                                      OR TERMINATION (T),
Connecticut Development  0001604048     02/10/95    (C) 09/15/99           Specific equipment whether any of such
Authority                                           0001949300             property shall be owned, acquired or
                                                                           created by Debtor at any time hereafter,
                                                                           wherever located, and the accessions and
                                                                           substitutions therefore, proceeds
                                                                           thereof and including, where applicable,
                                                                           the proceeds of insurance covering the
                                                                           above.

DEBTOR:           Olympic Steel Minneapolis, Inc.
JURISDICTION:     Minnesota, Secretary of State

            SECURED PARTY            UCC FILE NO.    ORIGINAL          DATE OF                        COLLATERAL
                                                    FILING DATE     AMENDMENT (A),
                                                                    ASSIGNMENT (AS),
                                                                    CONTINUATION (C),
                                                                  PARTIAL RELEASE (PR),
                                                                   OR TERMINATION (T),
General Electric Capital Corporation  1955572        07/08/97    (A) 04/30/02           Specific equipment with all attachments,
                                                                 2002389692             accessories and additions attached
                                                                                        thereto.
                                                                 (C) 04/30/02
                                                                 2002389695             Amended to add Debtor information.

General Electric Capital Corporation  2001682        01/06/98    (A) 08/16/02           Specific equipment with any and all
                                                                 2002491766             attachments and additions.

                                                                 (C) 08/16/02           Amended to add Debtor information.
                                                                 2002491771

TCF Leasing, Inc.                     20023058285    12/26/01                           Specific equipment.

General Electric Capital Corporation  20023292342    03/01/02                           Specific equipment with any and all
                                                                                        attachments and additions.


General Electric Capital Corporation  20023753415    04/17/02                           Specific equipment with any and all
                                                                                        attachments and additions.

General Electric Capital Corporation  20023956646    05/02/02                           Specific equipment with any and all
                                                                                        attachments and additions.

                                                                                        This filing is in lieu of a continuation
                                                                                        statement, which continues the
                                                                                        effectiveness of the following filings:
                                                                                        1126744 filed 07/09/97 with Hennepin
                                                                                        County, MN; AN79976 filed 07/08/97 with
                                                                                        the Secretary of State in Ohio; 1390346
                                                                                        filed 07/09/97 with Cuyahoga County, OH.

General Electric Capital Corporation  20024917750    08/16/02                           Specific equipment and all accessions,
                                                                                        additions, replacements and substitutions
                                                                                        thereto and therefore and all proceeds,
                                                                                        including insurance proceeds thereof.

                                                                                        This filing is in lieu of a continuation
                                                                                        statement, which continues the
                                                                                        effectiveness of the following filings:
                                                                                        1407185 filed on 01/06/98 in Cuyahoga
                                                                                        County, OH; AP0014822 filed on 01/06/98
                                                                                        with the Secretary of State in Ohio.


DEBTOR:           Olympic Steel Iowa, Inc.
JURISDICTION:     Iowa, Secretary of State

          SECURED PARTY            UCC FILE NO.    ORIGINAL          DATE OF                        COLLATERAL
                                                 FILING DATE     AMENDMENT (A),
                                                                ASSIGNMENT (AS),
                                                                CONTINUATION (C),
                                                              PARTIAL RELEASE (PR),
                                                               OR TERMINATION (T),
Bethlehem Steel Corporation      K989684         02/08/99                           This financing statement has been
                                                                                    executed and filed for the sole purpose
                                                                                    of providing notice that Bethlehem has
                                                                                    delivered and/or will deliver to Olympic
                                                                                    Steel Iowa, Inc. under bailment
                                                                                    arrangement steel sheets which may be in
                                                                                    coil form and other steel products also
                                                                                    owned by Bethlehem, for purposes of
                                                                                    processing and fabrication and/or storage
                                                                                    by Olympic Steel Iowa, Inc. and
                                                                                    redelivery either to Bethlehem or as
                                                                                    Bethlehem may direct, and not for the
                                                                                    purpose of sale, obtaining offers to
                                                                                    purchase, locating a buyer or the like.




                                  SCHEDULE 8.3
                               EXISTING GUARANTIES



1. Olympic Steel, Inc., Olympic Steel Welding, Inc., Olympic Steel Lafayette, Inc. and Olympic Steel Minneapolis, Inc. guaranty the debt of OLP, LLC in an amount up to $10,000,000

2. Olympic Steel, Inc. and Olympic Steel Welding, Inc. guaranty the debt of G.S.P., LLC (formerly known as Trumark Steel & Processing LLC) in an amount up to $2,000,000

                                  SCHEDULE 8.7
                              EXISTING INVESTMENTS



1.       Refer to Existing Guaranties and amounts thereof set forth on
         Schedule 8.3

2. The Company loaned $675,000 to David A. Wolfort, which loan is evidenced by a certain Promissory Note and secured by 300,000 shares of Olympic Steel, Inc. issued to Borrower

3. Investments of Olympic Steel, Inc. and Olympic Steel Welding, Inc. in OLP, LLC and G.S.P., LLC

4. Olympic Steel, Inc. and Olympic Steel Receivables, Inc. investments in Olympic Steel Receivables, LLC

                                  SCHEDULE 8.8
                          TRANSACTIONS WITH AFFILIATES



1. Company leases its facility located at 5060 Richmond Road from SMS Realty, Inc. pursuant to a Lease Agreement dated July 1, 1980, as amended. SMS Realty, Inc. is owned by Michael D. Siegal's (Company CEO) father.

2. Lincoln Trucking, Inc., owned by Lynn Zimet, Michael D. Siegal's sister, provides freight services to Olympic Steel, Inc. and its Subsidiaries.

3. Loan between the Company and David Wolfort (Company President) evidenced by a Promissory Note described in Schedule 8.7.

                                  SCHEDULE 8.10
                                NEGATIVE PLEDGES


1. Lien in favor of GE Capital Public Finance on real estate, M&E and related assets of the Company located at Chambersburg, PA.

                                  SCHEDULE 13.6
                             INFORMATION FOR NOTICES



To the Company:            Olympic Steel, Inc.
                           5096 Richmond Road
                           Cleveland, Ohio 44146
                           Attn: Michael D. Siegal
                           Richard T. Marabito
                           Telephone: (216) 292-3800
                           Fax: (216) 292-3974

To the Agent:              Comerica Bank
                           500 Woodward Avenue
                           MC 3239
                           Detroit, Michigan 48226
                           Attn: Richard S. Arceci
                           Telephone: (313) 222-0167
                           Fax: (313) 222-7475

To the Banks:              Comerica Bank
                           500 Woodward Avenue
                           MC 3239
                           Detroit, Michigan 48226
                           Attn: Richard S. Arceci
                           Telephone: (313) 222-0167
                           Fax: (313) 222-7475

                           Fifth Third Bank
                           1404 East Ninth Street
                           Cleveland, Ohio  44114
                           Attn: David S. Harnett
                           Telephone: 216-274-5356
                           Fax:216-274-5510

                           Standard Federal Bank N.A.
                           2600 West Big Beaver Road
                           Troy, Michigan  48084
                           Attn: Ronald R. Valentine
                           Telephone: 248-816-4874
                           Fax:248-816-4364

                                    EXHIBIT A

                  FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE



No. _______________                                        Dated: ____________

TO:      Comerica Bank ("Agent")

RE: Olympic Steel, Inc. Amended and Restated Credit Agreement dated as of December 31, 2002 by and among Olympic Steel, Inc. ("Company"), the Banks signatories thereto and Comerica Bank, as Agent (as amended or otherwise modified from time to time, the "Credit Agreement")

         Company, pursuant to the Credit Agreement, requests an Advance of the Revolving Credit from the Banks, as follows:

1.       Date of Advance:______________

2.       [ ]  (check if applicable)


         This Advance is or includes a whole or partial refunding/conversion of:

         [Describe Advance to be refunded or converted by reference to principal amount, current interest rate and current interest period]

         Advance No(s). ______________________

3.       Type of Advance (check only one);

         [ ]   Prime-based Advance
         [ ]   Eurocurrency-based Advance

4.       Amount of Advance:
         _________________________

5.       Interest Period (not applicable to Prime-based Advances)

         _______  months (insert 1, 2, or 3 or 6)

6.       Disbursement Instructions

         [ ]    Comerica Bank Account No. _______________
         [ ]    Other: _________________________
                  ___________________________

         Company certifies to the matters specified in Section 2.3(g) of the Credit Agreement.

         Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.


                                         OLYMPIC STEEL, INC.


                                         By:_________________________________

                                         Its:_________________________________



Agent Approval:_______________

                                    EXHIBIT B

                          FORM OF REVOLVING CREDIT NOTE



[$____________]                                               December 31, 2002


     On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Olympic Steel, Inc., an Ohio corporation ("Company"), promises to pay to the order of [insert Bank] ("Bank") at Detroit, Michigan, care of the Agent (for the account of Bank's Eurocurrency Lending Office with respect to any Eurocurrency-based Advances hereunder and for the account of the Bank with respect to any Prime-based Advances hereunder) in lawful money of the United States of America so much of the sum of [insert amount derived from Percentages] Dollars ($_________), as may from time to time have been advanced by Bank to the Company and then be outstanding hereunder pursuant to the Olympic Steel, Inc. Amended and Restated Credit Agreement dated as of December 31, 2002 made by and among the Company and certain banks signatory thereto, including the Bank, and Comerica Bank as Agent for such banks, as the same may be amended or otherwise modified from time to time ("Credit Agreement"), together with interest thereon as hereinafter set forth.

     Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Credit Agreement.

     This Note is a Revolving Credit Note under which Advances of the Revolving Credit (including refundings and conversions), repayments and readvances may be made from time to time, by Bank, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or prepaid under, the terms of the Credit Agreement to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                        OLYMPIC STEEL, INC.


                                        By:_________________________________

                                        Its:_________________________________

                                    EXHIBIT C

                             FORM OF SWING LINE NOTE



$10,000,000                                                   December 31, 2002


     On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Olympic Steel, Inc., an Ohio corporation ("Company"), promises to pay to the order of Comerica Bank ("Swing Line Bank") at Detroit, Michigan, in lawful money of the United States of America, so much of the sum of Ten Million Dollars ($10,000,000), as may from time to time have been advanced by Swing Line Bank to Company and then be outstanding hereunder pursuant to the Olympic Steel, Inc. Amended and Restated Credit Agreement dated as of December 31, 2002 made by and among Company and certain banks signatory thereto, including the Swing Line Bank, in its individual capacity and as Agent for such banks, as the same may be amended or otherwise modified from time to time (the "Credit Agreement"), together with interest thereon as hereinafter set forth.

     Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Credit Agreement.

     This Note is a Swing Line Note under which Advances of the Swing Line (including refundings and conversions), repayments and readvances may be made from time to time by Swing Line Bank, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or prepaid under, the terms of the Credit Agreement, to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

     This Note shall be interpreted and the rights of the parties shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Swing Line Bank by any other instrument or by law.

                                           OLYMPIC STEEL, INC.


                                           By:_________________________________

                                           Its:_________________________________

                                    EXHIBIT D

                     FORM OF REQUEST FOR SWING LINE ADVANCE



No. _____________                                Dated: ________________, 200__

TO:      Comerica Bank ("Swing Line Bank")

RE: Olympic Steel, Inc. Amended and Restated Credit Agreement dated as of December 31, 2002 by and among Olympic Steel, Inc. ("Company"), the Banks signatories thereto and Comerica Bank, as Agent (as amended or otherwise modified from time to time, the "Credit Agreement")

         Company, pursuant to the Credit Agreement, requests an Advance from the Swing Line Bank as follows:

1.       Date of Advance:______________________

2.       [ ]   (check if applicable)
         This Advance is or includes a whole or partial refund/conversion of:

         Advance No(s). _______________________

         [Describe Advance to be refunded or converted by reference to principal amount, current interest rate and current interest period]

3.       Type of Advance (check only one);   [ ]     Prime-based Advance

4.       Amount of Advance:

         ______________________________

5.       Interest Period (not applicable)

6.       Disbursement Instructions
         [ ]   Comerica Bank Account No. ________________
         [ ]   Other: _________________________

               __________________________

         Company certifies to the matters specified in Section 2.5(c)(vi) of the Credit Agreement.

         Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

                                         OLYMPIC STEEL, INC.


                                         By:_________________________________

                                         Its:_________________________________

                                    EXHIBIT E

                FORM OF SWING LINE BANK PARTICIPATION CERTIFICATE



                                               _____________________, _________

[Name of Bank]

__________________________

__________________________


Ladies and Gentlemen:

     Pursuant to Section 2.5(e) of the Olympic Steel, Inc. Amended and Restated Credit Agreement dated as of December 31, 2002 (as amended or otherwise modified from time to time, "Credit Agreement") among Olympic Steel, Inc., the Banks named therein and Comerica Bank, as Agent, the undersigned hereby acknowledges receipt from you of ___________________ as payment for a participating interest in the following Swing Line Loan:

     Date of Swing Line Loan:________________________________

     Principal Amount of Swing Line Loan:_____________________

     The participation evidenced by this certificate shall be subject to the terms and conditions of the Credit Agreement including without limitation
Section 2.5(e) thereof.

                                      Very truly yours,

                                      COMERICA BANK, as Agent


                                      By:_____________________________________

                                      Its:_____________________________________

                                    EXHIBIT F

                         FORM OF LETTER OF CREDIT NOTICE

TO:      Banks

RE: Issuance of Letter of Credit pursuant to Article 3 of the Olympic Steel, Inc. Amended and Restated Credit Agreement dated as of December 31, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement") among Olympic Steel, Inc., certain Banks signatory thereto and Comerica Bank, as Agent for the Banks.

     On ___________, ____,(1) Issuing Bank, in accordance with Article 3 of the Credit Agreement, issued its Letter of Credit number _______, in favor of __________(2) for the account of [________________].(3) The face amount of such
Letter of Credit is $_______. The amount of each Bank's participation in such Letter of Credit is as follows:(4)

     This notification is delivered this ____day of ____________, ____, pursuant to Section 3.3 of the Credit Agreement. Except as otherwise defined, capitalized terms used herein have the meanings given them in the Credit Agreement.

                                     Signed:

                                     COMERICA BANK, as Agent


                                     By:_________________________________

                                     Its:_________________________________



___________________

(1) Date of Issuance

(2) Beneficiary

(3) Account Party

(4) Amounts based on Percentages


[This form of Letter of Credit Notice (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]

                                   EXHIBIT "G"

                       FORM OF BORROWING BASE CERTIFICATE

                               See Attached Pages

                                   EXHIBIT "H"

                              NCCF INDEMNITY LETTER

     13.22 December 31, 2002



Olympic Steel, Inc.
5096 Richmond Road
Bedford Heights, Ohio

Comerica Bank
500 Woodward Avenue
One Detroit Center
Detroit, Michigan 48226

                        Re: NCCF Indemnity Letter

Ladies and Gentlemen:

     Reference is made to the Credit Agreement, dated June 28, 2001, as amended prior to the date hereof (as so amended, the "Financing Agreement"), among Olympic Steel, Inc. (the "Borrower"), certain subsidiaries of Borrower, as Guarantors (the "Guarantors") the financial institutions party thereto (collectively, the "Current Lenders"), and National City Commercial Finance, Inc., as agent for the Current Lenders (in such capacity, the "Current Agent"). Capitalized terms that are defined in the Financing Agreement and used without definition herein shall have the meanings given to them therein.

     Effective as of January 2, 2003, the Current Lenders, other than Comerica Bank ("Comerica"), will assign their rights and obligations under the Financing Agreement to Comerica, the Current Agent will resign as Administrative Agent under the Financing Agreement and Comerica Bank will be appointed successor Administrative Agent under the Financing Agreement, all pursuant to documents dated December 31, 2002.

     The financing arrangement with the Borrower is such that the payoff amount set forth in the Assignment and Acceptance dated December 31, 2002 executed by Borrower, the Guarantors, National City Commercial Finance, Inc. ("NCCF"), in its capacity as a Current Lender, and Comerica may not represent all amounts owing to NCCF because of adjustments for returned items, insufficient fund checks, partial credits, provisions of credit and like items taken into consideration in calculating the payoff (collectively, the "Adjustments"). Also, the Borrower maintains general accounts, including, but not limited to, checking and deposit accounts, which accrue fees, service charges and other charges (collectively, the "Fees"). Until the Borrower closes its accounts with NCCF, these Fees will accrue. Because of the possibility of Adjustments and Fees associated with the accounts, the Borrower agrees to indemnify NCCF from any and all losses, damages, deficiencies, liabilities and expenses relating to or caused by any Adjustments and Fees and agrees to promptly pay NCCF on demand all Adjustments and Fees. Any demand for indemnity or payment of Adjustments and Fees shall be in writing and delivered to Borrower in accordance with NCCF's standard practice.


     Comerica Bank, by its signature below, agrees to reimburse NCCF upon demand for the amount of any Adjustments and Fees not paid by Borrower. Any demand for reimbursement by NCCF to Comerica Bank shall be in writing and must be delivered to Comerica Bank on or before March 31, 2003.

                                         Very truly yours,


14.                                      NATIONAL CITY COMMERCIAL FINANCE, INC.


                                         By: _______________________________

                                         Name: _____________________________

                                         Title: ____________________________

Agreed to by the undersigned:

OLYMPIC STEEL, INC.


By: ________________________________________

Name: ______________________________________

Title: _____________________________________


COMERICA BANK


By: ________________________________________

Name: ______________________________________

Title: _____________________________________

     Borrower hereby acknowledges and consents to the terms set forth in the above NCCF Indemnity Letter and agrees that (i) Comerica may immediately charge the Borrower's accounts at Comerica for any amounts which Comerica is called upon to pay to NCCF pursuant to the NCCF Indemnity Letter or Comerica, in its capacity as Agent under the Amended and Restated Credit Agreement dated December 30, 2002 among Borrower, Comerica, as Agent, and the financial institutions parties thereto as lenders, may deem such payments to be an Advance of the Swing Line Credit, and (ii) if the Borrower has any dispute with NCCF regarding any amount for which payment is requested from Comerica pursuant to the NCCF Indemnity Letter, the Borrower will adjust the same directly with NCCF, hereby waiving all rights and objections the Borrower may have as against Comerica in connection therewith.

                                            OLYMPIC STEEL, INC.


                                            By: _______________________________

                                            Its: ______________________________

                                    EXHIBIT I

                          FORM OF ASSIGNMENT AGREEMENT


                                                                Date: _________

To:      OLYMPIC STEEL, INC.

                  and

         COMERICA BANK ("Agent")

RE: Olympic Steel, Inc. Amended and Restated Credit Agreement dated as of December 31, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement"), among Olympic Steel, Inc. ("Company"), Comerica Bank in its capacity as agent for the Banks ("Agent") and certain Banks from time to time party thereto

Ladies and Gentlemen:

     Reference is made to Sections 13.8(c) and (d) of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all initially capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement.

     This Assignment Agreement constitutes notice to each of you of the proposed assignment and delegation by [insert assignor Bank] (the "Assignor") to [insert proposed assignee] (the "Assignee"), and, subject to the terms and conditions of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective on the "Effective Date" (as hereafter defined) that undivided interest in each of Assignor's rights and obligations under the Credit Agreement and the other Loan Documents equal to ___% of the Revolving Credit (and participations in any outstanding Letters of Credit and Swing Line Advances), ___% of Term Loan A and ___% of Term Loan B such that, after giving effect to the foregoing assignment and assumption, [and the other assignments by Assignor to ___________ on the date hereof,] the Assignee's interest and the Assignor's remaining interest in the Revolving Credit (and participations in any outstanding Letters of Credit and Swing Line Advances) and of the Term Loans shall be as set forth on the attached schedule.

     The Assignor hereby instructs the Agent to make all payments from and including the Effective Date hereof in respect of the interest assigned hereby, directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, the Assignee will promptly remit the same to the Assignor.

     The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The Assignee acknowledges and agrees that it: (a) is legally authorized to enter into this Assignment Agreement; (b) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Percentages been granted and its loans been made directly by such Assignee to the Company without the intervention of the Agent, the Assignor or any other Bank; and (c) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Bank, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Agent nor the Assignor has made any representations or warranties about the creditworthiness of the Company or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents. This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.

     Assignee represents and warrants that it is a Person to which assignments are permitted pursuant to Section 13.8(c) of the Credit Agreement.

     Assignor represents and warrants, as of the Effective Date, that it is the legal and beneficial owner of the interest being assigned and delegated by it hereunder and that such interest is free and clear of any pledge, encumbrance or other adverse claim or interest created by Assignor.

     Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

         (i) the Assignee: (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, to have assumed all of the Assignor's obligations thereunder to the extent of the Assignee's Percentage referred to in the second paragraph of this Assignment Agreement, and to have all the rights and obligations of a "Bank" to the Credit Agreement and the other Loan Documents, as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

         (ii) the Assignor's obligations under the Credit Agreement and the other Loan Documents shall be reduced by the percentage assigned to Assignee referred to in the second paragraph of this Assignment Agreement.

     As used herein, the term "Effective Date" means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

         (iii) the delivery to the Agent of an original of this Assignment Agreement executed by the Assignor and the Assignee;

         (iv) the payment to the Agent of the $3,500 processing fee referred to in Section 13.8(d) (ii) of the Credit Agreement; and

         (v)      all other restrictions and items noted in Sections 13.8(c) and
                  (d) of the Credit Agreement have been completed.

     Following the execution and delivery of this Assignment Agreement by the Assignor and Assignee to the Agent, Agent shall record the assignment in the Register pursuant to Section 13.8(f) of the Credit Agreement and the Agent shall notify the Assignor and the Assignee, along with the Company of the Effective Date.

     On the Effective Date the Assignee shall pay to the Assignor the amount agreed upon with respect to the outstanding principal amount of the outstanding Advances owed to Assignor by Company under the Credit Agreement in respect of the interest being assigned hereby.

     The Assignee has delivered to the Agent (or is delivering to the Agent concurrently herewith) the tax forms referred to in Section 13.12 of the Credit Agreement, and other forms reasonably requested by the Agent, if required. The Assignor has delivered to the Agent (or is delivering to Agent concurrently herewith), the original of each Note (if any issued) held by the Assignor under the Credit Agreement.

     Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

                                   [ASSIGNOR]


                                   By:_________________________________

                                   Its:_________________________________


                                   [ASSIGNEE]


                                   By:_________________________________

                                   Its:_________________________________

ACCEPTED AND CONSENTED TO
this ____day of _____________, ____

COMERICA BANK, Agent


By:___________________________

Its:___________________________



OLYMPIC STEEL, INC.


By:____________________________

Its:____________________________

[This form of Assignment Agreement (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]

                        SCHEDULE TO ASSIGNMENT AGREEMENT
                ASSIGNEE'S/ASSIGNOR'S PERCENTAGES AND ALLOCATIONS



                                                Percentages after Assignment

                           Revolving Credit Term Loan A       Term Loan B

Assignor [Name]



Assignee [Name]

                                   EXHIBIT "J"

                      FORM OF AMENDED AND RESTATED GUARANTY

                                   EXHIBIT "K"

                                   [RESERVED]

                                    EXHIBIT L

                            FORM OF INTERCOMPANY NOTE
                                                    ____________________, 200__


     ON DEMAND, FOR VALUE RECEIVED, the undersigned ("MAKER") promises to pay to the order of ______________________ ("HOLDER"), from which it has received advances of credit, at such place as shall be designated from time to time by Holder to Maker, in lawful money of the United States of America or in such other currencies applicable to any particular advance made hereunder (each an "Advance" and, collectively, the "Advances") which may, from time to time, be outstanding hereunder, such sum as may from time to time have been advanced by Holder to Maker and then be outstanding hereunder, together with interest thereon as hereinafter set forth.

     Each Advance may bear interest at Holder's average cost of borrowing as certified by Holder from time to time and in accordance with the Holder's customary penalties.

     This Note is a note under which advances, repayments and readvances may be made from time to time.

     This Note shall be fully subordinated in all respects to the Obligations (as defined in the Credit Agreement). Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), and following receipt of notice from the Agent, no payments may be made of the principal of or interest on this Note.

     As used herein, "Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of December ____, 2002 by and among Olympic Steel, Inc., an Ohio corporation, and the financial institutions from time to time parties thereto as lenders ("Banks"), and Comerica Bank, as collateral and administrative agent for the Banks (in such capacity, the "Agent").

     During the period when payments of interest hereon are not permitted by the second preceding paragraph, interest shall accrue and be added to principal on each interest payment date.

     Maker agrees, and Holder by accepting this Note agrees, that: (A) the obligations evidenced by this Note are subordinated in right of payment to the prior payment in full of all of the Obligations; the subordination is for the benefit of the Banks and each Bank shall be deemed to have acquired the Obligations in reliance upon the covenants and provisions contained in this Note; (B) if Maker is prohibited by the terms of this Note from making any payment of principal, interest or any other sum under or in respect of this Note when due, and therefore the Maker shall fail to pay when due any such sum, such failure shall not constitute a default or event of default under and in respect of this Note (provided that interest shall continue to accrue as provided herein and be added to principal as herein set forth); and (C) no revision to any provision of this Note applicable or relevant to the subordination of this Note to the Obligations shall be made or become effective until approved in writing by the Agent.

     Upon any distribution (whether cash, securities or other property, by setoff or otherwise) to creditors of Maker in a liquidation or dissolution of Maker or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Maker or its property: (A) Banks shall be entitled to payment in full of all obligations with respect to the Banks (including interest after the commencement of any such proceeding at the rates specified for the applicable indebtedness) to the date of payment of the applicable Obligations before Holder shall be entitled to receive any payment of any obligations with respect to this Note; and (B) until all obligations with respect to the Obligations are indefeasibly paid in full, any distribution to which Holder would be entitled shall be made to the Agent.

     No right of any Bank to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Maker or by its failure to comply with the terms and conditions of this Note.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of
_____________.

     Maker hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Terms not defined herein shall have the meanings set forth in the Credit Agreement.

     Nothing herein shall limit any right granted Holder by any other instrument or by law.

                                    _________________________________ ("Maker")

                                    By: _______________________________________

                                    Its: ______________________________________


Dated: ____________, 200__

                                    Pay to the order of Comerica Bank, as Agent



                                    _________________________________ ("Holder")

                                    By: _______________________________________

                                    Its: ______________________________________

                                    EXHIBIT M

                       FORM OF COVENANT COMPLIANCE REPORT



To:      Comerica Bank, as Agent

Re: Olympic Steel, Inc. Amended and Restated Credit Agreement dated as of December 31, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement"), among Olympic Steel, Inc. ("Company"), the Banks party thereto and Comerica Bank, as Agent for the Banks.

     This Covenant Compliance Report ("Report") is furnished pursuant to Section 7.2(a) of the Credit Agreement and sets forth various information as of __________ ____ (the "Computation Date").

         (vi) Debt Service Coverage Ratio. On the Computation Date, the Debt Service Coverage Ratio, which is required to be not less than
                  1.25 to 1.0, was ___ to 1.0 as computed in the supporting documents attached hereto as Schedule 1.

         (vii) Leverage Ratio. On the Computation Date, the Leverage Ratio, which is required to be not more than 1.75 to 1.0 was ____ to
                  1.0 as computed in the supporting documents attached hereto as
                  Schedule 2.

         (viii) Capital Expenditures. On the Computation Date, for the current fiscal year, the aggregate amount of _____________________ Capital Expenditures which are required to be less than $__________were $_____________.

     The undersigned Responsible Officer of Company hereby certifies that to the best of his/her knowledge, after due inquiry:

     A. All of the information set forth in this Report (and in any Schedules attached hereto) is true and correct in all material respects.

     B. As of the Computation Date, Company has observed and performed, in all material respects, all of their covenants and other agreements contained in the Credit Agreement and in the Notes (if issued) and any other Loan Documents to be observed, performed and satisfied by them.

     C. He/she has personally reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

     D. Except as stated in Schedule D hereto (which shall describe any existing Event of Default or event which with the passage of time and/or the giving of notice, would constitute an Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Company), no Event of Default, or event which with the passage of time and/or the giving of notice would constitute an Event of Default, has occurred and is continuing on the date of this Report.

     Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Report to be executed and delivered by its duly authorized officer this ______ day of
________________.


                                          OLYMPIC STEEL, INC.


                                          By:_________________________________

                                          Its:_________________________________

                                    EXHIBIT N

                                   [RESERVED]

                                   EXHIBIT O-1

                            FORM OF TERM LOAN A NOTE



$___________________                                          December 31, 2002


     FOR VALUE RECEIVED, Olympic Steel, Inc., an Ohio corporation (the "Company") promises to pay to the order of [insert Bank] ("Bank"), in care of Agent, at Detroit, Michigan, the principal sum of [insert amount derived from Percentages] Dollars ($_____________) in lawful money of the United States of America payable in quarterly principal installments each in the amount and on the dates set forth in the Credit Agreement (as defined below) until the Term Loan A Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable. Interest shall be payable at the rate (including the default rate) and on the dates provided in the Olympic Steel, Inc. Amended and Restated Credit Agreement (as amended or otherwise modified, the Credit "Agreement") dated as of December 31, 2002, made by and among the Company, certain banks including the Bank, and Comerica Bank as agent for such banks. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Credit Agreement.

     This Note evidences borrowing under, is subject to, may be accelerated and may be prepaid in accordance with, the terms of the Credit Agreement, to which reference is hereby made.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                          OLYMPIC STEEL, INC.


                                          By:________________________________

                                          Its:________________________________

                                  EXHIBIT O -2

                            FORM OF TERM LOAN B NOTE



$___________________                                          December 31, 2002


     FOR VALUE RECEIVED, Olympic Steel, Inc., an Ohio corporation (the "Company") promises to pay to the order of [insert Bank] ("Bank"), in care of Agent, at Detroit, Michigan, the principal sum of [insert amount derived from Percentages] Dollars ($_____________) in lawful money of the United States of America payable in quarterly principal installments each in the amount and on the dates set forth in the Credit Agreement (as defined below) until the Term Loan B Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable. Interest shall be payable at the rate (including the default rate) and on the dates provided in the Olympic Steel, Inc. Amended and Restated Credit Agreement (as amended or otherwise modified, the "Credit Agreement") dated as of December 31, 2002, made by and among the Company, certain banks including the Bank, and Comerica Bank as agent for such banks. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Credit Agreement.

     This Note evidences borrowing under, is subject to, may be accelerated under, and may be prepaid in accordance with, the terms of the Credit Agreement, to which reference is hereby made.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                         OLYMPIC STEEL, INC.


                                         By:_________________________________

                                         Its:________________________________

                                    EXHIBIT P

                         FORM OF TERM LOAN RATE REQUEST


No.___________                                               Dated:____________

To:      Comerica Bank - Agent

RE: Olympic Steel, Inc. Amended and Restated Credit Agreement dated as of December 31, 2002 by and among Olympic Steel, Inc. ("Company"), the Banks signatories thereto and Comerica Bank, as Agent (as amended or otherwise modified from time to time, the "Credit Agreement")

     Pursuant to the Credit Agreement, the Company hereby requests that the Banks refund or convert, as applicable, an Advance from Banks under (check applicable term):

         [ ]      Term Loan A

         [ ]      Term Loan B

as follows:

         A.       Date of Refunding or Conversion of Advance:_________________

         B.       Amount of Advance:

                  $_________________

         C.       Type of Activity:

                  1.       Refunding                 [ ]
                  2.       Conversion                [ ]

         D.       Interest Rate:

                  1.       Prime-based Rate          [ ]
                  2.       Eurocurrency-based Rate   [ ]

         E.       Interest Period (for Eurocurrency-based Advances only):

                  1.       One (1) Month             [ ]
                  2.       Two (2) Months            [ ]
                  3.       Three (3) Months          [ ]

     Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.


                                           OLYMPIC STEEL, INC.


                                           By:________________________________

                                           Its:________________________________


                                       2